January 30, 1997

Mr. Roger Schwall
Assistant Director
Division of Corporate Finance
Securities and Exchange Commission
Washington, D.C.  20549
Mail Stop 3-7
                                                           Re:      PANACO, Inc.
                        Form S-1 filed December 19, 1996
                               Filed No. 333-18233

Dear Mr. Schwall:

         Filed herewith Is Pre-Effective Amendment No. 1 to the above captioned Registration Statement.

         Set forth below are our responses to the comments contained in your letter of January 23rd:

     Comment No. 1. The comment has been noted.

     Comment No. 2. The sentence appearing on page 58 has been deleted as it was inapplicable. There is no intention to create an offering to be made on a delayed or continuous basis under Rule 415.

     Comment No. 3. The reference in Footnote No. 4 to 30 days is a typographical error and has been corrected.

     Comment No. 4. We are advised by the Underwriter that they wish to reserve the right to include other underwriters in this Offering although none have as yet been named. Additional underwriters, if any, will be named in the final prospectus.

     Comment No. 5. The line item "Funds provided by operations" has been deleted.

     Comment No. 6. Nolan Securities Corporation has informed us that it has participated in numerous underwritten public offerings. Recently, Nolan Securities Corporation was the lead agent of the public offering of shares of common stock of Energy

Conversion Devices, Inc. and co-manager of a public offering of shares of MidCoast Energy Resources. In addition, over the past six years, Nolan Securities Corporation has served as a member of the selling group in numerous public offerings of securities. Consequently, Nolan Securities Corporation does not believe that it is appropriate to include a risk factor referring to the underwriter's inexperience.

     Comment No. 7. As noted below, the offering structure has been changed from "all or none" to a "minimum-maximum" best efforts underwriting. The requested risk factor has been provided.

     Comment No. 8. As we outlined to you in our discussion on the phone we do not feel that such a risk factor is appropriate. All of the Company's production is on the major pipelines serving the Gulf of Mexico. These pipelines present the best markets for products in the country and there are numerous potential purchasers on these pipelines that are available to the Company. It is a mere coincidence that such a high percentage of the Company's revenue was derived from sales to Tenneco Gas Marketing Company. Substitute purchasers could be found immediately should the company no longer sell to Tenneco Gas Marketing Company. These matters are discussed under "The Company Markets."

     Comment No. 9. The risk factors have been rearranged in order of materiality.

     Comment No. 10. A table has been added to the "Use of Proceeds" section.

     Comment No. 11. None of the proceeds will be used to discharge any short-term indebtedness as the Registrant does not have any material short-term indebtedness.

     Comment No. 12. No additional funds will be necessary to develop the properties acquired in the Amoco Acquisition other than the proceeds of this acquisition and funds provided by the Registrant's operations.

     Comment No. 13. The disclosure has been revised to provide that the Offering is being done on a minimum-maximum best efforts basis. As requested, we have prioritized the use of proceeds in the event that only the minimum offering is achieved.

     Comment No. 14. The $30,690,000 number was in error. It has been corrected in this filing.

     Comment No. 15. Separate columns have been added to the pro forma presentation to show the impact of the retirement of the debt.

     Comment No. 16. The pro forma balance sheet has been adjusted to include the number of Common Shares outstanding.

     Comment No. 17. The statements have been deleted.

     Comment No. 18. The notes to the pro forma presentation have been expanded to make it clear that the pro forma results of operations for 1995 did not contain activity for the Bayou Sorrel Field as it was purchased on December 28, 1995.

     Comment No. 19. All references to "cash flows from operations" and "cash flows" and per share figures relating thereto have been deleted.

     Comment No. 20. Disclosure has been added in Note number 1 to the pro formas to clarify that income tax expense is not included because of the Company's net operating loss carry forward.

     Comment No. 21. Disclosure has been added in Note number 1 to the pro formas to clarify that no pro forma adjustments to G&A expenses were required by virtue of the acquisition of the Amoco Properties. All of the Amoco Properties are operated by other parties and will not result in any increase in general and administrative expense.

     Comment No. 22. The interim 1996 pro forma statement of operations is for the nine months ended September 30, 1996. The Registrant has also changed the basis of presentation of the results of operations to assume that the transactions had occurred on January 1, 1995.

     Comment No. 23. The presentation has been revised to clarify that per share data is being presented on a weighted average shares outstanding basis.

     Comment No. 24. None of the information provided in this prospectus deals with capitalized cost on the Amoco Properties because such information was not provided by Amoco. The presentations throughout are only of revenues and direct operating expenses. Therefore, no adjustments are necessary for any differences in accounting methods.

     Comment No. 25. The pro forma presentation has been revised to reflect the $5 million deposit at September 30, 1996.

     Comment No. 26. Throughout the prospectus the disclosure has been revised to reflect that the Registrant received 477,612 shares of common stock of National Energy Group, Inc., which was valued at $2 million as of the closing date, November 22, 1996.

     Comment No. 27. The pro forma presentations for 1995 and 1996 have both been revised to assume that the transaction occurred January 1, 1995. The presentations have been based upon actual amounts of the transactions and current terms.

     Comment No. 28. The notes 2 and 3 have been expanded to provide the disclosure called for by your comment.

     Comment No. 29. We have included this disclosure in note 1, "Basis of

Presentation".

     Comment No. 30. In the notes to the pro forma presentations and elsewhere in the prospectus the language has been added to clarify that Bayou Sorrel was sold effective September 1, 1996 and that all that took place on November 22, 1996 was the closing of that transaction.

     Comment No. 31. An amended form 8-K for the Amoco Acquisition will be filed as soon as practicable.

     Comment No. 32. These changes have been made in "Management's Discussion and Analysis".

     Comment No. 33. The expanded disclosure on the reasons for the sale of the Bayou Sorrel Field and the impact of these properties on operations during the first nine months of 1996 have been included at the end of the section on "Results of Operations". We advise you supplementally that no gain or loss was recorded on the sale of the asset as management believes that a conservative estimate of the fair value of the Company's overriding royalty interest in the field is equal to its remaining net book value.

     Comment No. 34. The reason for the significant loss in fourth quarter 1995 has been explained in the paragraph dealing with 1995 "Net operating income
(loss)".

     Comment No. 35. This disclosure has been added.

     Comment No. 36. The paragraph has been expanded to explain that the loss of $.19 per share is comprised of an $.08 per share loss for second quarter and an $.11 per share loss for third quarter. The $.08 per share loss in second quarter includes the $500,000 expensed in connection with the explosion and fire. This is both the actual and accrued loss with respect to that event. No further losses are anticipated.

     Comment No. 37. The disclosure relating to the explosion and fire appearing under the caption "General" in the portion of "Management's Discussion and Analysis" dealing with the nine month period ended September 30, 1996 has been greatly expanded to cover all of the items highlighted in your comment. The passage of time has made it possible to clarify that the payments made by the insurance company are no longer advances, that there is no likelihood of any advances being returned to the insurance company, that all costs associated with the event have been paid and are known and that no further expenses will be recognized with this catastrophe, all such costs having been capitalized. It has also been made clear that all that remains now is to await the results of a suit against the company whose employees caused the incident.

     Comment No. 38. The paragraph on capital spending has been expanded to make it clear that $1.9 million was spent on repairing Tank Battery #3 and $4.5 million was spent on development activities. As explained immediately above, there is no longer any need for a discussion of advances by the insurance company. The monies received from the insurance company constitute payments that are not subject to repayment obligation. Throughout the prospectus disclosure on the subject of the fire has been rewritten to clarify events as they stand as of the date of this filing.

     Comment No. 39. In addition to the paragraph on capital expenditures, two new paragraphs have been added on cash flows from operations and investing activities.

     Comment No. 40. Further disclosure has been added to make it clear that the Company owns its own seismic processing equipment, and for the most part owns its seismic data.

     Comment No. 41. Language has been added to explain that Mr. Wonish has served as the Company's Vice President of Production.

     Comment No. 42. The Underwriter has informed us that it does not intend to establish an escrow account. It expects to close on at least the minimum offering amount of Common Shares in one closing although, if conditions warrant, it may sell Common Shares in excess of the minimum amount in more than one closing.

     Comment No. 43. The effects of the non-cash contributions have been accurately reflected in "Cash flows from operations", in future filings this item will be shown as a separate line.

     Comment No. 44. The statement in note 9 has been expanded to make it clear that the new options would have expired December 31, 1995 but they were exercised prior to that date.

     Comment No. 45. Prior language in footnote no.13 was unfortunate in that it implied that there would ultimately be a payment of monies by the Company to the Plaintiff in this lawsuit. This simply is not the case. The Company believes that is equally probable that the Company will recover on its counter claim. Therefore the footnote has been appropriately revised.

     Comment No. 46. Footnote 18 has been expanded to include the requested disclosure.

     Comment No. 47. This typographical error has been corrected.

     Comment No. 48. The statement has been appropriately revised.

     Comment No. 49. An additional footnote has been added to provide this disclosure.

     Comment No. 50. This pro forma income statement information has been added.

     Comment No. 51. This disclosure has been added to Footnote No. 2.

     Comment No. 52. What took place on November 22nd was merely the closing of the transaction. All burdens and benefits of ownership and risk of loss were transferred to the buyer effective September 1, 1996 and the operations of that field were included in the financials only through August 31, 1996. Disclosure has been added to Footnote 11 to make this clear. A letter of intent to sell the Bayou Sorrel Field to National Energy Group, Inc. was entered into on September 19, 1996.

     Comment No. 53. The requested revision has been made.

     Comment No. 54. The statement on page F-31 has been revised and a new note has been added on page F-32.

     Comment No. 55. As explained above in our response to Comment No. 37, the events of recent weeks have clarified some of the matters which gave rise to the wording in the prospectus as originally filed. Therefore this entire footnote has been revised and this disclosure throughout the prospectus has likewise been revised, to reflect circumstances as they now stand. Since at present there are no payments which would be classified as advances, SAB Topic (5Y) is not applicable.

     Comment No. 56. See response to Comment No. 55 above.

     Comment No. 57. Amoco did not provide us information with respect to capitalized cost for the years presented in this Statement of Revenues and Direct Operating Expenses. However since the presentation is only of revenues and operating expenses it would be the same under either of the accepted accounting methods.

     Comment No. 58. The interim financial information has been updated through September 30th.

     Comment No. 59. Mr. Barrett's professional engagement ended with the signing of his report on June 7, 1996. He was elected to the Board on September 4, 1996. According to our discussions with the AICPA, the Code of Conduct Section E-T191, Ruling #100, provides that Mr. Barrett's independence would not be impaired as long as his activities subsequent to his affiliation with the Registrant consist only of signing consents in connection with the filing of registration statements which contain financials previously reported on by him.

     Comment No. 60. Current consents have been included.

     Comment No. 61. The Registrant expresses the hope that this registration statement will be effective prior to February 15th so that this will not become an issue.

     Comment No. 62. The form 8-K for the sale of the Bayou Sorrel Field has been filed.

     Comment No. 63. All required amendments to the 1995 Form 10-K and the interim 1996 Form 10-Q's will be made as appropriate.

     Comment No. 64. This comment has been noted.

     Comment No. 65. These two interim Form 10-Qs will be appropriately amended to bring those presentations into conformity with the one contained in the form S-1.

     Comment No. 66. All references to probable and possible reserves, and the definitions thereof, have been removed from the prospectus.

         We hope that the foregoing and the amended Registration Statement fully respond to your comments. Please contact the undersigned, the Company's Chief Financial Officer, Todd Bart, or the Company's securities counsel, Robert T. Schendel (Phone 816- 421-3355, Fax 816-374-0509) if you have further questions or comments.

                                                     Sincerely,



                                                     H. James Maxwell, President

HJM/sls
enclosure


                              As filed with the Securities and Exchange Commission on January 30, 1997

                                                                                        Registration No. 333-18233
------------------------------------------------------------------------------------------------------------------------------------
                                                             UNITED STATES
                                                  SECURITIES AND EXCHANGE COMMISSION


                                                        Washington, D.C. 20549
                                                         ____________________
                                                              FORM S-1/A
                                                   Pre-Effective Amendment Number 1
                                        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                                             PANACO, Inc.
                                        (Exact name of registrant as specified in its charter)

         Delaware                                               1311                                         43-1593374
  (State or other jurisdiction of                      (Primary Standard Industrial                        (I.R.S.Employer
   incorporation or organization)                       Classification Code Number)                       Identification No.)

                                                    1050 West Blue Ridge Boulevard
                                                            PANACO Building
                                                   Kansas City, Missouri 64145-1216
                                                            (816) 942-6300
                                          (Address, including ZIP code, and telephone number,
                                   including area code, of registrant principal executive offices)
                                        ______________________________________________________

                                                              Copies to:
                  Steven H. Goodman, Esq.                                       Louis J. Bevilacqua, Esq.
                  Shughart Thomson & Kilroy, P.C.                               Cadwalader, Wickersham & Taft
                  Twelve Wyandotte Plaza                                        100 Maiden Lane
                  120 West 12th Street                                          New York, New York  10038
                  Kansas City, Missouri  64105

                               As soon as practicable after Effectiveness of this Registration Statement
                                   (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant
to Rule 415 under the Securities Act of 1933 check the following:   [ ]
If this form is filed to register  additional  securities  for an offering  pursuant to Rule 462(b) under the  Securities  Act, please check the following box and list the Securities Act registration  statement number of the earlier effective  registration statement for the same offering:  [ ]
If this form is a  post-effective  amendment  filed pursuant to Rule 462(c) under the Securities  Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [ ]
If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following: [ ]

                                                    Calculation of Registration Fee
---------------------------- ----------------- ------------------------- ------------------------- -------------------------
    Title of Each Class                            Proposed Maximum          Proposed Maximum
    of Securities to be        Amount to be            Offering                 Aggregate                 Amount of
        Registered            Registered (1)     Price per Share (2)          Offering Price          Registration Fees
---------------------------- ----------------- ------------------------- ------------------------- -------------------------
---------------------------- ----------------- ------------------------- ------------------------- -------------------------
     Common Stock, par          9,663,801
  value, $.01 per share.          Shares                $5.50                 $53,150,905.00              $16,106.33
---------------------------- ----------------- ------------------------- ------------------------- -------------------------
(1) Based upon the maximum number of shares that may be sold in the transactions described herein.
(2) Estimated in accordance with Rule 457(g) & (c).

                                                   ________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall be become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.




                                               CROSS-REFERENCE SHEET
                                     Pursuant to Item 501(b) of Regulation S-K

                                        Showing Location in Prospectus of
                                     Information Required by Items of Form S-1

Number and Caption                                                   Location in Prospectus

1.   Forepart of the Registration Statement
         and Outside Front Cover Page of
         Prospectus...........................................       Front Cover Page
2.   Inside Front and Outside Back Cover
         Pages of Prospectus..................................       Inside Front Cover Page; Other Matters
3.   Summary Information, Risk Factors and
         Ratio of Earnings to Fixed Charges...................       Prospectus Summary; Risk Factors
4.   Use of Proceeds..........................................       Use of Proceeds
5.   Determination of Offering Price..........................       Use of Proceeds
6.   Dilution.................................................       *
7.   Selling Security Holders.................................       Principal Shareholders; Selling Shareholders
8.   Plan of Distribution.....................................       Underwriting
9.   Description of Securities to be Registered...............       Front Cover Page; Description of
                       Capital Shares and Other Securities
10.  Interests of Named Experts and Counsel                          Legal Matters; Experts
11.  Information With Respect to the Registrant...............       Front Cover Page; Prospectus Summary;
                                                                     The Company; Selected Financial Data;
                                                                     Management's Discussion and Analysis of
                                                                     Financial Condition and Results of
                                                                     Operations; Management; Description of
                                                                     Capital Shares and Other Securities;  Index
                                                                     to Financial Statements
12.  Disclosure of Commission Position on
       Indemnification for Securities Act Liabilities.........       Other Matters



*Omitted because answer is not applicable or negative.



PROSPECTUS


                                                           [GRAPHIC OMITTED]


                                                        8,403,305 Common Shares
                                                          ___________________
         Of the up to 8,403,305  Common  Shares, par value $.01 per share (the Common Shares), offered  hereby (this  Offering),
6,000,000 Common Shares are being offered and sold by the Company and 2,403,305 are being sold directly by the Selling Shareholders.
See Selling Shareholders. The Company will not receive any proceeds from the sale of Common Shares by the Selling Shareholders.
         The Common Shares are traded on the NASDAQ  National Market under the symbol PANA. On January 29, 1997, the last reported sale price of the Common Shares was $4.875 per share. See Price Range of Common Shares.
         The Common  Shares  are being  offered  through  the  Underwriters  on a best  efforts  basis.  The Offering will terminate on , unless  extended  by the  Company  and the  Underwriters.  The  Offering  is  subject  to a minimum required purchase of 75% of the Common Shares offered hereby (6,302,479 shares).


 An investment in the Common Shares offered hereby involves a high degree of risk See Risk Factors beginning on page 5 for certain considerations relevant to an investment in the Common Shares.

                             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                                   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                                 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                                       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                                       ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


-------------------------------- ---------------------- ------------------- ------------------ ---------------------
                                                                                                 Proceeds to the
                                       Price to            Underwriting        Proceeds to           Selling
                                        Public             Discount (1)        Company(2)        Shareholders (3)
-------------------------------- ---------------------- ------------------- ------------------ ---------------------
Per Share .........              $                      $                   $                  $
-------------------------------- ---------------------- ------------------- ------------------ ---------------------
-------------------------------- ---------------------- ------------------- ------------------ ---------------------
Total Minimum (4) .....          $                      $                   $                  $
Total Maximum (5) ....           $                      $                   $                  $
-------------------------------- ---------------------- ------------------- ------------------ ---------------------
(1)      The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See Underwriting.
(2)      Before deducting expenses payable by the Company, estimated to be $       .
(3)      Before deducting expenses payable by the Selling Shareholders, estimated to be $         .
(4)      At least the minimum offering amount will be sold at a single closing, thus no escrow arrangements have  been   made  for
         investor funds.
(5)      The Company has granted the Underwriters a 45-day option to purchase up to an aggregate of 1,260,496 additional  Common
         Shares solely to cover over-allotments, if any. If such option is exercised in full, the
         total Price to Public, Underwriting Discount and Proceeds to Company will be $        , $          and $          ,
         respectively. See Underwriting.
                                                         ____________________


         The shares of Common  Shares are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and reject orders in whole or in part. It is expected that delivery of the shares of Common Shares offered hereby will be made in New York, New
York on or about            , 1997.

                                                     Nolan Securities Corporation

                                                 The date of this Prospectus is , 1997

IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, references in this Prospectus to the "Company" shall mean PANACO, Inc. and its predecessors. Unless otherwise noted herein, the information contained in this Prospectus assumes the Underwriters' over-allotment option will not be exercised. An investment in the Common Shares offered hereby involves a high degree of risk. Investors should carefully consider the information set forth under the heading "Risk Factors". See "Glossary of Selected Oil and Gas Terms" for the definitions of certain terms used in this Prospectus.

                                   The Company



     PANACO, INC. (the "Company") is a Delaware corporation, incorporated October 4, 1991. When used herein the word "Company" includes its predecessor Pan Petroleum MLP, which merged into the Company on September 1, 1992. The Company is in the oil and gas business, acquiring, developing and operating offshore oil and gas properties in the Gulf of Mexico. Including the recently acquired Amoco Properties (as defined herein) and excluding the Bayou Sorrel Field (as defined herein) which was recently sold, the Company owned oil and gas properties containing, as of November 1, 1996, Proved Reserves of 2,920,000 Bbls of oil and 64,925,000 Mcf of gas. The SEC 10 Value of such Proved Reserves as of November 1, 1996 was $128,092,000. See "Risk Factors - Estimates of Reserves and Future Net Revenue." The Company operates 52 offshore wells and owns interests in 71 offshore wells operated by others. It operates nine of the twenty-five offshore blocks in which it owns an interest. In addition the Company owns and operates some onshore properties which generate less than 3% of its revenues. For a description of the properties owned and the activities conducted by the Company, see "The Company" and "Property."


     Common Shares are quoted on the NASDAQ-National Market under the symbol "PANA".

     The Company's Board of Directors consists of nine persons, three of which are employees of the Company. See "Management - Officers and Directors."

     The Company's headquarters are located at 1050 West Blue Ridge Boulevard, PANACO Building, Kansas City, Missouri 64145-1216, and its telephone number at such offices is (816)942-6300, FAX (816) 942-6305. The Houston office is located at 1100 Louisiana, Suite 5110, Houston, Texas 77002-5220, and the telephone number is (713) 652-5110, FAX (713) 651-0928.

                                Business Strategy

     The Company's objective is to enhance shareholder value through sustained growth in its reserve base, production levels and resulting cash flows from operations. In pursuing this objective, the Company maintains a geographic focus in the Gulf of Mexico and identifies properties that may be acquired preferably through negotiated transactions or, if necessary, sealed bid transactions. The properties the Company seeks to acquire generally are geologically complex, with multiple reservoirs, have an established production history and are candidates for exploitation. Geologically complex fields with multiple reservoirs are fields in which there are multiple reservoirs at different depths and wells which penetrate more than one reservoir that have the potential for recompletion in more than one reservoir. Once properties are acquired, the Company focuses on reducing operating costs and implementing production enhancements through the application of technologically advanced production and recompletion techniques. Over the past five years, the Company has taken advantage of opportunities to acquire interests in a number of producing properties which fit these criteria.

                               Recent Developments

Amoco Acquisition


     On October 8, 1996, the Company closed on its acquisition of interests in six offshore fields from Amoco Production Company for $40.4 million (the "Amoco Acquisition"). In consideration for such interests, the Company issued Amoco 2,000,000 Common Shares and paid the sum of $32 million in cash. The interests acquired include (1) a 33.3% working interest in the East Breaks 160 Field (2 Blocks) and a 33.3% interest in the High Island 302 Field, both operated by Unocal Corporation; (2) an average 50% interest in the High Island 309 Field (2 Blocks), a 12% interest in the High Island 330 Field (3 Blocks) and a 12% interest in the High Island 474 Field (4 Blocks), all operated by Phillips Petroleum Company; and (3) a 12.5% interest in the West Cameron 180 Field (1 Block) operated by Texaco (collectively the "Amoco Properties"). Current production, for the interests acquired, is 698 barrels of oil per day and 13.4 MMcf of natural gas per day. See "Amoco Acquisition."


Explosion and Fire


     The Company experienced an explosion and fire on April 24, 1996 at Tank Battery #3 in West Delta resulting in the fields being shut-in from April 24th, until resumption of production on October 7, 1996. The loss of 67 days of production in the second quarter and the entire third quarter resulted in lost revenues of approximately $6 million. The fire was the principal contributor to the losses of $.08 per share for the second quarter of 1996 and $.11 per share for the third quarter of 1996. During the second quarter the Company expensed $500,000 for its loss as a result of this explosion. No further losses have been recognized or are anticipated. This $500,000 amount included $225,000 in deductibles under the Company's insurance.

     The Company has spent $8.5 million on Tank Battery #3 inclusive of the $500,000 expensed during second quarter and has received reimbursement from its insurance company of $3.9 million, after satisfaction of the $225,000 in deductibles. The excess of expenditures over insurance reimbursement will be capitalized. No additional expenditures have been made or are anticipated. The Company is considering filing suits against the employers of the persons who caused the incidents for recovery of these costs and its lost profits. No assurance can be given that the Company will successfully recover any amounts sought in any such suits.


Sale of Bayou Sorrel


          Effective September 1, 1996 the Company sold its interest in the Bayou Sorrel oil and gas field ( the "Bayou Sorrel Field") to National Energy Group, Inc. for $11 million. The Company received $9 million in cash and 477,612 shares of National Energy Group, Inc. common stock, which were valued at $2 million as of the closing date . The Company also retained a 3% overriding royalty interest in the deep rights of the field below 11,000 feet.


                                  The Offering


Common Shares offered by the Company................................. 4,500,000 shares minimum (a)
                                                                      6,000,000 shares maximum (a)

Common Shares offered by the Selling Shareholders...............      1,802,479 shares minimum
                                                                      2,403,305 shares maximum

Common Shares offered hereby......................................... 6,302,479 shares minimum (a)
                                                                      8,403,305 shares maximum (a)

Common Shares to be outstanding after this Offering...............   18,850,255 shares minimum (a)(b)
                                                                     20,350,255 shares maximum (a)(b)


                                                         3




Use of Proceeds......................................................For repayment of existing long term debt, development of existing oil and gas
                                                                     properties and acquisition of additional oil
                                                                     and gas properties.

NASDAQ National Market Symbol........................................PANA..


(a) Exclusive of the Underwriters' Over-Allotment Option of 1,260,496 shares. If less than the maximum number of Common Shares offered hereby are sold, then the individual number of shares offered by Company and the Selling Shareholders shall be reduced pro-rata, but in no event below the aggregate minimum offering amount.
(b) Excludes 289,365 Common Shares issuable upon the exercise of outstanding warrants, 2,060,606 issuable upon the conversion of the Tranche A Convertible Subordinated Notes, and up to 600,000 Common Shares which would be issuable upon the exercise of warrants to be issued to the Underwriters should all of the Common Shares offered hereby be sold (726,050, assuming of the Underwriters' Over- Allotment Option is exercised in full).


                             Summary Financial Data


     The following table sets forth summaries of certain selected historical financial and reserve information for the Company as of the dates and for the periods indicated. Effective December 31, 1995, the Company changed its method of accounting for oil and gas operations from the full cost method to the successful efforts method. Prior periods have been restated to give effect to this change. Future results may vary significantly from the amounts reflected in the information set forth hereafter because of, among other reasons, normal production declines, acquisitions, and changes in the price of oil and gas. See "Risk Factors - Estimates of Reserves and Future Net Revenues" and "Risk Factors
- General Market Conditions."


                                  As of and For the Nine Months                As of and For the Year
                                      Ended September 30,                         Ended December 31,
                                          (unaudited)

                                        1996(a)        1995             1995            1994              1993
Operations Data
Oil & Gas Sales...............   $    13,257,000    13,660,000      18,447,000       17,338,000        12,605,000
Exploration Expenses..........          0            2,174,000       8,112,000         0                 0
Provision for losses and
(gains) on disposition of
and write-down of asset.......          0             0                751,000        1,202,000         3,824,000
Depletion, depreciation &
        amortization..........         4,981,000     6,277,000       8,064,000        6,038,000         4,288,000
Net income (loss).............         (618,000)   (2,492,000)     (9,290,000)        1,115,000       (3,986,000)
Net Income (loss) per share               (0.05)         (.21)           (.81)              .11             (.53)

Balance Sheet Data
Oil and gas properties, net...   $    20,489,000     21,515,000     29,485,000       23,945,000        19,183,000
Total assets..................        44,444,000     26,795,000     36,169,000       29,095,000        24,432,000
Long-term debt................        25,137,000      8,865,000     22,390,000       12,500,000        12,465,000
Stockholders' equity..........        10,498,000     15,335,000      9,174,000       14,882,000         8,744,000
Book value per share..........   $           .85           1.38            .80             1.46              1.07

Oil and Gas Data
Production:
Oil and condensates (Bbls).......        203,000        122,000        170,000          137,000           180,000
Gas (Mcf).....................         4,590,000      7,578,000      9,850,000        8,139,000         5,586,000


                                                         4




Estimated Proved
      Reserves:
Oil and condensates (Bbls)(c)....      2,920,000       ---             900,000          943,000           745,000
Gas (Mcf)(c)..................        64,925,000       ---          46,711,000       41,582,000        43,696,000
SEC 10 Value(c)..................$   128,092,000       ---          72,432,000       47,159,000        58,185,000

(a) Results for the period ended September 30, 1996, were substantially affected by the explosion and fire. See "Recent Explosion and Fire". Such results include the results of operations through August 31 for the Bayou Sorrel Field, which the Company sold effective September 1. (b) Funds provided by operations is revenues less lease operating expenses and production and ad valorem taxes. (c) Reserve information was not prepared as of September 30, 1996 and 1995.
Information shown is from a reserve report prepared by the Company as of November 1, 1996, which includes the recent effect of the Amoco Acquisition and excludes the Bayou Sorrel Field, which was recently sold. No reserve reports were prepared as of November 1, 1996 by independent petroleum engineers. The reserve information for the years ended December 31, 1995, 1994 and 1993 was derived by the Company from reports prepared by the Company's independent petroleum engineers. See "Risk Factors - Estimates of Reserves and Future Net Reserves."

                                  RISK FACTORS

      Prospective investors should carefully read this entire document and should give particular attention to the following risk factors.

General Market Conditions


       Revenues generated from the oil and gas operations of the Company are highly dependent on the future prices of and demand for oil and gas. Various factors beyond the control of the Company affect prices of oil, gas, and natural gas liquids, including the worldwide supply of oil and gas, the ability of the members of OPEC to agree to and maintain production controls, political instability or armed conflict in oil-producing regions, the price of foreign imports, the levels of consumer demand, the price and availability of alternative fuels and changes in existing regulation. Prices for oil, gas, and natural gas liquids have fluctuated greatly during the past few years, and markets for oil, natural gas, and natural gas liquids continue to be volatile. The currently unsettled energy markets make it particularly difficult to estimate future prices of oil, natural gas, and natural gas liquids, and any assumptions about future prices may prove incorrect. In addition, demand for natural gas and fuel oil can fluctuate significantly with seasonal and annual variations in weather patterns because those products are used in large part as heating fuels. See "Risk Factors - Estimates of Reserves and Future Net Revenues" and "The Company - Competition, Markets, Seasonality and Regulation".


Historical Operating Losses


      The Company has sustained losses in two of the past three years, 1993 and 1995. No assurance may be given that the Company will be profitable in the future. The Company sustained losses in 1993 and 1995 primarily as a result of an accounting change in 1995 that required property write-downs in both years and expensing of three unsuccessful exploratory wells in 1995. On April 24, 1996, the Company experienced an explosion and fire at its West Delta Tank Battery #3 which has been the primary factor in the Company's loss through September 30, 1996 of $.05 per share. As such, the Company can not assure a profit will result for the year ended December 31, 1996. Due to the change in accounting method, any future unsuccessful exploratory wells, as well as adverse events beyond management's control, such as the fire, could also result in losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto included elsewhere herein.

Risks of Development, Exploration, and Other Activities

       The Company engages in exploration activities on Undeveloped Acreage, drills development wells, and reworks and recompletes wells on the properties it owns as well as on properties it may acquire, and anticipates that it will expend a significant portion of its net cash flow for those activities. See "The Company - Acquisition, Development and Other Activities." Those activities involve a significant degree of risk. For example, the drilling of exploratory and development wells involves risks such as encountering unusual or unexpected formations, pressures, and other conditions that could result in the Company incurring substantial losses. In addition, all drilling is subject to the risk of dry holes or a failure to produce oil or gas in commercial quantities. The degree of risk will vary depending on the geological features of the area.

Other Operating Risks


       The Company is also subject to all the operating hazards and risks normally incident to drilling for or producing, processing and transporting oil and gas, including blowouts, pollution, and fires, each of which could result in damage to or destruction of oil and gas wells, producing formations, production platforms, pipeline, or processing plants, or persons or other property. Although the Company maintains insurance coverage that is similar to that maintained by comparable companies in the oil and gas industry, there can be no assurance that the coverage will be adequate to insure fully against all risks.


Replacement of Reserves

       In general, the volume of production from natural gas and oil properties declines as reserves are depleted. Except to the extent the Company acquires properties containing proved reserves or conducts successful development and exploration activities, or both, the proved reserves of the Company will decline as reserves are produced. The Company's future natural gas and oil production is, therefore, highly dependent upon its level of success in finding or acquiring additional reserves. The business of exploring for, developing or acquiring reserves is capital intensive. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, the Company's ability to make the necessary capital investments to maintain or expand its asset base of natural gas and oil reserves could be impaired. In addition, there can be no assurance that the Company's future development, acquisition and exploration activities will result in additional proved reserves or that the Company will be able to drill productive wells at acceptable costs.

Estimates of Reserves and Future Net Revenues

      Numerous uncertainties exist in estimating quantities of Proved Reserves and future net revenues. Oil and gas engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured exactly. The accuracy of any reserve estimate is a result of the quality of available geologic and engineering data, geological interpretation, and judgment. Actual results of drilling, testing, and production after the date of an estimate may indicate the need to revise the estimate. In addition, the prices used affect the calculation of quantities of reserves and future net revenues. A higher price can generally result in a longer estimated economic life for reserves and can increase estimated future net revenues because both the estimated reserves are larger and the price per reserve unit (Bbl or Mcf) is higher. Reserve reports as of November 1, 1996 were prepared by the Company. Reserve information for the years ended December 31, 1995, 1994 and 1993 was derived by the Company from reports prepared by the Company's independent petroleum engineers.

      SEC 10 Values presented in certain disclosures of reserves and the present value of estimated future net revenues represent a reporting convention adopted by the SEC that uses prices at the date of the reserve presentation and a 10% discount rate. While SEC 10 Values provide a common basis for comparing oil and gas companies subject to the rules and regulations of the SEC, the use of prices on the presentation date may not represent the prices ordinarily received or that will be received for oil and gas because of seasonal price fluctuations or other varying market conditions. SEC 10 Values are not necessarily indicative of future results of operations. Accordingly, reserve estimates set forth herein may be materially different from the quantities of oil and gas that are ultimately recovered, and estimates of future net revenues may also be materially different from the net revenues that are ultimately received.

Environmental Risks

       The discharge of oil, gas, or other pollutants into the air, soil, or water may give rise to liability to the government or third parties and may require the Company to incur costs to remedy the discharge. Oil or gas may be discharged in many ways, including from a well or drilling equipment at a drill site, leakage from pipelines or other gathering and transportation facilities, leakage from storage tanks, and sudden discharges from damage or explosion at processing plants or oil or gas wells. Hydrocarbons tend to degrade slowly in soil and water, which makes remediation costly, and discharged hydrocarbons may migrate through soil to water supplies or adjoining property, giving rise to additional liabilities. A variety of federal and state laws and regulations govern the environmental aspects of oil and gas production, transportation, and processing and may, in addition to other law, impose liability in the event of discharges (whether or not accidental), a failure to notify the proper authorities of a discharge, and other noncompliance with those laws. The Company has both an offshore Regional Spill Response Plan (RSRP) and onshore Spill Prevention Control Countermeasure Plans (SPCC). Environmental laws may also affect the costs of the Company's acquisitions of oil and gas properties.

      The Company does not believe that its environmental risks are materially different from those of comparable companies in the oil and gas industry. Nevertheless, no assurance can be given that environmental laws will not, in the future, result in a curtailment of production or processing or a material increase in the costs of production, development, or exploration or otherwise adversely affect the Company's operations and financial condition. Pollution and similar environmental risks generally are not fully insurable.

Acquisitions

        Although acquisitions of oil and gas properties with Proved Reserves involve less risk than is inherent in exploratory or developmental drilling, the criteria on which decisions to acquire properties are usually based (such as the estimates of reserve quantities and the projections of future rates of production, future development and production costs, and prices to be received on sale) may prove to be incorrect, and consequently adversely affect the profitability of an acquisition. The Company intends to continue acquiring oil and gas properties. Although the Company performs a review of the properties to be acquired that it believes is consistent with industry practices, such reviews are inherently incomplete. Generally, it is not feasible to review in-depth every individual property involved in each acquisition. Ordinarily, the Company will focus its review efforts on the higher-valued properties and will sample the remainder. However, even an in-depth review of all properties and records may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections may not always be performed on every facility, and environmental problems are not necessarily observable even when an inspection is undertaken. Furthermore, the Company must rely on information, including financial, operating and geological information, provided by the seller of the properties without being able to verify fully all such information and without the benefit of knowing the history of operations of all such properties.

Dependence On Key Personnel

        The success of the Company will depend almost entirely upon the ability of a small group of key executives to manage the business of the Company. Should one or more of these executives leave the Company or become unable to perform his duties, no assurance can be given that the Company will be able to attract competent new management. The key executives do not have employment contracts and the Company does not have "key man" life insurance.

Future Issuances of Shares


      Of the 40,000,000 Common Shares authorized, 14,350,255 are presently issued, leaving 25,649,745 shares which may be issued without further approval from the shareholders. If the Company issues additional

Common Shares or preferred shares, the interest in the assets, liabilities, cash flows, and results of operations of the Company represented by the Common Shares may be diluted. Additional issuances may occur for many reasons, including pursuant to the Company's Long-Term Incentive Plan described in "Management - Other Compensation Arrangements - Long-Term Incentive Plan." As of the date hereof there are outstanding warrants to acquire 289,365 Common Shares, exercisable at prices per share ranging from $2.00 to $2.375. In connection with this Offering the Underwriters will receive warrants to acquire up to 600,000 Common Shares (726,050 assuming the Underwriter's Over-Allotment Option is exercised in full) at the price at which Common Shares are sold hereunder, which warrants are exercisable any time within two years of the date of this Prospectus. The exercise of such warrants would likely occur primarily when the exercise prices are below the then current market prices. After the expiration of 180 days following the conclusion of this offering, the Tranche A Convertible Subordinated Notes are convertible into 2,060,606 Common Shares, at $4.125 per share.


Hedging of Production


      The Company's lenders have generally required it to reduce its exposure to the volatility of crude oil and natural gas prices by hedging a portion of its production. In a typical hedge transaction, the Company will have the right to receive from the counter party to the hedge, the excess of the fixed price specified in the hedge over a floating price. If the floating price exceeds the fixed price, the Company is required to pay the counter party all or a portion of this difference multiplied by the quantity hedged, regardless of whether the Company has sufficient production to cover the quantities specified in the hedge. Significant reductions in production at times when the floating price exceeds the fixed price could require the Company to make payments under the hedge agreements even though such payments are not offset by sales of production. However, the Company hedges up to, but not more than, 50% of its anticipated production. Hedging will also prevent the Company from receiving the full advantage of increases in crude oil or natural gas prices above the fixed amount specified in the hedge.


Governmental Regulation

        The Company's business is subject to certain federal, state and local laws and regulations relating to the exploration for and development and production of oil and gas, as well as environmental and safety matters. Such laws and regulations have generally become more stringent in recent years, often imposing greater liability on a larger number of potentially responsible parties. Because the requirements imposed by such laws and regulations are frequently changed, the Company is unable to predict the ultimate cost of compliance with such requirements and their effect on the Company. See "The Company - Competition, Markets, Seasonality and Regulation".

Large Shareholders


      Richard A. Kayne controls four of the six lenders who invested through Kayne, Anderson Investment Management, Inc. with respect to the 1993
Subordinated Notes (the "1993 Subordinated Notes"). These four lenders own 694,047 of the 816,526 shares acquired upon exercise of warrants held by the six lenders. Mr. Kayne also controls five of the eight lenders on the 1996 Tranche A Convertible Subordinated Notes (the "1996 Tranche A Convertible Subordinated Notes"), which lenders could acquire 1,466,667 of the 2,060,606 shares issuable upon conversion of such Notes. See "The Company - Funding of Business Activities
- Borrowings and Obligations," for information with respect to these transactions. Carl C. Icahn controls High River Limited Partnership which owns 1,095,000 shares. Because of the substantial holdings of these shareholders, they may be able to influence the outcome of votes on various matters, including the election of directors, extraordinary corporate transactions, and certain business combinations. See "Principal Shareholders".


Anti-takeover Provisions

      Documents governing the Company's affairs provide for or contain several procedures, provisions, and plans designed to reduce the likelihood of a change in the management or voting control of the Company without the consent of the then incumbent Board of Directors, including a classified Board of Directors, "fair price" provisions, the ability of the Board of Directors to issue classes or series of preferred shares, restrictions on the ability of shareholders to call meetings and propose business at meetings of the common shareholders, restrictions on the ability of shareholders to approve actions or proposals by written consent rather than at meetings and acceleration of vesting provisions in stock award and option plans upon a change in control. These provisions may have the effect of reducing interest in the Company as a potential acquisition target or encouraging persons considering an acquisition or takeover of the Company to negotiate with the Company's Board of Directors rather than pursue non-negotiated acquisition or takeover attempts, although no assurance can be given that they will have that effect.

      In 1995, the Company adopted a Shareholder Right Plan which may have the effect of discouraging non-negotiated takeover attempts.

      In addition, the Company chose to be governed by Section 203 of the Delaware General Corporation Law, which prohibits business combination between the Company and any interested shareholder of the Company for a period of three years following the date on which that shareholder became an owner of 15% or more of the outstanding voting shares of the Company unless certain statutory exceptions are satisfied. Section 203 may also have the effect of discouraging non-negotiated takeover attempts.

      For a discussion of documents and provisions with potential anti-takeover effects, see "The Company Funding of Business Activities - Borrowings and Obligations," "Management - Long-Term Incentive Plan," "Description of Capital Shares and Other Securities - Certain Anti-takeover Provisions," and "Description of Capital Shares and Other Securities - Shareholder Rights Plan."

Best Efforts Offering



      The Underwriters will be offering the Common Shares on a best efforts basis. Consequently, there is no assurance that all or any of the Common Shares offered hereby will be sold in the Offering. See "Use of Proceeds".


                                 USE OF PROCEEDS


      The net proceeds to be received by the Company from the sale of all of the 6,000,000 Common Shares offered hereby (assuming an offering price of $4.875 (per share) are estimated to be approximately $27,203,000 ($32,917,000 if the Over-Allotment Option is exercised in full) after deducting the anticipated underwriting discount and estimated offering expenses. The Offering is being made on a "best efforts basis", subject to a minimum sale of 6,302,479 of the Common Shares offered hereby. See "Underwriting". The Company intends to utilize the net proceeds of the minimum and maximum offering as follows:

                                                              Maximum                         Minimum
                                                  Approximate                       Approximate
                                                    Dollar       Approximate         Dollar      Approximate
                                                    Amount (a)   Percentage          Amount (a)   Percentage



Repay Tranche B Bridge Loan (b)                $   8,500,000        31.2%       $    8,500,000      41.7%
Repay 1993 Subordinated Notes (c)                  5,000,000        18.4%                 -0-        -0-
Development of Properties (d)                     10,500,000        38.6%           10,500,000       51.5%
General Corporate Purposes (e)                     3,203,000        11.8%            1,402,000        6.8%
                                               $  27,203,000       100.0%       $   20,402,000      100.0%


(a) The amount set forth with respect to each purpose represents the Company's current estimate of the approximate amount of the net proceeds that will be used for such purpose. However, the Company reserves the right to change the amount of such net proceeds that will be used for any purpose to the extent that management determines that such change is advisable. Consequently, management of the Company will have broad discretion in determining the manner in which the net proceeds of the Offering are applied.

(b) The Company intends to prepay $8.5 million of the Tranche B Bridge Loan Subordinated Notes of October 8, 1996, which carry an interest rate of 12% until August 8, 1997 (14% thereafter), are due October 8, 2003, and are prepayable at any time. These funds were borrowed in connection with the Amoco Acquisition.


(c) If the maximum number of Common Shares offered hereby are sold, the Company may also use $5 million to repay the 1993 Subordinated Notes, which carry an interest rate of 12% (due December 31, 1999), and are repayable at any time. These borrowings were made to finance development activities.


(d) Proceeds of this offering will be used to develop the properties acquired in the Amoco Acquisition, particularly High Island 474, 309, and 330 Fields.

(e) The remaining net proceeds will be used for general corporate purposes, including further development of properties owned by the Company in the Gulf of Mexico, and for further acquisitions of properties in the Gulf of Mexico deemed appropriate by management. Although the Company actively reviews oil and gas acquisition candidates, it has not identified any specific acquisitions at this time, and no assurances can be made that the Company will be able to identify and consummate acquisitions that it deems suitable.

      The   additional   net  proceeds   received   from  the  exercise  of  the
Overallotment Option, if any, will be used for general corporate purposes.


                                 CAPITALIZATION


      The following table sets forth the consolidated capitalization of the Company at November 30, 1996, and as adjusted to reflect the issuance of the Common Shares offered by the Company hereby at an assumed price of $4.875 per share and the application of the net proceeds therefrom as described in "Use of Proceeds". This table should be read in conjunction with the consolidated financial statements of the Company, including the notes thereto, contained elsewhere in this Prospectus.


                                                              Minimum                          Maximum
                                                         November 30, 1996                November 30, 1996
                                                       (amounts in thousands)          (amounts in thousands)
                                                        Actual      As Adjusted          Actual As Adjusted
Long-term debt (less current maturities)            $   49,500    $    41,000      $   49,500    $      36,000
Stockholders' Equity:
      Preferred shares, $.01 par value,
       5,000,000  shares authorized;
      none issued or outstanding                           ---            ---             ---              ---
      Common Shares, $.01 par value,
      40,000,000 shares authorized;
      14,350,255 shares issued and
      outstanding (18,850,255 and
      20,350,255 as adjusted)(1)(2)                        144            189             144              204
      Additional paid-in capital                        31,490         51,847          31,490           58,633
      Retained Earnings (deficit)                      (13,572)       (13,572)        (13,572)        ( 13,572)
              Total Stockholders' Equity                18,062         38,464          18,062           45,265
      Total capitalization                          $   67,562    $    79,464        $ 67,562   $       81,265



(1) Excludes 289,365 Common Shares issuable upon the exercise of outstanding warrants, 2,060,606 issuable upon the conversion of the Tranche A Convertible Subordinated Notes, and up to 600,000 Common Shares which would be issuable upon the exercise of warrants to be issued to the Underwriters should all of the Common Shares offered hereby be sold, (726,050 assuming the Underwriters' Over-Allotment Option is exercised in full).

(2)   Exclusive of the Underwriters' Over-Allotment Option of 1,260,496 Shares.

                          PRICE RANGE OF COMMON SHARES


      The Common Shares are quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") - National Market, under the symbol "PANA". They commenced trading September 21, 1989. The following table sets forth, for the periods indicated, the high and low closing bid for the Common Shares.


                                      1994

      1st Quarter        2nd Quarter       3rd Quarter       4th Quarter
High     3 5/8             4 3/8             4 5/8              4 1/4
Low      2 9/16            2 15/16           3 1/2              3 5/8

                                      1995

     1st Quarter         2nd Quarter       3rd Quarter       4th Quarter
High     4 5/16             4 7/8            5  5/16              5
Low      3 5/8              4                4  1/8               4
                                      1996

     1st Quarter         2nd Quarter       3rd Quarter       4th Quarter
High     5                  4 1/2            6                  6 3/8
Low      3 7/16             3 11/16          3 3/8              4 3/8


         On January 29, 1997, the last sale price of the Common Shares as reported on the NASDAQ- NM was $4.875 per share. There are approximately 6,000 shareholders of the Common Shares.


                                 DIVIDEND POLICY

         The Company has not paid any cash dividends on the Common Shares. The Delaware General Corporation Law, to which the Company is subject, permits the Company to pay dividends only out of its capital surplus (the excess of net assets over the aggregate par value of all outstanding capital shares) or out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. The Bank Facility and the Subordinated Notes require the consent of the lenders to any dividends or distributions by the Company and to any purchases by the Company of Common Shares. The Company retains its earnings and cash flow to finance the expansion and development of its business and currently does not intend to pay dividends on the Common Shares. Any future payments of dividends will depend on, among other factors, the earnings, cash flow, financial condition, and capital requirements of the Company.

                         PRO FORMA FINANCIAL INFORMATION


         On October 8,1996, the Company closed its acquisition of interests in thirteen offshore blocks comprising six fields in the Gulf of Mexico from Amoco Production Company. Proved reserves, net to the interests acquired, as of September 1, 1996 , the effective date of the Amoco Acquisition, were 1,953,000 barrels of oil and condensate and 28.6 Bcf of natural gas, based upon internal reserve reports prepared by the Company. The purchase price for the assets acquired in this transaction was $40.4 million, paid by the issuance of 2,000,000 Common Shares and by payment to Amoco of $32 million in cash. Concurrently with this transaction the Company entered into a new Bank Facility with First Union National Bank of North Carolina and Banque Paribas under which its reducing revolving loan was increased to $40 million, with an initial borrowing base (credit limit) of $35 million. In addition to that facility, the Company borrowed $17 million pursuant to the Tranche A Convertible and the Tranche B Bridge Loan Subordinated Notes, provided by lenders investing through Kayne, Anderson Investment Management, Inc.

         On July 26, 1995, the Company completed the acquisition of all of the offshore oil and gas properties in the Gulf of Mexico owned by Zapata Exploration Company, the "Zapata Properties." Proved reserves at December 31, 1994 attributable to the oil and gas interests acquired, net to the Company's interest, were 308,000 barrels of oil and 27.8 Bcf of natural gas, based upon a rolling forward of reserve reports of Zapata's independent petroleum engineers as of October 1, 1994. The purchase price for the Zapata properties and a related receivable of $174,000 ($84,000 at December 31, 1995) was $2,748,000 in cash and an obligation to pay a production payment to Zapata based on future production. See "Properties - Zapata Properties."


         On November 22, 1996, the Company closed its sale of the Bayou Sorrel Field to National Energy Group, Inc. for a sales price of $11 million, consisting of $9 million in cash and 477,612 shares of National Energy Group, Inc. common stock, which were valued at $2 million as of the closing date. Because the sale was effective September 1, September revenues and expenses of the Bayou Sorrel Field are not included in the Statement of Income for the Nine Months Ended September 30, 1996.

         The Company intends to prepay $13.5 million of its Long-Term Debt with a portion of the proceeds from this Offering, assuming all shares offered are sold. The Company intends to prepay the $5 million 1993 Kayne, Anderson Subordinated Notes and $8.5 million of the Tranche B Bridge Loan Subordinated Notes, both of which carry an interest rate of 12%.


         Effective December 31, 1995, the Company changed its method of accounting for oil and gas operations from the full cost method to the successful efforts method. The information provided in the Pro Forma Financial Statements reflects this change.

                                  PANACO, Inc.

                        Pro Forma Combined Balance Sheet
                            As of September 30, 1996
                (Amounts in thousands except number of shares )
                                  (Unaudited)

                                                                  Amoco                   Bayou
                                                 PANACO, Inc.  Properties                Sorrel               Prepayment
                                                    As of       Pro Forma  PANACO, Inc. Pro Forma PANACO, Inc. of Long- PANACO, Inc.
 ASSETS                                            9/30/96     Adjustments  Pro Forma  Adjustments  Pro Forma  Term Debt  Pro Forma
                                                   (Note 1)     (Note 2)     Combined   (Note 3)    Combined   (Note 4)   Combined
CURRENT ASSETS
      Cash and cash equivalents                      $766                      $766                    $766                  $766
      Accounts receivable                           4,435                     4,435                   4,435                 4,435
      Accounts receivable - sale of                                               0                       0                     0
           Bayou Sorrel Field                      11,152                    11,152    (11,152)           0        0            0
      Prepaid expenses                                359                       359                     359                   359
      National Energy Group Common Stock                0                         0      2,000        2,000        0        2,000
           Total Current Assets                    16,712                    16,712                   7,560                 7,560

OIL AND GAS PROPERTIES, AS DETERMINED BY THE
SUCCESSFUL EFFORTS METHOD OF ACCOUNTING
      Oil and gas properties                       98,015       40,400      138,415                 138,415               138,415
      Less: accumulated depreciation, depletion
      and amortization                           (77,526)                  (77,526)                (77,526)              (77,526)
           Net Oil and Gas Properties              20,489                    60,889                  60,889                60,889

PROPERTY, PLANT AND EQUIPMENT (net)                   126                       126                     126                   126

OTHER ASSETS
      Earnest deposit - Amoco acquisition           5,000      (5,000)            0                       0                     0
      Restricted deposits                           1,733                     1,733                   1,733                 1,733
      Other                                           384                       384                     384                   384
           Total Other Assets                       7,117                     2,117                   2,117                 2,117

TOTAL ASSETS                                      $44,444                   $79,844                 $70,692               $70,692

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable                             $8,809                    $8,809                  $8,809                $8,809
      Current portion of long-term debt                 0                         0                       0                     0
           Total Current Liabilities                8,809                     8,809                   8,809                 8,809

LONG-TERM DEBT                                     25,137       27,000       52,137    (9,152)       42,985    (13,500)    29,485

STOCKHOLDERS' EQUITY
      Preferred stock, ($.01 par value, 5,000,000
 shares authorized and no shares issued and
 outstanding)                                           0                         0                       0                     0
      Common stock, ($.01 par value, 40,000,000
 shares authorized and 17,327,922 issued and
 outstanding)                                         123           20          143                     143        28         171
      Additional paid-in capital                   23,090        8,380       31,470                  31,470    13,472      44,942
      Retained earnings (deficit)                 (12,715)           0      (12,715)                (12,715)              (12,715)
           Total Stockholders' equity              10,498       18,898       18,898                  32,398

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $44,444      $79,844      $70,692                 $70,692

 The accompanying notes to pro forma financial statements are an integral part of this statement
                                       13


                                  PANACO, INC.
              Pro Forma Combined Statement of Income (Operations)
                  For the Nine Months Ended September 30, 1996
                  (Amounts in thousands except per share data)
                                  (Unaudited)

                                                                 Amoco                  Bayou
                                                              Properties               Sorrel                Prepayment
                                                               Pro Forma PANACO, Inc.  Pro Forma PANACO, Inc.  of Long- PANACO, Inc.
                                                      Amoco   Adjustments Pro Forma   Adjustments Pro Forma   Term Debt  Pro Forma
                                        PANACO, Inc. roperties  (Note 2)   Combined    (Note 3)    Combined    (Note 4)   Combined
REVENUES
      Oil and gas revenue                  $13,257     $11,135         $0    $24,392    ($2,010)     $22,382         $0     $22,382

COSTS AND EXPENSES
      Lease operating                        6,049       3,158        108      9,315       (733)       8,582          0       8,582
      Depreciation, depletion and
      amortization                           4,981           0      5,655     10,636       (888)       9,748          0       9,748
      Exploration expenses                       0           0          0          0           0           0          0           0
      Provision for losses and (gains)
          on disposition and write-down
          of assets                            (4)           0          0        (4)           0         (4)          0         (4)
      General and administrative               573           0          0        573           0         573          0         573
      Production and ad valorem taxes          429           0          0        429       (239)         190          0         190
      West Delta fire loss                     500           0          0        500           0         500          0         500
           Total                            12,528       3,158      5,763     21,449     (1,860)      19,589          0      19,589

NET OPERATING INCOME (LOSS)                    729       7,977    (5,763)      2,943       (150)       2,793          0       2,793

OTHER INCOME (EXPENSE)
      Interest expense (net)               (1,347)           0    (1,611)    (2,958)         588     (2,370)      1,215     (1,155)

NET INCOME (LOSS) BEFORE INCOME TAXES        (618)       7,977    (7,374)       (15)         438         423      1,215       1,638

INCOME TAXES (BENEFIT)                           0           0          0          0           0           0          0           0

NET INCOME (LOSS)                           ($618)      $7,977   ($7,374)      ($15)        $438        $423     $1,215      $1,638

PRIMARY EARNINGS (LOSS) PER COMMON SHARE   ($0.05)                           ($0.00)                   $0.03                  $0.10

   Weighted average shares outstanding      12,253                  2,000     14,253                  14,253      2,832      17,085



The accompanying notes to pro forma financial statements are an integral part of this statement

                                  PANACO, Inc.
              Pro Forma Combined Statement of Income (Operations)
                      For the Year Ended December 31, 1995
                  (Amounts in thousands except per share data)
                                  (Unaudited)

                                                                                                         Prepayment
                                                                                 Pro Forma  PANACO, Inc.  of Long-  PANACO, Inc.
                                                              Zapata    Amoco    Adjustments  Pro Forma   Term Debt   Pro Forma
                                               PANACO, Inc. PropertiesProperties   (Note 2)    Combined    (Note 4)    Combined

REVENUES
      Oil and gas revenue                         $18,447    $3,623   $12,528           $0      $34,598         $0      $34,598

COSTS AND EXPENSES
      Lease operating                               8,055     1,460     2,991          314       12,820          0       12,820
      Depreciation, depletion and amortization      8,064         0         0       10,064       18,128          0       18,128
      Exploration expenses                          8,112         0         0            0        8,112          0        8,112
      Provision for losses and (gains) on                                                                                     0
           disposition and write-down of assets       751         0         0            0          751          0          751
      General and administrative                      690         0         0            0          690          0          690
      Production and ad valorem taxes               1,078         0         0            0        1,078          0        1,078
           Total                                   26,750     1,460     2,991       10,378       41,579          0       41,579

NET OPERATING INCOME (LOSS)                       (8,303)     2,163     9,537     (10,378)      (6,981)          0      (6,981)

OTHER INCOME (EXPENSE)
      Interest expense (net)                        (987)         0         0      (2,941)      (3,928)      1,620      (2,308)

NET INCOME (LOSS) BEFORE INCOME TAXES             (9,290)     2,163     9,537     (13,319)     (10,909)      1,620      (9,289)

INCOME TAXES (BENEFIT)                                  0         0         0            0            0          0            0

NET INCOME (LOSS)                                ($9,290)    $2,163    $9,537    ($13,319)    ($10,909)     $1,620     ($9,289)

PRIMARY EARNINGS (LOSS) PER COMMON SHARE          ($0.81)                                       ($0.81)                 ($0.57)

      Weighted average shares outstanding          11,505                            2,000       13,505      2,832       16,337


The accompanying notes to pro forma financial statements are an integral part of this statement
                                                        15

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              At September 30, 1996

1.       Basis of Presentation


         The Unaudited Pro Forma Balance Sheet presents the combined effects of the acquisition of the Amoco Properties (which closed on October 8, 1996), the sale of Bayou Sorrel Field (which closed on November 22, 1996), and the prepayment of $13.5 million of Long-Term Debt with a portion of the proceeds of this offering as if the transactions had occurred on September 30, 1996. The information presented in the Unaudited Pro Forma Balance Sheet assumes that the maximum number of Common Shares offered hereby are sold.


2.       Amoco Properties Pro Forma Adjustments


         The purchase price for the Amoco Properties was $32 million in cash and 2,000,000 Common Shares, valued at $4.20 per share, for a total of $40.4 million. At September 30, 1996, the Company had made an earnest deposit of $5 million to Amoco Production Company in connection with this acquisition. The pro forma information includes a reclassification of this deposit to oil and gas properties. The increases in Long-Term Debt and Stockholders' Equity represent the additional borrowing for the cash portion of the purchase price and the issuance of 2,000,000 Common Shares to Amoco.


3.       Bayou Sorrel Pro Forma Adjustments


         The Company sold the Bayou Sorrel Field effective September 1, 1996 for $11 million, consisting of $9 million in cash and 477,612 shares of National Energy Group, Inc. common stock valued at $2 million at September 30th. The number of shares of National Energy Group, Inc. common stock was determined by using the average closing price of the stock over the 10 days prior to closing. National Energy Group, Inc. also reimbursed the Company $152,000 for the amounts it had deposited in an escrow account for the plugging and abandonment obligations of the Field.


         The total cash proceeds from the sale of $9,152,000 are presented as if it was all applied to the Company's Long-Term Debt balance at September 30, 1996.


4.       Prepayment of Long-Term Debt


         Assuming the maximum number of shares from this Offering are sold, the Company intends to prepay $13.5 million of its Long-Term Debt. The pro forma balance sheet adjustments represent additional equity and Long-Term Debt reduction of $13.5 million, which based on this offering price of $4.875 per share, and proceeds being net of the 7% Underwriter's commission, would increase the number of outstanding Common Shares by 2,977,667. The number of shares is only the amount required to allow the Company to pay the $13.5 million of debt, not the total number of shares being offered.



     NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME (OPERATIONS)
                  For the nine months ended September 30, 1996
                      and the year ended December 31, 1995

1.       Basis of Presentation


         The Unaudited Pro Forma Statement of Income (Operations) for the nine months ended September 30, 1996 presents the combined effects of the acquisition of the Amoco Properties, which closed on October 8, 1996, the sale of the Bayou Sorrel Field, effective September 1, 1996 and the prepayment of $13.5 million of Long-Term Debt with a portion of the proceeds of this Offering as if all of these transactions had been consummated on January 1, 1995. The information presented in the Unaudited Pro Forma Statement of Income assumes that the maximum number of Common Shares offered hereby are sold.

         The Unaudited Pro Forma Statements of Income (Operations) for the year ended December 31, 1995 presents the combined effects of the acquisition of the Amoco Properties, which closed on October 8, 1996, and the Zapata Properties, closed on July 26, 1995, as if the acquisitions had been consummated on January 1, 1995.


         Because the Bayou Sorrel Field was purchased on December 28, 1995, there was no activity included in the Company's results of operations in 1995, and therefore, no pro forma elimination adjustments are necessary for 1995.

         The results of the Zapata properties are included in the Company's 1995 results of operations after the closing date, July 26, 1995. The pro forma adjustments for the Zapata properties are only for the period of January 1 to July 25, 1995.

         Each period presented includes the issuance of 2,000,000 Common Shares to Amoco Production Company in connection with the Amoco Acquisition and 2,977,677 in additional Common Shares issued to allow the Company to prepay $13.5 million of its Long-Term Debt.

         There are no pro forma adjustments for income tax expense for the nine months ended September 30, 1996 because the Company has an Income Tax Net Operating Loss that would not have required it to pay income taxes. The Company has not previously recognized any benefits from this Income Tax Net Operating Loss. There are also no pro forma adjustments for General and Administrative expenses because the Company anticipates no increases in this category based on the nature of the assets acquired.


2.       Amoco and Zapata Properties Pro Forma Adjustments

         Additional lease operating expenses of $108,000 in 1996 and $314,000 in 1995 represent the estimated additional insurance costs of owning the Amoco Properties and the Zapata Properties. These amounts are estimated using the Company's current insurance rates for owning the properties acquired or similar properties.


         Additional depletion and depreciation expense of $5,655,000 in 1996 and $10,064,000 in 1995 represents the estimated depletion and depreciation for assets acquired in the respective acquisitions assuming the purchase prices and proved reserve amounts were identical to those that existed at the time of the actual acquisitions.



         Additional interest expense of $1,611,000 in 1996 and $2,941,000 in 1995 represents the increased borrowings at January 1, 1995. The purchase price assumed for each acquisition is the same as at the actual date of acquisition. It is assumed that cash on hand at the beginning of 1995 was used for the acquisitions, with the balance of any cash required being funded with the Company's Bank Facility and the 1996 Subordinated Notes, using the rates in effect at the time of the acquisition for the Bank Facility and 12% for the 1996 Subordinated Notes, also the same rate received at the time of the acquisition. These assumptions would have required the Company to borrow $32 million for the cash portion of the Amoco Acquisition, $17 million under the 12% Subordinated Notes and $15 million under the Company's Bank Facility, with an assumed interest rate of 7.25%, the actual weighted average rate the Company incurred at the time of the acquisition.


3.       Bayou Sorrel Pro Forma Adjustments


         The adjustments with respect to the sale of the Bayou Sorrel Field represent the revenues and expenses of the Field from January 1 to August 31, 1996. Interest expense is reduced to reflect the elimination of the financing for the acquisition, closed on December 28, 1995. The reduction in interest expense is based on the Company's pro forma elimination of the debt associated with the purchase of the Bayou Sorrel Field. The Company borrowed $10.5 million for the purchase which closed on December 28, 1995, and had reduced this amount throughout 1996. The interest rate averaged approximately 7.5%. The purchase price for the Field was $10,455,000 which included a related receivable of $600,000 and a brokers fee of $205,000.

         Although the sale of the Bayou Sorrel field closed on November 22, 1996, the buyer assumed all benefits and liabilities of the assets sold after the effective date of the sale, September 1, 1996.


4.       Prepayment of Long-Term Debt


         Assuming all shares from this Offering are sold, the Company intends to prepay $13.5 million of its Long-Term Debt. The pro forma statements of income take this prepayment of debt into account by reducing interest expense for each period, and increasing the shares outstanding. The increase in shares outstanding is the number of shares required to be sold, at the current offering price and net of the Underwriter's commission to raise the $13.5 million.


                             SELECTED FINANCIAL DATA


         Selected financial data as of the dates and for the the periods indicated is presented below. Effective December 31, 1995, the Company changed its method of accounting for oil and gas operations from the full cost method to the successful efforts method. The information provided below reflects this change for all periods. This data also reflects a retroactive restatement for all periods presented to reflect the merging of the Company's predecessor, Pan Petroleum MLP, into the Company effective September 1, 1992 and reflects the acquisition of the West Delta offshore properties as of May 28, 1991, accounted for utilizing the "purchase" method.


      Summary of Operations: ( Amounts in thousands except per share data)

                                     For the nine months ended                 For the year ended
                                           September 30,                          December 31,
                                            (unaudited)                                                (unaudited)
                                        1996(a)        1995       1995     1994       1993          1992         1991
Oil and Gas revenue                  $ 13,257         13,660     18,447   17,338     12,605      13,335      8,149
Depreciation, depletion
 & amortization                         4,981          6,277      8,064    6,038      4,288       4,245      3,305
Lease operating expense                 6,049          5,729      8,055    5,231      5,297       5,762      3,728
Production and ad valorem taxes           429            810      1,078    1,006        754         867        635
Exploration expenses                       -           2,174      8,112       -          -           -          -
Provision for losses and (gains)
 on disposition and write-downs
 of assets                                (4)            -          751     1,202      3,824         -        (91)
West Delta fire loss                      500            -           -         -          -          -          -
Net operating income (loss)               729        (1,772)    (8,303)     3,274    (2,100)      1,922        128
Interest expense (net)                  1,347            720        987     1,623      1,886      2,323      1,597
Net income (loss)                       (618)        (2,492)    (9,290)     1,115    (3,986)      (401)    (1,469)
Net income (loss) per
 Common Share                        $ (0.05)         (0.21)     (0.81)      0.11     (0.53)     (0.05)    (0.23)

Summary Balance Sheet Data:

Oil and Gas Properties (net)         $ 20,489         21,515     29,485    23,945     19,183     26,448     29,018
Total assets                           44,444         26,795     36,169    29,095     24,432     31,085     33,827
Long-term debt                         25,137          8,865     22,390    12,500     12,465     15,380     18,945
Stockholders' equity                   10,498         15,335      9,174    14,882      8,744     11,700     10,889
Dividends per Common Share           $   0.00           0.00       0.00      0.00       0.00       0.00       0.03

(a) Results for the period ended September 30, 1996, were substantially affected by the explosion and fire.

See "Recent Explosion and Fire". Such results include the results of operations through August 31 for the Bayou Sorrel Field, which was sold by the Company effective September 1.






                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For the nine months ended September 30, 1996 and 1995:


General


      The oil and gas industry has experienced significant volatility in recent years because of the fluctuatory relationship of the supply of most fossil fuels relative to the demand for such products and other uncertainties in the world energy markets. These industry conditions should be considered when this analysis of the Company's operations is read.


      The Company experienced an explosion and fire on April 24, 1996 at Tank Battery #3 in West Delta resulting in the fields being shut-in from April 24th, until being returned to production on October 7, 1996. The loss of 67 days of production in the second quarter and the entire third quarter resulted in lost revenues estimated by management to be approximately $6 million. The fire was the principal contributor to the losses of $.08 per share for the second quarter of 1996 and $.11 per share for the third quarter of 1996. During the second quarter the Company expensed $500,000 for its loss as a result of this explosion. No further losses have been recognized or are anticipated. This $500,000 amount included $225,000 in deductibles under the Company's insurance.

      The Company has spent $8.5 million on Tank Battery #3 inclusive of the $500,000 expensed during second quarter and has received reimbursement from its insurance company of $3.9 million, after satisfaction of the $225,000 in deductibles. The excess of expenditures over insurance reimbursement will be capitalized. No additional expenditures have been made or are anticipated. The Company is considering filing suits against the employers of the persons who caused the incidents for recovery of these costs and its lost profits. No assurance can be given that the Company will successfully recover any amounts sought in any such suits.


Results of Operations

      "Oil and Gas revenue" decreased only 3% for the nine months ended September 30, 1996 when compared to the nine months ended September 30, 1995, in spite of the explosion and fire at West Delta. The fire and explosion substantially reduced oil and natural gas production for the nine months in 1996, as production from the West Delta Fields was shut-in from the day of the explosion and fire (April 24, 1996) until October 7, 1996. The decrease in production from West Delta was offset by production from properties acquired. The Bayou Sorrel Field was acquired on December 28, 1995 and had no production realized by the Company in 1995. The offshore properties of Zapata Exploration Company were acquired on July 26, 1996 with the production from these properties being included in the Company's results of operations from July 27 through September 30, 1995.


      Production. Natural gas production decreased 39% to 4,590,000 Mcf for the first nine months of 1996 from 7,578,000 Mcf in 1995. Natural gas production from West Delta decreased from 6,700,000 Mcf for the first nine months of 1995 to 1,500,000 Mcf for the same period in 1996, primarily a result of the explosion and fire on April 24, 1996. A secondary factor in the decrease in West Delta production was a decline in 1996 production from four horizontal wells drilled in 1994. These four wells produced more natural gas in January to April, 1995 than they did for the same period in 1996 (in the period prior to the explosion and fire). Natural gas production primarily from the Zapata Properties, and from the Bayou Sorrel Field (primarily an oil field), somewhat offset the decrease in West Delta production. The increase in Zapata production realized by the Company is due to the fact that they were acquired on July 26, 1995. The production from these properties included in the nine months ended September 30, 1995 is only from July 27 to September 30, while the production for the full nine months is included in 1996.

      Oil production from the West Delta Fields also decreased for the nine months ended September 30, 1996 when compared to the same period in 1995, from 103,000 barrels to 52,000 barrels. However, as with natural gas, 1995 acquisitions offset the decrease from West Delta. The Bayou Sorrel Field acquisition, which produces primarily oil, produced 93,000 barrels in 1996, with no oil production realized by the Company in 1995, more than offset the decrease from West Delta. Also, oil production from the Zapata Properties is included for the first nine months of 1996, with only the period of July 27 to September 30 included in the same period of 1995, due to the July 26 acquisition date, also offsetting the decrease from West Delta. These factors resulted in a 66% increase in oil production, from 122,000 barrels for the first nine months of 1995 to 203,000 barrels in 1996.


      On an Mcf equivalent basis, total oil and natural gas production decreased 30% for the first nine months in 1996 compared to the same period in 1995.


      Prices. Natural gas prices increased for the first nine months of 1996 to $2.65 per Mcf compared to $1.54 for the same period in 1995. The Company entered into a natural gas swap agreement beginning January 1, 1996 for the sale of 15,000 MMBtu of gas each day in 1996, with contract prices ranging from $1.75 per MMBtu to $2.25 per MMBtu. A swap loss for the nine months ended September 30, 1996 of $2.7 million, decreased the net price received by the Company to $2.08 per Mcfe for the same period of 1996.


      Oil prices also increased, from $16.30 per barrel in the first nine months of 1995 to $18.33 per barrel in the same period of 1996.


      "Depletion, depreciation and amortization" decreased 21% for the first nine months of 1996 primarily due to the decreased production from the West Delta Properties as a result of the April 24th explosion and fire, see discussion of production volumes in "Oil and Gas revenue".

      "Lease operating expenses" increased $320,000 in the first nine months of 1996 primarily due to the acquisition of the Zapata Properties and Bayou Sorrel Field. With the Zapata Properties, the Company acquired interest in five offshore producing properties. Since the acquisition of the Zapata Properties closed on July 26, 1995, only the lease operating expenses from July 27, to September 30, 1995 are included in the 1995 results of operations, while the 1996 period includes these expenses for the full nine months. 1996 also includes a full nine months of lease operating expenses for the Bayou Sorrel Field, acquired on December 28, 1995, with none of these expenses in the same period of 1995. West Delta lease operating expenses did decrease in the first nine months of 1996 ($805,000 from expected levels) with the fields being shut-in from April 25 through October 7, however, a part of these lease operating expenses are fixed in nature and continued.


      "Production and ad valorem taxes" decreased to 3.2% of oil and natural gas sales in the first nine months of 1996 from 5.9% of oil and natural gas sales for the same period in 1995. A part of the decrease ($178,000 from expected levels) is due to the lost production from the West Delta Properties for 67 days in the second quarter and the entire third quarter due to the explosion and fire. A large percentage of this production is in Louisiana State waters which are subject to severance taxes. The decrease is also due to the shift in the Company's production volumes from properties subject to severance taxes to properties in federal offshore waters (primarily the Zapata Properties) that are not subject to such taxes.

      "Exploration expenses" in the first nine months of 1995 consist of two dry exploratory wells drilled on South Timbalier Block 33 and Eugene Island Block 50 in the second quarter. The Company did not drill any exploratory wells in 1996.

      The "West Delta fire loss" is the Company's expense of repairing and rebuilding Tank Battery # 3, the central processing facility in the West Delta Fields.


      "Interest expense (net)" increased $627,000 , or 87% for the first nine months of 1996 compared to the same period in 1995. Average Long-Term Debt levels increased from $9 million for the nine months in 1995 to $21 million for the same period in 1996, resulting in the primary cause of the increase in interest expense. On December 27, 1995 the Company borrowed $10 million in connection with the Bayou Sorrel Field acquisition. Through April, 1996, the Company began to aggressively reduce Long-Term Debt, and it had reduced it by $4 million. The April 24th explosion and fire at West Delta reduced the Company's discretionary cash flows and restricted the Company's ability to continue to lower its Long-Term Debt. These two factors caused the average borrowing levels to be higher in the first nine months of 1996 versus the same period of 1995. The weighted average interest rate for the first nine months of 1996 was actually slightly lower than that for the same period of 1995. Throughout both nine month periods, the Company's Long-Term Debt included the 1993 Subordinated Notes, bearing interest at 12%. The remainder of Long-Term Debt in each year was borrowed under the Company's Bank Facility, which carried interest rates ranging from 7% to 7 3/4%. The increased weighted average Long-Term Debt levels in the first nine months of 1996, with a smaller percentage borrowed at 12%, decreased the weighted average interest rate from 10% in the first nine months of 1995 to 8.6% in the same period of 1996. The Company borrowed $5 million on the Bank Facility in late August 1996, for an earnest money deposit in connection with the acquisition of the Amoco Properties, which closed on October 8, 1996.


Sale of Bayou Sorrel


      Effective September 1, 1996, the Company sold its Bayou Sorrel Field to National Energy Group, Inc. for $9 million in cash and 477,612 shares of
National Energy Group, Inc. common stock. The Company also retained an overriding royalty interest in the deep rights of the field at depths below 11,000'. The field was acquired by the Company from Shell Western E.P., Inc. for $10.5 million on December 28,1995, which included a broker's fee and a related receivable. During the eight months the Company owned the field two wells were drilled which did not result in production in commercial quantities. The Company received an offer to purchase the Field. After having made the Amoco Acquisition, Management believed that the Company's resources could be better utilized elsewhere. The effective date of the sale was September 1, 1996, the date at which National Energy Group, Inc. assumed all benefits and liabilities of owning the property. The Company did not record a gain or loss on the sale. For the nine months ended September 30, 1996, the Bayou Sorrel field had accounted for $2 million, or 15% of the Company's total oil and gas revenue. The Field had also accounted for $733,000, or 12% of lease operating expenses, $888,000, or 18% of depreciation, and amortization and $239,000 or 56% of production and ad valorem taxes. The net results of the field contributed $150,000 to operating income, or 21%. The purchase price was paid in cash, borrowed on the Company's Bank Facility. The interest expense incurred in 1996 by owning the field totaled $588,000 for the nine months ended September 30. The operating income of the field and interest expense incurred resulted in a decrease in net income of $438,000.


Liquidity and Capital Resources

      At September 30, 1996, 46% of the Company's total assets were represented by oil and gas properties, net of accumulated depreciation, depletion and amortization.


      On October 8, 1996, the Company amended its bank facility with First Union National Bank of North Carolina (60% participation), and Banque Paribas (40% participation), herein "Bank Facility". The loan is a reducing revolver designed to provide the Company up to $40 million depending on the Company's borrowing base, as determined by the lenders. The Company's borrowing base at December 31, 1996 was $31 million, with an availability under the revolver of $2.5 million. The principal amount of the loan is due July 1, 1999. However, at no time may the Company have outstanding borrowings under the Bank Facility in excess of its borrowing base. Should the borrowing base ever be determined to be less than the outstanding principal owed, the Company must immediately pay that difference to the lenders. Interest on the loan is computed at the bank's prime rate or at 1 to 1 3/4% (depending upon the percentage of the facility being used) over the applicable London Interbank Offered Rate ("LIBOR") on Eurodollar loans. Eurodollar loans can be for terms of one, two, three or six months and interest on such loans is due at the expiration of the terms of such loans, but no less frequently than every three months. Beginning April 1, 1997, the interest rate will increase by an additional .5% at the beginning of each quarter to a maximum of 3 3/4% over LIBOR as long as the Company has in excess of $13,500,000 in Subordinated Notes outstanding, specifically the 1993 Subordinated Notes and the 1996 Tranche B Bridge Loan Subordinated Notes. See "Use of Proceeds." Management feels that this bank facility greatly enhances its ability to make necessary capital expenditures to maintain and improve production from its properties and makes available to the Company additional funds for future acquisitions. The bank facility is collateralized by a first mortgage on the Company's offshore properties. The loan agreement contains certain covenants including a requirement to maintain a positive indebtedness to cash flow ratio, a positive working capital ratio, a certain tangible net worth, as well as limitations on future debt, guarantees, liens, dividends, mergers, material change in ownership by management, and sale of assets.

      From time to time the Company has borrowed funds from institutional lenders who are represented by Kayne, Anderson Investment Management, Inc. In each case these loans are due at a stated maturity, require payments of interest only at 12% per annum 45 days after the end of each calendar quarter and are secured by a second mortgage on the Company's offshore oil and gas properties. The respective loan documents contain certain covenants including a requirement to maintain a net worth ratio, as well as limitations on future debt, guarantees, liens, dividends, mergers, material change in ownership by management, and sale of assets.
The loans are as follows:

             (a) 1993 Subordinated Notes. In 1993, $5,000,000 was borrowed, due December 31, 1999, but prepayable at any time. The Company may deliver up to $1,000,000 in PIK (payment in kind) notes in satisfaction of interest payment obligations. The lenders were issued, and during 1996 exercised, warrants to acquire 816,526 Common Shares at $2.25 per share.

             (b) 1996 Tranche A Convertible Subordinated Notes. On October 8, 1996, $8,500,000 was borrowed, due October 8, 2003, but prepayable any time after May 8, 1998. The Notes are convertible into 2,060,606 Common Shares on the basis of $4.125 per share. The Company may deliver up to $2,000,000 in PIK notes in satisfaction of interest payment obligations.

            (c) 1996 Tranche B Bridge Loan Subordinated Notes. On October 8, 1996, $8,500,000 was borrowed, due October 8, 2003, but prepayable at any time. Should this loan not be prepaid by August 8, 1997 the interest rate will increase from 12% to 14% per annum. The Company may deliver PIK notes in satisfaction of this additional interest.

      Management intends to pre-pay the 1993 Subordinated Notes and the 1996 Tranche B Bridge Loan Subordinated Notes with a portion of the proceeds of this Offering. (See - "Use of Proceeds").


      In 1991, in connection with a debt financing which has subsequently been repaid, certain lenders received a net profits interest (NPI) in the West Delta Properties, which is a continuing obligation with respect to these properties. During the three months ended March 31, 1996, payments with respect to this NPI averaged $53,000 per month. Due to the explosion and fire at Tank Battery #3, no NPI payments were made in the three months ended June 30 or September 30, 1996.

      Pursuant to existing agreements the Company is required to deposit funds in escrow accounts to provide a reserve against satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain fields no longer produce oil and gas. Each month, until November 1997, $25,000 is deposited in a bank escrow account, to satisfy such obligations with respect to a portion of its West Delta Properties. The Company has entered into an escrow agreement with Amoco Production Company under which the Company will deposit, for the life of the fields, in a bank escrow account ten percent (10%) of the net cash flow, as defined in the agreement, from the Amoco properties. These funds and interest earned thereon will be available for the expenses of plugging wells and removing structures when that time comes. The Company has established the "PANACO East Breaks 110 Platform Trust" at Bank One, Texas, NA in favor of the Minerals Management Service of the U.S. Department of the Interior. This Trust requires an initial funding of $846,720 in December 1996, and remaining deposits of $244,320 due at the end of each quarter in 1999 and $144,000 due at the end of each quarter in 2000 for a total of $2,400,000. In addition, the Company has $9,250,000 in surety bonds to secure its plugging and abandonment obligations; including a $4,100,000 bond which was provided to the original sellers of the West Delta Properties; a $2,400,000 supplemental bond provided to the Minerals Management Service of the U.S. Department of the Interior in connection with the plugging and structure removal obligations for the Company's East Breaks Block 110 Platform and a $300,000 Pipeline Right-of-Way Bond.

      During 1996 the Company hedged the price of natural gas by selling the equivalent of 15,000 MMBtu per day for 1996 at fixed prices which ranged from $2.25 for January to $1.75 for July. When the closing price (settlement price) on NYMEX for natural gas futures was greater than the swap price for a given month the Company paid that difference to the bank which effected the swap. If the settlement price was less than the swap price the bank paid that difference to the Company. By entering into the swap in December 1995 the Company locked in the fixed prices on 15,000 MMBtu per day for each month in 1996. Since the Company sells its natural gas on the spot market, in 1996 it realized prices which approximated the settlement prices on NYMEX, less differences for transportation due to pipeline locations that are varying distances from Henry Hub, Louisiana which is the delivery point used for natural gas futures on NYMEX. Starting in 1997 the Company's hedge transactions on natural gas are based upon published gas pipeline index prices and not the NYMEX. This change has eliminated the possibility of price differences due to transportation. The company expects that for 1997, 14,000 MMBtu's per day are to be hedged, reduced to 10,000 MMBtu's in 1998 and 7,000 MMBtu's in 1999. Also the Company is hedging at a swap price of $1.80 for 1997, which was below the market when the hedges were put in place. The Company then has varying levels of participation (93% in January of 1997 to 40% in September) in settlement prices above to $1.80 swap price level. Management has generally used hedge transactions to protect its cash flows when the Company's borrowings under long-term debt have been higher and refrained from hedge transactions when long-term debt has been lower. For accounting purposes, gains or losses on swap transactions are recognized in the production month to which a swap contract relates.

      Despite a net loss for the nine months ended September 30, 1996 of $618,000, the Company had cash provided by operations of $8.7 million. A significant factor in cash flows from operations was a $4.2 million increase in accounts payable, primarily a result of work being done on repairing and rebuilding West Delta through the second and third quarters of 1996, while the Company had not begun to receive any advances from its insurance company until the third quarter.

      Through September 30, 1996, the Company had borrowed $7.5 million under its Bank Facility, $5 million of which was used for the earnest deposit made in August in connection with the Amoco Acquisition. The remaining borrowings were for development of oil and gas properties and repair and rebuilding of the West Delta Tank Battery #3. The Company had repaid $4.8 million of these borrowings through September, most of which was repaid through April.

      During 1995, Shareholders' Equity increased $3,173,000, by virtue of the exercise of options and warrants. During the first nine months of quarter 1996 Shareholders' Equity increased $1,837,000, as a result of the exercise of warrants.


Capital Spending


      In the nine month period ended September 30, 1996, the Company had $11.8 million in capital expenditures, including (1) a $5 million earnest money deposit with respect to the purchase of the Amoco Properties, which were subsequently acquired on October 8, 1996, (2) $1.9 million for repair and rebuilding of the West Delta Tank Battery #3, net of insurance reimbursements, and (3) $4.5 million for development of its oil and gas properties. The majority of the development costs were incurred to drill two unsuccessful development wells in the Bayou Sorrel Field and for the Company's share of successfully recompleting two wells on Eugene Island Block 372, which is operated by Unocal Corporation.

For the years ended December 31, 1991 - December 31, 1995

Results of Operations


          "Oil and Gas revenue" during the years ended December 31, 1991 through 1995 has varied due to several factors. The prices of oil and gas have fluctuated widely during the years shown. Oil prices are influenced by world political events as well as decisions made by OPEC regarding the production quotas of its members. Prices are further influenced by world economic conditions which affect industrial output and the need for oil.


         The average natural gas price received by the Company has fluctuated but generally followed the trend of national gas prices. During 1995, gas revenue contributed 85% of the Company's revenue compared with 46% in 1990. While 1995 saw a production increase of 21%, the drop in natural gas prices to $1.58 offset most of the benefit. Part of the increase was due to the acquisition of the Zapata Properties in July 1995. By drilling four horizontal wells and recompleting eight existing wells, the Company increased production by 34% in 1994. With the acquisition of the West Delta Properties in 1991, gas production increased in 1992, 1993 and 1994 to 5,811,000, 5,586,000 and
8,139,000 Mcf, which sold for an average price of $1.81, $2.24 and $1.88 per Mcf, before the effects of various natural gas hedge agreements. In 1991, the Company sold 3,714,000 Mcf for an average price of $1.49.

         From time to time, upon the insistence of its lenders the Company has entered into natural gas hedging agreements which have the effect of raising or lowering the price it receives for natural gas. In 1992, a contract loss of $1.1 million lowered the average price received per Mcf by $.19 to $1.73. In 1993, a contract loss of $3 million lowered the average price received per Mcf by $.54 to $1.72.

         In 1995, the Company sold 170,000 barrels of oil for an average of $16.78 per barrel accounting for 15% of oil and gas revenue. In 1994, oil was 12% of such revenue with 137,000 barrels at an average price of $15.35. In 1993, oil was 19% of such revenue with 180,000 barrel at an average price of $16.69. In 1992, oil was 25% of such revenue with 174,000 barrels at an average price of $19.41. In 1991, the Company sold 129,000 barrels of oil for an average price of $19.68 per barrel; accounting for 29% of its oil and gas revenue.

         A large part of the changes affecting most operating accounts in 1992 was due to West Delta being operated for twelve months compared with only seven months in 1991.


         "Depreciation, depletion and amortization" increased in 1995 primarily as a result of the acquisition of the Zapata Properties for $2,748,000, $1.5 million in capitalized costs on existing properties and the increase in production bringing about an increase in the rate of depletion. The increase in 1994 is due to the 1994 drilling and rework program increasing capitalized cost and the 34% increase in production. The expense for 1993 remained relatively constant over 1992 with only a slight decrease due to lower production.


         "Lease operating expense" increased significantly during 1995 by (1) $1,008,000 related to the acquisition of the Zapata Properties in July which added interests on six offshore platforms and 44 wells, (2) $1,105,000 of additional operating expenses on the West Delta Properties required to maintain production from some of the more rapidly declining wells, and (3) $711,000 of expensed items which might otherwise have been capitalized. Such expenses rose from $.58 per Mcfe in 1994 (a year of very high production) to $.74 per Mcfe in 1995, after having been $.84, $.84, and $.79 per Mcfe in 1991, 1992, and 1993, respectively.

         "Production and ad valorem taxes" increased 33% in 1994 due to increased production from four horizontal wells drilled in state waters on the West Delta Properties in 1994.


         "Exploration expense" in 1995 consisted of dry hole exploratory costs of $796,000 on Eugene Island Block 50, $1,378,000 on South Timbalier Block 33, (both drilled during the second quarter of 1995), and $5,938,000 on West Delta Block 54 (drilled during the fourth quarter of 1995). The Company currently plans no further exploratory activity in these blocks.

         "Provision for write-downs of assets" in 1993, 1994 and 1995 were for the Company's group of onshore properties, acquired in the early 1980's which were becoming a less significant part of its operations.


         "Net operating income (loss)" for 1995 would have been $560,000 were it not for the $8,112,000 exploratory expenses and $751,000 property write-down. Of the $8,112,000 in exploration expenses in 1995, $5,938,000 was incurred in the fourth quarter in the drilling of a dry exploratory well in the West Delta Block
54. This $5,938,000 exploration expense, together with the $751,000 write-down (also recognized in the fourth quarter), were the primary contributors to a net operating loss of $6.5 million for the fourth quarter of 1995. The increased production in 1994, along with $2.6 million lower asset write-downs brought about the large increase in 1994. The operating income for 1993 decreased due to lower production, and an asset write-down of $3.8 million. Net operating income increased from 1991 to 1992 primarily due to the realization of the benefit of a large number of expenses incurred in 1991 and again the ownership of the West Delta Properties for a full twelve months.

         "Interest expense (net)" decreased in 1995 as a result of lower levels of long-term debt that prevailed throughout most of the year. Long-term debt increased during 1995 to fund the acquisitions of the Zapata Properties in July and more importantly the acquisition of the Bayou Sorrel Field in late December. The average debt outstanding in 1995 was $11 million with a weighted average interest rate of 8.6%. The interest expense decreases of 19% in 1993 and 13% in 1994 were due to the significant decrease in long-term debt from 1992 levels and the refinancing of such debt on July 1, 1994 at lower interest rates. The average debt outstanding in 1994 was $14 million with a weighted average interest rate of 11.5% versus average debt outstanding of $14 million and a weighted average interest rate of 14% in 1993. Interest expense increased significantly in 1992 because of the debt incurred to acquire the West Delta Properties being in place a full twelve months. The average debt outstanding in 1992 and 1991 was $17 million and $16 million, respectively. However, the weighted average interest rate was 14% in 1992 versus 10% in 1991. The increase in the average rate is a full year of the higher rate financing of the West Delta acquisition in 1992.


         "Net income (loss) per common share" is based upon the weighted average number of shares outstanding of 11,504,615 for 1995, 10,039,042 for 1994, 7,583,761 for 1993, 7,314,041 for 1992, and 6,399,338 for 1991.

Liquidity and Capital Resources

         Cash flow from operations was used to reduce long term debt, drill wells, recomplete wells and acquire properties.

         On July 1, 1994 the Company entered into a Credit Agreement with the First Union National Bank of North Carolina. The loan was a reducing revolver designed to provide the Company up to $30 million depending upon the Company's borrowing base. The principal amount of the loan was due July 1, 1998.

         During the last part of 1993 the Company increased Stockholders' Equity $1,163,000, primarily by virtue of options and warrants being exercised. During 1994, the Company increased Stockholders' Equity $5,023,000, primarily as the result of such exercises of options and warrants. Likewise most of the $3,173,000 increase in 1995 was from the exercise of options and warrants. As explained under "The Company - Funding of Business Activities," the Company issued Subordinated Notes at year-end 1993. The Company utilized this $5,000,000, along with equity proceeds and cash flow from operations described above, to drill the wells and perform the recompletions in 1994 and 1995.

Capital Spending


         The Company spent $12,603,000 on property acquisition costs, for purchases of the Zapata Properties and the Bayou Sorrel Field. In 1995 the Company also spent $8,112,000 on exploratory drilling which did not result in a discovery and $1,497,000 on developmental costs. During 1994 over $11,749,000 was spent on eight offshore recompletions and the drilling of four horizontal wells. All four horizontal wells and all eight recompletions in 1994 were successful and offshore natural gas production increased significantly.


                                   THE COMPANY
General

         PANACO, Inc. (the "Company") is a Delaware corporation that was organized in October 1991. Effective September 1, 1992, Pan Petroleum MLP, the Company's predecessor, was merged into the Company. The Company is in the oil and gas business, acquiring, drilling and operating offshore oil and gas properties in the Gulf of Mexico.

         Between 1984 and 1988 a total of 114 limited partnerships were consolidated into the Company's predecessor. With the acquisition of the West Delta Properties in 1991, the Company shifted its emphasis offshore. Additional offshore properties were acquired in 1994, 1995 and 1996. In recent years the Company has been disposing of numerous onshore properties. The onshore properties presently generate less than 3% of the Company's revenues. These onshore property sales are part of management's plan to concentrate on properties in the Gulf of Mexico, which the Company considers to be more profitable.

Business Strategy

         The Company's objective is to enhance shareholder value through sustained growth in its reserve base, production levels and resulting cash flows from operations. In pursuing this objective, the Company maintains a geographic focus in the Gulf of Mexico and identifies properties that may be acquired preferably through negotiated transactions or, if necessary, sealed bid transactions. The properties the Company seeks to acquire generally are geologically complex, with multiple reservoirs, have an established production history and are candidates for exploitation. Geologically complex fields with multiple reservoirs are fields in which there are multiple reservoirs at different depths and wells which penetrate more than one reservoir that have the potential for recompletion in more than one reservoir. Once properties are acquired, the Company focuses on reducing operating costs and implementing production enhancements through the application of technologically advanced production and recompletion techniques. Over the past five years, the Company has taken advantage of opportunities to acquire interests in a number of producing properties which fit these criteria.

Business Activities


         The Company owns interests in 123 offshore wells, located offshore Louisiana and Texas. It also owns interests in 314 onshore wells in Kansas, Louisiana, Oklahoma and Texas, but these interests generate less than 3% of its revenues. As of November 1, 1996, these properties, including the recently acquired Amoco Properties and excluding the Bayou Sorrel Field which was recently sold, contained estimated Proved Reserves of approximately 2,920,000 Bbls of oil and condensate and approximately 64,925,000 Mcf of gas and the SEC 10 Value of such Proved Reserves was approximately $128,092,000. Approximately 21% of such Proved Reserves are attributable to oil and 79% to natural gas, based on six Mcf of gas being equivalent to one Bbl of oil. Information included herein with respect to Proved Reserves and the SEC 10 Value thereof has been prepared by the Company. See "Properties - Significant Proved Properties."


      The Company expects to hold its producing properties until the economically recoverable reserves attributable thereto are depleted, although the Company may sell any of its properties if management believes that such sale would be in the Company's best interest.

Recent Explosion and Fire


      The Company experienced an explosion and fire on April 24, 1996 at Tank Battery #3 in West Delta resulting in the fields being shut-in from April 24th, until being returned to production on October 7, 1996. The loss of 67 days of production in the second quarter and the entire third quarter resulted in lost revenues of approximately $6 million. The fire was the principal contributor to the losses of $.08 per share for the second quarter of 1996 and $.11 per share for the third quarter of 1996. During the second quarter the Company expensed $500,000 for its loss as a result of this explosion. No further losses have been recognized or are anticipated. This $500,000 amount included $225,000 in deductibles under the Company's insurance.

      The Company has spent $8.5 million on Tank Battery #3 inclusive of the $500,000 expensed during second quarter and has received reimbursement from its insurance company of $3.9 million, after satisfaction of the $225,000 in deductibles. The excess of expenditures over insurance reimbursement will be capitalized. No additional expenditures have been made or are anticipated. The Company is considering filing suits against the employers of the persons who caused the incidents for recovery of these costs and its lost profits. No assurance can be given that the Company will successfully recover any amounts sought in any such suits.



        The expenditures, net of insurance payments, coupled with the decrease in net operating cash flows discussed above resulted in higher borrowing levels and interest expense for the second and third quarters. The resulting decrease in revenues and higher interest expense decreased current assets by approximately $1.9 million at the end of the third quarter of 1996.


Well Operations


        The Company operates 52 offshore wells and owns all of the working interests in substantially all of those wells. The Company's 71 remaining offshore wells are operated by third party operators, including Unocal Corporation, Phillips Petroleum Company, Texaco, Anadarko Petroleum Corporation and Louisiana Land and Exploration Company. Operations are conducted pursuant to joint operating agreements that were in effect at the time the Company acquired its interest in these properties. The Company considers these joint operating agreements to be on terms customary within the industry. The operator of an oil and gas property supervises production, maintains production records, employs field personnel, and performs other functions required in the production and administration of such property. The compensation paid to the operator for such services customarily varies from property to property, depending on the nature, depth, and location of the property being operated. Where properties are operated by the Company, it generally owns all of the working interests or a majority of the working interest in the properties. Therefore, its revenue and expense associated with portions of properties it operates for other working interest holders is not material.


Acquisition, Development, and Other Activities

        The Company utilizes its capital budget for (a) the acquisition of interests in other producing properties, (b) recompletions of its existing wells, and (c) the drilling of development and exploratory wells.

      In recent years, major oil companies have been selling certain offshore properties to independent oil companies because they feel these properties do not have the remaining reserve potential needed by a major oil company. Several independent oil companies have acquired these offshore properties and achieved significant success in further exploitation of these properties. Even though a property does not meet the criteria for further development by a major oil company, that does not mean it is lacking further exploitation potential. The majors are simply moving further offshore into deeper water and to other countries where they can find and produce the super-fields that fit their criteria. Present day technology permits drilling and completing wells in water as deep as 10,000 feet.

      On October 8, 1996, the Company closed on its acquisition of interests in six offshore fields from Amoco Production Company for $40.4 million. In consideration for such interests, the Company issued Amoco 2,000,000 Common Shares and paid the sum of $32 million in cash. The interests acquired include
(1) a

33.3% working interest in the East Breaks 160 Field (2 Blocks) and a 33.3% interest in the High Island 302 Field, both operated by Unocal Corporation; (2) an average 50% interest in the High Island 309 Field (2 Blocks), a 12% interest in the High Island 330 Field (3 Blocks) and a 12% interest in the High Island 474 Field (4 Blocks), all operated by Phillips Petroleum Company; and (3) a 12.5% interest in the West Cameron 180 Field (1 Block) operated by Texaco. Current production for the interests acquired is 698 barrels of oil per day and
13.4 MMcf per day of natural gas. See "Properties - Amoco Acquisition."


      Depending on the sales prices of oil and gas and its ability to finance such activities, the Company may also drill exploratory wells on properties it acquires. The Company does not currently have plans to drill exploratory wells during 1997 but will evaluate potential prospects to determine the economic benefit to the Company and may drill exploratory wells if the benefit to the Company is reasonable when measured against the risks involved.

      The number and type of wells drilled by the Company will vary from period to period depending on the amount of the capital budget available for drilling, the cost of each well, the Company's commitment to participate in the wells drilled on properties operated by third parties, the size of the fractional working interest acquired by the Company in each well and the estimated recoverable reserves attributable to each well.

      Acquisitions of properties may include acquisitions of working interests, royalty interests, net profits interests, production payments, and other forms of direct or indirect ownership interest or interests in oil and gas production. The Company may also acquire general or limited partner interests in general or limited partnerships and interests in joint ventures, corporations, or other entities that own, manage, or are formed to acquire, explore for, or develop oil and gas properties or conduct other activities associated with the ownership of oil and gas production. The Company may also acquire or participate in the expansion of natural gas processing plants and natural gas transportation or gathering systems.

      The success of the Company's acquisitions will depend on (a) the Company's ability to establish accurately the volumes of reserves and rates of future production from producing properties being considered for acquisition and the future net revenues attributable to reserves from such properties, taking into account future operating costs, market prices for oil and gas, rates of inflation, risks attendant to production of oil and gas, and a suitable return on investment, and (b) the Company's ability to purchase properties and produce and market oil and gas therefrom at prices and rates that over time will generate cash flows resulting in an attractive return on the initial investment. The Company's cash flow and return on investment will vary to the extent that the Company's production from an acquired property is greater or less than that estimated at the time of acquisition because of, for example, the results of drilling or improved recovery programs, the demand for oil and gas, or changes in the prices of oil and gas from the prices used to calculate the purchase price for producing properties. The Company will evaluate any economically feasible project that would enhance the value of its properties. Such a project may involve both the acquisition of developed and undeveloped properties and the drilling of infield wells.

      The Company expects that its primary activities will continue to be concentrated offshore in the Gulf of Mexico. The Company can, if it so chooses, invest in any geographic area. Drilling on and production from offshore properties often involves higher costs than does drilling on and production from onshore properties, but the production achieved on successful wells is generally much greater.

      The Company may also seek to acquire oil and gas companies through stock purchases, asset purchases, and purchases of interests in partnerships. The Company intends to pay for such possible acquisitions with its own securities, cash or any other property, or any combination of the foregoing. The consent of the Company's lenders is required for any such purchases. See "Funding of Business Activities - Borrowings and Obligations".

Capital Spending

        Through the nine months ended September 30, 1996 the Company had made $11.8 million in capital expenditures for (1) the earnest money deposit of $5 million for the Amoco Properties, which were subsequently acquired on October 8, 1996, (2) the repair and rebuilding of the West Delta Tank Battery #3 (net of insurance payments) and
(3) the development of its oil and gas properties. The majority of the development costs were incurred to drill two unsuccessful development wells in the Bayou Sorrel Field and for the Company's share of two successful recompletions on Eugene Island Block 372, which is operated by Unocal Corporation. The sources of funds for capital expenditures were cash flow from operations, borrowings on the Company's Bank Facility and proceeds of the issuances of Common Shares.


Use of 3-D Seismic Technology

        The use of 3-D seismic and computer-aided exploration ("CAEX") technology is an integral component of the Company's acquisition, exploitation, drilling and business strategy. In general, 3-D seismic is the process of obtaining seismic data along multiple lines and grids within a large geographic area. 3-D seismic differs from 2-D seismic in that it provides information with respect to multiple horizontal and vertical points within a geological formation instead of information on a single vertical line or multiple vertical lines within the formation. By expanding the amount of data obtained with respect to a geological formation, the user is better able to correlate the data and obtain a greater understanding and image of the formation. While it is impossible to predict with certainty the specific configuration or composition of any underground geological formation, 3-D seismic provides a mechanism by which clearer and more accurate projected images of complex geological formations can be obtained prior to drilling for hydrocarbons therein. In particular, 3-D seismic delineates smaller reservoirs with greater precision than can be obtained with 2-D seismic.

      CAEX technology is the process of accumulating and analyzing the various seismic, production and other data obtained relating to a potential prospect. In general, the process of prospect evaluation through CAEX technology requires inputting various 2-D and 3-D seismic data obtained with respect to a prospect, correlating that data with historical well control and production data from similar properties and analyzing the available data through computer programs and modeling techniques in order to project the likely geological composition of a prospect and potential locations of hydrocarbons. This process relies on a comparison of actual data with respect to the prospect and historical data with respect to the density and sonic characteristics of different types of rock formations, hydrocarbons and other subsurface minerals, resulting in a projected three dimensional image of the subsurface. This modeling is performed through the use of advanced interactive computer workstations and various combinations of available computer programs that have been developed solely for this application.


      3-D seismic and CAEX technology have been in existence since the mid 1970's; however, it was not until the late 1980's, with the development of improved data acquisition equipment and techniques capable of gathering significant amounts of data through a large number of channels and the availability of improved computer technology at reasonable costs, that the method became economically available to firms such as the Company. Prior to that, it was the exclusive province of large multinational oil companies. The Company owns 2-D seismic on all of its offshore properties and, owns 3-D seismic on East Breaks Block 160 Field, High Island 304 Field, High Island 474 Field and West Delta Block 58 Field. In addition to this proprietary 3-D seismic, much group seismic data is available on the Companys' remaining properties. A new 3-D seismic survey will be shot by Flores & Rucks, Inc. on the Companys' properties in West Delta. The Company owns its own seismic processing equipment, but it also utilizes the services of outside firms to process and interpret seismic data.


      The Company believes that its application of 3-D seismic and CAEX technology in the exploration of oil and natural gas provides it with a number of benefits in the exploration, delineation and development process that are not generally available to those who only use 2-D seismic data and conventional processing methods. In particular, the Company believes that, by obtaining clearer and more accurate projected images of underground formations through computer modeling, the Company is able to specifically identify potential locations of hydrocarbon accumulations based on the characteristics of the formations and analogies made with nearby fields and formations where hydrocarbons have been found. This enhanced data can be used to assist the Company in eliminating prospects and prospect locations that might otherwise have been drilled had the Company relied solely on 2-D seismic data. This data can be used to assist the Company in identifying the perceived most desirable location for the well to maximize the likelihood of a successful exploratory or development well and production from the reservoir.

      The Company believes that the collective application of 3-D seismic and CAEX technology enables a much more accurate definition of the risk profile of a prospect than was previously available using traditional exploration techniques. To the extent the Company is successful in increasing its success rate and reducing its dry hole costs through the use of advanced technology the Company believes it has a competitive advantage over companies that do not use such technology.

      The Company generated a prospect in the northern portion of West Delta Block 58 using 3-D seismic, which it farmed out to Tana Oil & Gas Corporation in 1996. Tana drilled a successful well to 12,800 feet which encountered 85 feet of net pay and could produce as much as 15,000 Mcf per day based upon a recent well test. The Company retained a 5.833% overriding royalty interest in the farmout. Three of the fields in the Amoco Acquisition have proprietary 3-D seismic, while all of the Amoco Properties have group 3-D seismic. A group 3-D seismic shooting was recently completed on the western portion of the Company's properties in West Delta.

Marketing of Production

       Production from the Company's properties is marketed in accordance with industry practices, which include the sale of oil at the wellhead to third parties and the sale of gas to third parties at prices based on factors normally considered in the industry, such as the spot price for gas or the posted price for oil, and the quality of the oil and gas.

      The Company markets all of its offshore oil production to Amoco, Citgo, Conoco, Texaco, Unocal and Vastar. Citgo, Conoco, Texaco and Vastar each have 25% calls (exclusive rights to purchase) on the oil production from the West Delta Fields at their average posted price for each month. Amoco has a call on all of the oil production from the Amoco Properties at their posted prices. If the Company has a bona fide offer from a crude oil purchaser at a higher price than Amoco's posted price, then Amoco must match that price or release the call. Oil from the Zapata Properties is currently being sold to Unocal and Amoco, but can be sold to any crude oil purchaser of the Company's choice. Natural gas is sold on the spot market. There are numerous potential purchasers for offshore gas. Notwithstanding this, natural gas purchased by Tennoco Gas Marketing Company accounted for 69% of the revenues in 1995. There are numerous gas purchasers doing business in the areas involved as well as natural gas brokers and clearing houses. Furthermore, the Company can contract to sell the gas directly to end users. The Company does not believe that it is dependent upon any one customer or group of customers for the purchase of natural gas.

      The Company's lenders have generally required it to reduce its exposure to the volatility of crude oil and natural gas prices by hedging a portion of its production. In a typical hedge transaction, the Company will have the right to receive from the counter party to the hedge, the excess of the fixed price specified in the hedge over a floating price. If the floating price exceeds the fixed price, the Company is required to pay the counter party all or a portion of this difference multiplied by the quantity hedged, regardless of whether the Company has sufficient production to cover the quantities specified in the hedge. Significant reductions in production at times when the floating price exceeds the fixed price could require the Company to make payments under the hedge agreements even though such payments are not offset by sales of production. However, the Company hedges up to, but not more than, 50% of its anticipated production. Hedging will also prevent the Company from receiving the full advantage of increases in crude oil or natural gas prices above the fixed amount specified in the hedge.

Plugging and Abandonment Escrows

        Pursuant to existing agreements the Company is required to deposit funds in escrow accounts to provide a reserve against satisfaction of its eventual responsibility to plug and abandon wells and remove structures when certain fields no longer produce oil and gas. Each month, until November 1997, $25,000 is deposited in a bank escrow account, to satisfy such obligations with respect to a portion of its West Delta Properties. The Company has entered into an escrow agreement with Amoco Production Company under which the Company will deposit, for the life of the fields, in a bank escrow account ten percent (10%) of the net cash flow, as defined in the agreement, from the Amoco properties. These funds and interest earned thereon will be available for the expenses of plugging wells and removing structures when that time comes. As of December 31, 1996 the Company has established the "PANACO East Breaks 110 Platform Trust" at Bank One, Texas, NA in favor of the Minerals Management Service of the U.S. Department of the Interior. This Trust requires an initial funding of $846,720 in December 1996, and remaining deposits of $244,320 due at the end of each quarter in 1999 and $144,000 due at the end of each quarter in 2000, for a total of $2,400,000. In addition, the Company has $9,250,000 in surety bonds to secure its plugging and abandonment obligations; including a $4,100,000 bond which was provided to the original sellers of the West Delta Properties; a $2,400,000 supplemental bond provided to the Minerals Management Service of the U.S. Department of the Interior in connection with the plugging and structure removal obligations for the Company's East Breaks Block 110 Platform and a $300,000 Pipeline Right-of-Way Bond.


Insurance


       The Company maintains insurance coverage as is customary for companies of a similar size engaged in operations similar to the Company's. The Company's insurance coverage includes comprehensive general liability insurance in the amount of $50 million per occurrence for personal injury and property damage and cost of control and operators extra expense insurance of $3 million on onshore wells, $20 million on wells in Louisiana State waters and $50 million per occurrence in Federal offshore waters, which limits are proportionately reduced when the Company owns less than 100% of the respective property. The Company maintains $65 million in property insurance on its offshore properties. There is no assurance that such insurance will be adequate to cover all such costs or that such insurance will continue to be available in the future or that such insurance will be available at premium levels that justify its purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on the Company's financial condition and operations.


Funding of Business Activities

      Cash Flow from Operations. Funding for the Company's activities is provided primarily by cash flow from operations, however, the Company may use its Bank Facility and other sources described below. Generally, cash flow from properties declines over time as production declines. The cash flow generated by the Company's activities would decline in the absence of (a) the acquisition and development of other oil and gas properties, (b) increases in the Company's production of oil and gas resulting from the development of its properties, or
(c) increases in the prices that the Company receives for oil and gas production.

      Issuance of Additional Common Shares and Other Securities. The Company may issue additional Common Shares or other securities for cash, to the extent that market and other conditions permit, and use the proceeds to fund its activities. Additional securities issued by the Company may be of a class preferred as to the Common Shares with respect to such matters as dividends and liquidation rights and may also have other rights and preferences as determined by the Board of Directors. The Certificate of Incorporation and By-laws of the Company generally do not require the Company to obtain the consent of its shareholders for the issuance and sale of Common Shares or other securities.


      During 1995 Shareholders' Equity increased by $3,173,000, by virtue of the exercise of options and warrants. During 1996 Shareholders' Equity increased by $1,837,000, as a result of the exercise of warrants, and $8,400,000 as a result of 2,000,000 shares being issued to Amoco Production Company as part of the Amoco Acquisition.


     Borrowings and Obligations. The Company is permitted to incur indebtedness for any Company purpose. It is currently expected that Company indebtedness will consist primarily of borrowings from
                                                        31
commercial banks and credit corporations, the sale of debt instruments, and possibly by advances from oil and gas purchasers.


      On October 8, 1996, the Company amended its bank facility with First Union National Bank of North Carolina (60% participation), and Banque Paribas (40% participation), herein "Bank Facility". The loan is a reducing revolver designed to provide the Company up to $40 million depending on the Company's borrowing base, as determined by the lenders. The Company's borrowing base at December 31, 1996 was $31 million, with an availability under the revolver of $2.5 million. The principal amount of the loan is due July 1, 1999. However, at no time may the Company have outstanding borrowings under the Bank Facility in excess of its borrowing base. Should the borrowing base ever be determined to be less than the outstanding principal owed, the Company must immediately pay that difference to the lenders. Interest on the loan is computed at the bank's prime rate or at 1 to 1 3/4% (depending upon the percentage of the facility being used) over the applicable London Interbank Offered Rate ("LIBOR") on Eurodollar loans. Eurodollar loans can be for terms of one, two, three or six months and interest on such loans is due at the expiration of the terms of such loans, but no less frequently than every three months. Beginning April 1, 1997, the interest rate will increase by an additional .5% at the beginning of each quarter to a maximum of 3 3/4% over LIBOR as long as the Company has in excess of $13,500,000 in Subordinated Notes outstanding, specifically the 1993 Subordinated Notes and the 1996 Tranche B Bridge Loan Subordinated Notes. See "Use of Proceeds." Management feels that this bank facility greatly enhances its ability to make necessary capital expenditures to maintain and improve production from its properties and makes available to the Company additional funds for future acquisitions. The bank facility is collateralized by a first mortgage on the Company's offshore properties. The loan agreement contains certain covenants including a requirement to maintain a positive indebtedness to cash flow ratio, a positive working capital ratio, a certain tangible net worth, as well as limitations on future debt, guarantees, liens, dividends, mergers, material change in ownership by management, and sale of assets.


      In 1991, the Company borrowed $21,600,000 from New England Mutual Life Insurance Company, NMB Post Bank, Groep, N.V. (now ING Bank), the Lincoln National Life Insurance Company and En Cap 1989-1 Limited Partnership. The balance owed on this facility was prepaid in 1994 with part of the proceeds of the Company's Bank Facility. As part of the 1991 transaction these former lenders received a net profits interest in part of the West Delta Properties.

      From time to time the Company has borrowed funds from institutional lenders who are represented by Kayne, Anderson Investment Management, Inc. In each case these loans are due at a stated maturity, require payments of interest only at 12% per annum 45 days after the end of each calendar quarter and are secured by a second mortgage on the Company's offshore oil and gas properties. The respective loan documents contain certain covenants including a requirement to maintain a net worth ratio, as well as limitations on future debt, guarantees, liens, dividends, mergers, material change in ownership by management, and sale of assets.
The loans are as follows:

            (a) 1993 Subordinated Notes. In 1993, $5,000,000 was borrowed, due December 31, 1999, but prepayable at any time. The Company may deliver up to $1,000,000 in PIK (payment in kind) notes in satisfaction of interest payment obligations. The lenders were issued, and during 1996 exercised, warrants to acquire 816,526 Common Shares at $2.25 per share.


             (b) 1996 Tranche A Convertible Subordinated Notes. On October 8, 1996, $8,500,000 was borrowed, due October 8, 2003, but prepayable any time after May 8, 1998. After the expiration of 180 days following the conclusion of this offering, the Notes are convertible into 2,060,606 Common Shares on the basis of $4.125 per share. The Company may deliver up to $2,000,000 in PIK notes in satisfaction of interest payment obligations.


            (c) 1996 Tranche B Bridge Loan Subordinated Notes. On October 8, 1996, $8,500,000 was borrowed, due October 8, 2003, but prepayable at any time. Should this loan not be prepaid by August 8, 1997 the interest rate will increase from 12% to 14% per annum. The Company may deliver PIK notes in satisfaction of this additional interest.

      Management intends to pre-pay the 1993 Subordinated Notes and the 1996 Tranche B Bridge Loan Subordinated Notes with a portion of the proceeds of this Offering.

Competition, Markets, Seasonality and Regulation

      Competition. There are a large number of companies and individuals engaged in the exploration for and development of oil and gas properties. Competition is particularly intense with respect to the acquisition of oil and gas producing properties. The Company encounters competition from various independent oil companies in raising capital and in acquiring producing properties. Many of the Company's competitors have financial resources and staffs considerably larger than the Company.

      Markets. The ability of the Company to produce and market oil and gas profitably depends on numerous factors beyond the control of the Company. The effect of these factors cannot be accurately predicted or anticipated. These factors include the availability of other domestic and foreign production, the marketing of competitive fuels, the proximity and capacity of pipelines, fluctuations in supply and demand, the availability of a ready market, the effect of federal and state regulation of production, refining, transportation, and sales of oil and gas, political instability or armed conflict in oil-producing regions, and general national and worldwide economic conditions. In recent years, worldwide oil production capacity and gas production capacity in the United States exceeded demand and resulted in a substantial decline in the price of oil and natural gas in the United States.

      Since early 1986, certain members of the Organization of Petroleum Exporting Countries ("OPEC") have, at various times, dramatically increased their production of oil, causing a significant decline in the price of oil in the world market. The Company cannot predict future levels of production by the OPEC nations, the prospects for war or peace in the Middle East, or the degree to which oil and gas prices will be affected, and it is possible that prices for any oil, natural gas liquids, or gas produced by the Company will be lower than those currently available.

      The demand for gas in the United States has fluctuated in recent years due to economic factors, a deliverability surplus, conservation and other factors. This lack of demand has resulted in increased competitive pressure on producers. However, environmental legislation is requiring certain markets to shift consumption from fuel oils to natural gas, thereby increasing demand for this cleaner burning fuel.

      In view of the many uncertainties affecting the supply and demand for oil, gas, and refined petroleum products, the Company is unable to predict future oil and gas prices. In order to minimize these uncertainties the Company, from time to time, hedges prices on a portion of its production with futures contracts.

      Seasonality. Historically the nature of the demand for natural gas caused prices and demand to vary on a seasonal basis. Prices and production volumes were generally higher during the first and fourth quarters of each calendar year. For example, during 1991 the price the Company receives for its natural gas fell from a high of $1.78 per Mcf in January to a low of $1.09 in July and then climbed to a new high of $1.95 in December, averaging $1.49 for the year. However, the substantial amount of gas storage becoming available in the U.S. is altering this seasonality. During 1993, 1994 and 1995 the Company's gas prices ranged from $2.78 to $1.64, $2.43 to $1.39 and $2.37 to $1.37, averaging $2.13,
$1.88 and $1.58, respectively, in each case, per Mcf. Gas prices averaged $2.08 per Mcf during the first nine months of 1996. The Company sells its natural gas on the spot market based upon published index prices for each pipeline. Historically the net price received by the Company for its gas has averaged about $.10 per MMbtu below the NYMEX Henry Hub index price, due to transportation differentials. Fields that are located further offshore, such as the Amoco Properties, will generally sell their gas for as much as $.20 below that index price. Recent pipeline index prices have been at historical highs. During December 1996 the Company sold its gas for an average of $2.86.

      Regulation. The Company's business is affected by governmental laws and regulations, including price control, energy, environmental, conservation, tax and other laws and regulations relating to the petroleum industry. For example, state and federal agencies have issued rules and regulations that require permits for the drilling of wells, regulate the spacing of wells, prevent the waste of natural gas and crude oil reserves, and regulate environmental and safety matters including restrictions on the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limits or prohibitions on drilling activities on certain lands lying within wetlands and other protected areas, and remedial measures to prevent pollution from current and former operations. Changes in any of these laws, rules and regulations could have a material adverse effect on the Company's business. In view of the many uncertainties with respect to current law and regulations, including their applicability to the Company, the Company cannot predict the overall effect of such laws and regulations on future operations.

      The Company believes that its operations comply in all material respects with all applicable laws and regulations and that the existence of such laws and regulations have no more restrictive effect on the Company's method of operations than on other similar companies in the industry. The following discussion contains summaries of certain laws and regulations and is qualified in its entirety by reference thereto.

      Various aspects of the Company's oil and natural gas operations are regulated by administrative agencies under statutory provisions of the states where such operations are conducted and by certain agencies of the federal government for operations of federal leases. The Federal Energy Regulatory Commission (the FERC) regulates the transportation and sale for resale of natural gas in interstate commerce pursuant to the Natural Gas Act of 1938 (the "NGA") and the Natural Gas Policy Act of 1978 (the "NGPA"). In the past, the federal government has regulated the prices at which oil and gas could be sold. Currently, sales by producers of natural gas, and all sales of crude oil, condensate and natural gas liquids can be made at uncontrolled market prices, but Congress could reenact price controls at any time. Deregulation of wellhead sales in the natural gas industry began with the enactment of the NGPA in 1978. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act which removed all NGA and NGPA price and non-price controls affecting wellhead sales of natural gas effective January 1, 1993.

     Commencing in April 1992, the FERC issued Order NOS. 636, 636-A, and 636-B ("Order No. 636"), which require interstate pipelines to provide open-access transportation on a basis that is equal for all gas shippers. Although Order No. 636 does not directly regulate the Company's activities, the FERC has stated that it intends for Order No. 636 to foster increased competition within all phases of the natural gas industry. It is unclear what impact, if any, increased competition within the natural gas industry under Order No. 636 will have on the Company's activities. Although Order No. 636, assuming it is upheld in its entirety, could provide the Company with additional market access and more fairly applied transportation service rates, Order No. 636 could also subject the Company to more restrictive pipeline imbalance tolerances, delivering more or less than anticipated deliveries, and greater penalties for violation of those tolerances. The FERC has issued final orders in virtually all Order No. 636 pipeline restructuring proceedings. Appeals of Order No. 636 as well as orders in the individual pipeline restructuring proceedings, are currently pending and Company cannot predict the ultimate outcome of court review. This review may result in the repeal, in whole or in part, of Order No. 636.

      The FERC has announced its intention to reexamine certain of its transportation-related policies, including the manner in which interstate pipeline shippers may release interstate pipeline capacity under Order No. 636 for resale in the secondary market. While any resulting FERC action would affect the Company only indirectly, the FERC's current rules and policies may have the effect of enhancing competition in natural gas markets by, among other things, encouraging non-producer natural gas marketers to engage in certain purchase and sale transactions. The Company cannot predict what action the FERC will take on these matters, nor can it accurately predict whether the FERC's actions will achieve the goal of increasing competition in markets in which the Company's natural gas is sold. However, the Company does not believe that it will be affected by any action taken in a manner that is materially different than the effect upon other natural gas producers with which it competes.

      The FERC has issued a policy statement on how interstate natural gas pipelines can recover the costs of new pipeline facilities. While this policy statement affects the Company only indirectly, in its present form, the new policy should enhance competition in natural gas markets and facilitate construction of gas supply laterals. However, requests for rehearing of this policy statement are currently pending. The Company cannot predict what action the FERC will take on these requests.

      Sales of crude oil, condensate and gas liquids by the Company are not regulated and are made at market prices. The price the Company receives from the sale of these products is affected by the cost of transporting the products to market. Effective as of January 1, 1995, the FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which would generally index such rates to inflation, subject to certain conditions and limitations. These regulations could increase the cost of transporting crude oil, liquids and condensates by pipeline. These regulations are subject to pending petitions for judicial review. The Company is not able to predict with certainty what effect, if any, these regulations will have on it, but other factors being equal, the regulations may tend to increase transportation costs or reduce wellhead prices for such conditions.

      Additional proposals and proceedings that might affect the oil and gas industry are pending before Congress, the FERC and the courts. The Company cannot predict when or whether any such proposals may become effective. In the past, the natural gas industry historically has been very heavily regulated. There is no assurance that the current regulatory approach pursued by the FERC will continue indefinitely into the future. Notwithstanding the foregoing, it is not anticipated that compliance with existing federal, state and local laws, rules and regulations will have a material or significantly adverse effect upon the capital expenditures, earnings or competitive position of the Company.

      Extensive federal, state and local laws and regulations govern oil and natural gas operations regulating the discharge of materials into the environment or otherwise relating to the protection of the environment. Numerous governmental departments issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. Some laws, rules and regulations relating to protection of the environment may, in certain circumstances, impose "strict liability" for environmental contamination, rendering a person liable for environmental damages and response costs without regard to negligence or fault on the part of such person. For example, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, also known as the "Superfund" law, imposes strict liability on an owner and operator of a facility or site where a release of hazardous substances into the environment has occurred and on companies that disposed or arranged for the disposal of the hazardous substances released at the facility or site. The regulatory burden on the oil and natural gas industry increases its cost of doing business and consequently affects its profitability. These laws, rules and regulations affect the operations and costs of the Company. While compliance with environmental requirements generally could have a material adverse effect upon the capital expenditures, earnings or competitive position of the Company, the Company believes that other independent energy companies in the oil and gas industry likely would be similarly affected. The Company believes that it is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on the Company.

       Offshore operations of the Company are conducted on both federal and state lease blocks of the Gulf of Mexico. In all offshore areas the more stringent regulation of the federal system, as implemented by the Mineral Management Service of the Department of the Interior, are to be applicable to state leases as well as federal leases. The Oil Pollution Act of 1990 requires operators of oil and gas leases on or near navigable waterways to provide $35 million in "financial responsibility", as defined in the Act. At present the Company is satisfying the financial responsibility requirement with insurance coverage.

Employees

      The Company has thirteen full time employees, some of whom are officers. The Company utilizes an additional thirty-two contract personnel in the operation of the offshore properties, and uses numerous outside geologists, production engineers, reservoir engineers, geophysicists and other professionals on a consulting basis.

Office Facilities

      The Company's headquarters are located at 1050 West Blue Ridge Boulevard, PANACO Building, Kansas City, Missouri 64145-1216, and its telephone number is
(816) 942-6300, FAX (816) 942-6305. The Houston, Texas office is located at 1100 Louisiana, Suite 5110, Houston, Texas 77002-5220, telephone (713) 652-5110, FAX
(713) 651-0928.



Legal Proceedings

      The Company is presently a party to several legal proceedings, which it considers to be routine and in the ordinary course of its business. Management has no knowledge of any pending or threatened claims that could give rise to any litigation which management believes would be material to the Company.


                                   PROPERTIES

      The Company's offshore properties are located offshore Louisiana and Texas. The following table sets forth certain information with respect to the Company's significant properties as of November 1,1996. Such properties account for 97% of the aggregate SEC 10 Value of its properties.

                                           Significant Proved Properties

                                                                     Proved Reserves
                                                         Oil                 Gas               SEC 10
Property                      Area                      (Bbls)              (Bcf)               Value

AMOCO PROPERTIES            Offshore TX              1,820,000              28.1         $   56,929,000
WEST DELTA PROPERTIES       Offshore LA                566,000              25.2         $   46,403,000
ZAPATA PROPERTIES           Offshore TX & LA           208,000               9.6         $   20,076,000


Amoco Acquisition


        On August 26, 1996 the Company entered into a Purchase and Sale Agreement with Amoco Production Company to acquire Amoco's interest in 13 offshore blocks comprising six fields in the Gulf of Mexico ("Amoco Properties"). The acquisition closed October 8, 1996. The purchase price for the assets acquired in this transaction was $40.4 million, paid by the issuance of 2,000,000 Common Shares, at $4.20 per share, and by payment to Amoco of $32 million in cash.


      In addition to the interests acquired, the Company purchased a 33.3% interest in a 12.67 mile 12" pipeline connecting East Breaks Block 160 platform to the High Island Offshore System ("HIOS"), a natural gas pipeline system in the Gulf of Mexico and a 33.3% interest in a 17.47 mile 10" pipeline connecting the East Breaks Block 160 platform to the High Island Pipeline System ("HIPS"), a crude oil pipeline system in the Gulf of Mexico. HIOS and HIPS are the primary natural gas and crude oil pipeline systems in that part of the Gulf of Mexico.

      The East Breaks Block 160 platform also serves a subsea well owned by Mobil Oil Corporation in East Breaks Block 117. Under agreements with Mobil the owners of the East Breaks Block 160 platform share in certain fees paid by Mobil.

      The following table lists the field names, block numbers, working interests, net revenue interests and number of wells of the properties.

                                Working        Net Revenue      Number of
        Field/Block             Interest        Interest       Active Wells

     East Breaks 160 Field
     EB 160 (OCS 2647)          0.3333            0.2778            13
     EB 161 (OCS 2648)          0.3333            0.2778            10

     High Island A-302 Field
     HI A-302 (OCS 2732)        0.3333            0.2778             5

     High Island A-309 Field
     HI A-309 (OCS 2735)        0.4500            0.3750             9
     HI A-310 (OCS 3378)        0.5500            0.4583             8

     High Island A-330 Field
     HI A-330 (OCS 2421)        0.1200            0.1000            25
     HI A-349 (OCS 2743)        0.1200            0.1000             6
     WC 613 (OCS 3286)          0.1200            0.1000             3

     High Island A-474 Field
     HI A-474 (OCS 2366)        0.1200            0.1000            18
     HI A-489 (OCS 2372)        0.1200            0.1000            22
     HI A-499 (OCS 3118)        0.1310            0.1092             6
     HI A-475 (OCS 2367)        0.1200            0.1000             0

     West Cameron 180 Field
     WC 144 (OCS 1953)              0.1250        0.1042             7


      Average net production from these fields during 1995 was 15.6 MMcf of gas per day and 592 barrels of oil per day and cash flow net to the interests was
$9.5  million.   Management  believes  that  these  fields  have  potential  for substantial reserve and production increases. Three of the fields have proprietary 3-D seismic.


East Breaks 160 Field


      This field consists of two blocks, East Breaks 160 and 161. The water depth ranges from 900' to 1,100'. The Company owns a 33.3% working interest with a 27.8% net revenue interest. Unocal Corporation is the operator. The 1995 net cash flow was $2.8 million. East Breaks 160 field produces from an anticlinal ridge with 12 productive horizons. A proprietary 3-D survey was shot and processed in 1990. Net proved reserves are estimated to be 15.2 Bcf and 1,641 MBO. The GA-2 and HB-2 reservoirs account for most of the reserves.
 Additional income is derived from processing fees from the Mobil Oil Corporation recent discovery in adjacent Block 117. This subsea well is tied back to the East Breaks 160 platform. Management believes there are numerous reservoirs in the field which have not been adequately evaluated with wells. Additional wells on Blocks 160 and 161 and in adjacent blocks are under consideration by Unocal Corporation. The first well in Unocal's recompletion program was recently recompleted and is producing 550 barrels of oil per day and 1,200 Mcfd.


High Island A-302 Field


      High Island Block A-302 is in approximately 200' of water. The Company owns a 33.3% working interest with a 27.8% net revenue interest. Unocal Corporation is the operator. Production is from four producing horizons on a faulted anticlinal structure. A speculative 3-D survey was shot in 1991 and processed in 1992. Net Proved Reserves are estimated to be .3 Bcf. One well is producing, with one well scheduled to be recompleted in 1997. Management believes additional reserves should be recoverable from two sands in an area which seismic data shows to be undrained by the existing wells.

High Island A-309 Field


      High Island A-309 field consists of two blocks, High Island A-309 and A-310, in approximately 200' of water. The Company owns a 45% working interest in Block A-309 and a 55% working interest in Block A-310. Phillips Petroleum Company is the operator. The 1995 net cash flow was $5.9 million. Production is from three faulted anticlines with 18 productive horizons. Proprietary 3-D seismic data has been reprocessed. Net Proved Reserves are estimated to be 7.3 Bcf. Management expects that one additional well will be drilled to recover the estimated 4.8 Bcf in four zones. Numerous additional wells and recompletions are planned for 1997 through 1999.



High Island A-330 Field


      The field consists of three blocks, High Island A-330, High Island A-349 and West Cameron 613. The field is located in 280' of water. The Company owns a 12% working interest with a 10% net revenue interest. Costal Oil and Gas Corporation is the operator. Three wells have been recompleted in 1996. This field produces from a faulted anticline with 24 productive horizons. The Company has 2-D seismic on this field, but a 3-D seismic survey was recently shot. Management believes that significant upside potential was delineated by the 3-D seismic. A well in West Cameron Block 613 has been proposed by the operator for 1997 to offset a field operated by Shell offshore in Block A-350 and other wells and recompletions are under consideration.


High Island A-474 Field


      This field consists of three full blocks in the High Island Area, A-474, A-489, A-499, and part of Block A- 475. The water depth is 250' to 285 and Phillips Petroleum Company ("Phillips") is the operator. The Company owns a 12% working interest with a 10% net revenue interest in Blocks A-474 and A-489, a 13.1% working interest with a 10.9% net revenue interest in Block A-499, and a 12% working interest with a 9% net revenue interest in Block A-475. There are 23 productive horizons in this faulted anticline. A proprietary 3-D seismic was shot in 1991 and processed in 1993. Net Proved Reserves are 3.6 Bcf and 174 MBO. Phillips is currently drilling a well and is planning several recompletions and additional wells in 1997. Phillips is in what it considers to be phase two of a four phase development program which is expected to be implemented over the next three years.


West Cameron 180 Field


      This field consists of a single block, West Cameron 144, in 40' of water. Texaco is the operator. The Company owns a 12.5% working interest with a 10.4% net revenue interest. The producing feature is a north- plunging faulted anticline that underlies West Cameron Blocks 173 and 180. There are three productive horizons. Net Proved Reserves are estimated to be 353 MMcf, all of which are producing in one well. Texaco has proposed a well in Block 173, in which the Company may participate.


West Delta Properties


        These properties consist of 13,565 acres in Blocks 52 through 56 and Block 58 in the West Delta Area, offshore Louisiana. The properties have 36 wells, five of which were recently drilled. The West Delta Properties were acquired from Conoco, Inc., Atlantic Richfield Company (now Vastar Resources, Inc.), OXY USA, Inc. and Texaco Exploration and Production, Inc. in May 1991. During 1995 the properties had net production averaging approximately 20,643 Mcf of natural gas per day and 264 barrels of oil and condensate per day.

      The Company has a 87.5% net revenue interest in the field, subject to a 5% net profits interest on the shallower reservoirs in favor of the Companys' former lenders and a 4.166% overriding royalty interest on the deeper reservoirs in favor of Conoco and OXY. In 1994 the Company spent $6.9 million on drilling four wells and the recompletion of eight wells on these properties. The Company is the operator and generally owns 100% of the working interest in these wells. Presently, the wells produce from depths ranging from 1,200 feet to 12,500 feet. Because of the existing surface structures and production equipment, management believes that additional wells can be added on the properties with lower completion costs.


      The Company has agreed to farmout the deep rights in West Delta Blocks 53 through 56 to Flores & Rucks, Inc., which has agreed to fund a new 3-D seismic survey. The Company retains all presently producing reservoirs. Management believes this farmout will bring about an evaluation of any deep reservoir potential and allow the Company to further evaluate the presently producing reservoirs using the new 3-D seismic. The Company will have the option of retaining a 12 1/2% overriding royalty interest or participating up to 50% as a working interest owner in any wells drilled by Flores & Rucks, Inc.

         During 1994 the Company farmed out the deep rights (below 11,300 feet) to an 1,875 acre parcel in Block 58 to Energy Development Corporation which drilled a successful well to 16,500 feet. Production commenced in April, 1995. The Company retained a 12 1/2% overriding royalty interest in that acreage that converts to 15% overriding royalty interest at Payout. The well has produced as much as 21,000 Mcf per day and 1,500 barrels of condensate per day. Energy Development Corporation was subsequently acquired by Samedan Oil Corporation.


         The Company generated a prospect in the northern portion of West Delta Block 58 using 3-D seismic, which it farmed out to Tana Oil & Gas Corporation in 1996. Tana drilled a successful well to 12,800 feet which encountered 85 feet of net pay and is producing 14,000 Mcf per day. The Company retained a 5.833% overriding royalty interest in the farmout. This override is convertible to a 25% working interest at payout.


         The main production facility on the West Delta Properties is a four platform complex designated as Tank Battery #3. There are four ancillary platforms in the eastern portion of the properties connected to Tank Battery #3. Three wells are on one of these platforms. In the western portion there is one production platform designated as Platform "D" in Block 58, with three wells. The remaining 30 wells are located on satellite structures connected to Tank Battery #3 or one of its ancillary platforms. Eight wells produce oil and natural gas. The remaining wells produce only natural gas.


         The Company is replacing the pipeline connecting "D" Platform in Block 58 with Tank Battery # 3 in Block 54 with two new 6" pipelines. For this reason production from Block 58 is currently shut-in. Resumption of production is anticipated in February.


         In  connection   with  the  acquisition  of  the  West  Delta  offshore
properties the Company provides the sellers with a $4,100,000 plugging and abandonment bond collateralized in part with a bank escrow account.
See "The Company - Plugging and Abandonment Escrows".

Zapata Properties


           On July 12th, 1995, the Company entered into a Purchase and Sale Agreement with Zapata Exploration Company ("Zapata") to acquire all of Zapata's offshore oil and gas properties in the Gulf of Mexico. The properties consist of East Breaks Blocks 109 and 110, East Cameron Block 359, Eugene Island Block 372, South Timbalier Block 185 and West Cameron Block 538, totaling 31,134 gross acres. The transaction was closed July 26, 1995. The Company took over as operator of the East Breaks and West Cameron properties effective at closing. The East Cameron property is operated by Anadarko Petroleum Corporation. The Eugene Island property is operated by Unocal Corporation and the South Timbalier property is operated by Louisiana Land & Exploration Company. Proved reserves at December 31, 1995 attributable to the Company's net working interests, were 222,000 Bbls of oil and 15.3 Bcf of natural gas. During 1995, subsequent to closing on July 26th, the properties produced 20,000 barrels of oil and 1.8 Bcf of natural gas, net to the Company's interest.


         In addition to the mineral interests acquired, the Company purchased a 100% interest in a 31 mile natural gas pipeline connecting the Company's East Breaks 110 platform to the High Island Offshore System and a 22 mile oil pipeline which connects the East Breaks 110 platform with the High Island Pipeline System. HIOS and HIPS are the primary natural gas and crude oil systems in that part of the Gulf of Mexico.

         The Company's East Breaks 110 platform has significant excess capacity for both crude oil and natural gas. Prior to the acquisition of the properties, Zapata had entered into a Facilities Sharing Agreement with
AGIP Petroleum Company, Inc. ("AGIP") to operate and process for AGIP's subsea wells in Blocks 112 and 157. Under the Agreement AGIP will pay certain fees to the Company and split the cost of operating the East Breaks 110 platform with the Company, based upon each company's proportion of production. A portion, not to exceed $6 million, of the monies earned pursuant to this Agreement are being paid to Zapata as part of the acquisition of the properties.

         The purchase price for the assets acquired in the transaction was $2,748,000 in cash and the obligation to pay a production payment to Zapata based upon future production. The production payment is based upon production from the East Breaks 109 Field after production of 12 Bcfe gross (10 Bcfe net) measured from October 1, 1994. The Company will pay to Zapata $.4167 per Mcfe on the next 27 Bcfe of gross production, if that much is produced. Payments to Zapata on this production payment are to be made by the Company when it is paid for the oil or gas. The Company's oil and gas reserves are calculated net of this production payment.

Bayou Sorrel Field

           As of December 27, 1995 the Company acquired from Shell Western E & P, Inc. all of its interest in the Bayou Sorrel Field in Iberville Parish, Louisiana. The purchase price of the field and a related receivable of $600,000 was $10,455,000 in cash, including a $205,000 brokers' fee.


          Effective September 1, 1996 the Company sold the Bayou Sorrel Field to National Energy Group, Inc. for $11 million. The Company received $9 million in cash and 477,612 shares of National Energy Group, Inc. common stock, which were valued at $2 million as of the November 26, 1996, closing date. These shares are restricted securities and are not freely tradeable. The Company has demand registration rights and has made such a demand. The Company retained a 3% overriding royalty interest in the deep rights of the field at depths below 11,000 feet.


Oil and Gas Information


         The following tables set forth selected oil and gas information for the Company, and certain forward looking information about its properties. Future results may vary significantly from the amounts reflected in the information set forth herein because of normal production declines and future acquisitions. See "Risk Factors Estimates of Reserves and Future Net Revenue" and "Replacement of Reserves".


                             Proved Reserves (a) (b)

         The following table sets forth information as of November 1, 1996 as to the estimated Proved Reserves attributable to the Company's properties.

Oil and liquids (Bbls):
       Proved Developed Reserves ..................................    2,438,000
       Proved Undeveloped Reserves ................................      482,000
           Total Proved Reserves ..................................    2,920,000

Natural gas (Mcf):
       Proved Developed Reserves ..................................   52,192,000
       Proved Undeveloped Reserves ................................   12,733,000
           Total Proved Reserves ..................................   64,925,000

(a) Calculated by the Company in accordance with the rules and regulations of the SEC, based upon November 1, 1996 prices of $22.00 per barrel of oil and $2.63 per MMBtu of gas, adjusted for basis differentials, Btu content of gas and specific gravity of oil. The Company's independent reservoir engineers prepare a reserve report as of the end of each calendar year.
(b) Includes the recently acquired Amoco Properties and excludes the recently sold Bayou Sorrel Field.


                          Estimated Future Net Revenues
                          from Proved Reserves (a) (b)

         The following table sets forth information as of November 1, 1996 as to the estimated future net revenues (before deduction of income taxes) from the production and sale of the Proved Reserves attributable to the Company's properties.



                                                    Proved               Total
                                                  Developed              Proved
                                                   Reserves             Reserves
Estimated Future net revenues (c):
         1996 (2 mos.)..........................$  6,290,000        $  6,290,000
         1997 ..................................  35,573,000          36,847,000
         1998 ..................................  25,008,000          31,607,000
         1999 ..................................  16,910,000          22,331,000
         Thereafter ............................  53,627,000          79,623,000
         Total .................................$137,409,000        $176,698,000
Present value (10%) of estimated future net
         revenues (SEC 10 Value)............... $104,868,000        $128,092,000

     (a) Calculated by the Company in accordance with the rules and regulations of the SEC, based upon November 1, 1996 prices of $22.00 per barrel of oil and $2.63 per MMBtu of offshore gas, adjusted for basis differentials, Btu content of gas and specific gravity of oil. The Company's independent reservoir engineers prepare a reserve report as of the end of each calendar year.
     (b) Includes the recently acquired Amoco Properties and excludes the recently sold Bayou Sorrel Field.
     (c) Estimated future net revenues represent estimated future gross revenues from the production and sale of Proved Reserves, net of estimated operating costs, future development costs estimated to be required to achieve estimated future production and estimated future costs of plugging offshore wells and removing offshore structures.

                        Production, Price, and Cost Data

          The following table sets forth certain production, price, and cost data with respect to the Company's properties, for the three years ended December 31, 1995, 1994 and 1993 and the nine months ended September 30, 1996 and 1995.

                                                For the nine months                         For the years
                                                ended September 30,                       ended December 31,

                                               1996(a)          1995           1995          1994            1993
Oil:
         Net Production (Bbls)(b)             203,000         122,000        170,000        137,000         180,000
         Revenue........................$   3,724,000  $    1,989,000  $   2,853,000  $   2,103,000  $    3,003,000
         Average net Bbls per day                 741             447            466            375             493
         Average price per Bbl          $       18.34  $        16.30  $       16.78  $       15.35  $        16.69

Gas:
         Net Production(Mcf)(b)             4,590,000       7,578,000      9,850,000      8,139,000       5,586,000
         Revenue........................$   9,533,000  $   11,671,000  $  15,594,000  $  15,235,000  $    9,602,000

                                                        41




         Average net Mcf per day               16,800          27,800         27,000         22,300          15,300
         Average price per Mcf          $        2.08  $         1.54  $        1.58           1.87  $         1.72

Total Revenues..........................$  13,257,000  $   13,660,000  $  18,447,000   $ 17,338,000  $   12,605,000




Production Costs:
         Production cost                    6,049,000   5,729,0008,055,   5,231,000   5,297,000
         Mcfe(c)                            5,808,000     8,310,000      10,870,000      8,961,500     6,666,000
         Production costs per Mcfe(c)                 1.04       .69            .74                 .58           .79

------
(a) The information shown for 1996 was impacted by the explosion and fire on April 24th at West Delta Tank Battery #3, which resulted in those fields being off production until October 7, 1996, when production resumed. For that reason management would not consider these production costs to be indicative of the future. Also this information includes Bayou Sorrel Field through August 31, the date of its sale, and does not include any information with respect to the recently acquired Amoco Properties.
(b) Production information is net of all royalty interests, overriding royalty interest and the net profits interest in the West Delta Properties owned by the Company's former lenders.
(c) Oil production is converted to Mcfe (Equivalent Mcf) at the rate of 6 Mcf per Bbl, representing the estimated relative energy content of natural gas to oil.


                               Productive Wells(a)

         The following table sets forth the number of productive oil and gas wells, as of the date hereof, attributable to the Company's properties.

Gross productive offshore wells (b):        Productive Wells    Company Operated

         Oil     . . . . . . . . . . . . .  . . . .33. . . . . . . . . .10
         Gas   . . . . . . . . . . . . . .  . . . .90. . . . . . . . . .42
           Total  . . . . . . . . . . . . .. . . .123. . . . . . . . . .52

Net productive offshore wells (c):
         Oil   . . . . . . . . . . . . . .  . .. . .1. . . . . . . . . .10
         Gas . . . . . . . . . . . . . . .  . . . .49. . . . . . . . . .38
           Total  . . . . . . . . . . . . .. . . . 64. . . . . . . . . .48

-----
(a) Productive wells consist of producing wells and wells capable of production, including shut-in wells and water disposal and injection wells. One or more completions in the same borehole are counted as one well.
(b) A "gross well" is a well in which a working interest is owned. The number of gross wells represents the sum of the wells in which a working interest is owned.
(c) A "net well" is deemed to exist when the sum of the fractional working interests in gross wells equals one. The number of net wells is the sum of the fractional working interests in gross wells.

                                Leasehold Acreage

     The following table sets forth the developed acreage as of the date hereof attributable to the
                                                        42

Company's properties, excluding onshore acreage which is no longer significant.

Developed offshore acreage (a):
         Gross acres (b)........................................  103,771
         Net acres (c)..........................................   43,645

(a)      Developed acreage is acreage assignable to productive wells.
(b) A "gross acre" is an acre in which a working interest is owned. The number of gross acres represents the sum of the acres in which a working interest is owned.
(c) A "net acre" is deemed to exist when the sum of the fractional working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests in gross acres.


                               Drilling Activities

         The following table sets forth the number of gross productive and dry wells in which the Company had an interest, that were drilled and completed during the three years ended December 31, 1995 and the nine months ended September 30, 1996. Such information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled and the oil and gas reserves generated thereby or the costs to the Company of productive wells compared to the costs to the Company of dry wells.

                     Developmental Wells            Exploratory Wells
                  Completed          Dry          Completed         Dry
                Oil      Gas     Oil     Gas     Oil     Gas     Oil     Gas
1993             3        0       0       0       0       0       0       0
1994             5        4       0       0       0       1       0       0
1995             0        0       0       0       0       0       0       3
1996 (9 mos)     0        0       2       0       0       0       0       0
Total            8        4       2       0       0       1       0       3


Title to Oil and Gas Properties


         In the case of acquired properties title opinions are obtained for the more significant properties. Prior to the commencement of drilling operations a thorough drillsite title examination is conducted and curative work performed with respect to significant defects.



Undeveloped Acreage and Unproved Properties

          The Company does not hold interest in a significant amount of Undeveloped Acreage to which no Proved Reserves have been assigned. However, the Company retained a 3% overriding royalty interest in depths below 11,000 feet when it sold the Bayou Sorrel Field, and no reserves have been attributed to these depths.

                                   MANAGEMENT

Officers and Directors

         The Company has a classified Board of Directors. Directors are elected to serve for three-year terms and until their successors are elected and qualified. One-third of the directors stand for election each year as their terms expire. The Board of Directors consists of three employees of the Company and six independent directors.

         Officers are elected by and serve at the discretion of the Board of Directors.


         Set forth below are the names, ages, and positions of the persons who are executive officers and directors of the Company, and the committees of the Board on which they serve.


                                Director
    Name                    Age  Since    Position


H. James Maxwell .......... 52    1992  Chairman of the Board, President,
                                        Chief Executive Officer, and Director(a)
Bob F. Mallory ............ 64    1992  Chief Operating Officer,  Executive Vice
                                        President and Director- Executive and
                                        Personnel Committee (a)
Larry M. Wright ........... 52    1992  Executive Vice President and
                                        Director-Executive and Personnel
                                        Committee (b)
Robert G. Wonish .......... 43    ---   Vice President


Edward A. Bush............. 53    ---   Vice President

William J. Doyle .......... 45    ---   Vice President

Todd R. Bart .............. 32    ---   Chief Financial Officer, Secretary and
                                        Treasurer
A. Theodore Stautberg, Jr.. 50    1993  Director(c)-Compensation Committee

Donald W. Chesser ......... 57    1992  Director(a)

James B. Kreamer .......... 57    1993  Director(c)

N. Lynne Sieverling ....... 59    1992  Director(b)-Audit and Compensation
                                        Committees
Mark C. Barrett............ 46    1996  Director(b)-Audit and Compensation
                                        Committees
Michael Springs............ 47    1996  Director(c)-Audit Committee



(a) These persons are designated as Class III directors, with their term of office expiring at the annual meeting of shareholders in 1998.
(b) These persons are designated as Class II directors, with their term of office expiring at the annual meeting of shareholders in 1997.
(c) These persons are designated as Class I directors, with their term of office expiring at the annual meeting of shareholders in 1999.

         Set forth below are descriptions of the principal occupations, during at least the past five years, of the directors and executive officers of the Company.


         H. James Maxwell received a B.A. degree in Economics from the University of Missouri-Kansas City and received his Law Degree from that same university in 1972. Mr. Maxwell practiced securities law from 1972 to 1984, and was a frequent author and speaker on oil and gas tax and securities law. He served as a General Partner of Castle Royalty Limited Partnership from 1984 to 1988, Managing General Partner of PAN Petroleum MLP from 1987 to 1992, both of which were predecessors of the Company, and President, CEO and Chairman of the Company from 1992 to date.

         Bob F. Mallory received his Ph.D. in Geology from the University of Missouri in 1968 and a B.A. in Geology from the University of Wichita in 1961. He began consulting in the oil industry in 1980. He served as a General Partner of Castle Royalty Limited Partnership from 1984 to 1988, as a General Partner of PAN Petroleum MLP from 1987 to 1992, both of which were predecessors of the Company, and Executive Vice President and Chief Operating Officer of the Company from 1992 to date.

         Larry M. Wright received his B.S. Degree in Engineering from the University of Oklahoma in 1966. From 1966 to 1976 he was with Union Oil Company of California (UNOCAL). From 1976 to 1980, he was with Texas International Petroleum Corporation, ultimately as division operations manager. From 1980 to 1981, he was with what is now Transamerica Natural Gas Company as Vice
President-Exploration and Production. From 1981-1982, he was Senior Vice President of Operations for Texas International Petroleum Corporation, and, from 1983 to 1985, he was Executive Vice President of Funk Fuels Corp., a subsidiary of Funk Exploration. From 1985 to 1993, Mr. Wright was an independent consultant. From 1993 to date, he has served as Executive Vice President of the Company.

         Robert G. Wonish received his B.S. in Mechanical Engineering in 1975 from the University of Missouri-Rolla. He was a production engineer with Amoco from 1975 to 1977, Napeco, Inc. from 1977 to 1979; Division Operation Engineer with Texas International from 1979 to 1980; Production Manager with Cliffs Drilling Company from 1980 to 1984 and District Superintendent with Ladd Petroleum Corporation from 1985 to 1991. He then worked as a consultant, starting with the Company in 1992, and became an employee in 1993, serving as Vice President - Production.


     Edward A. Bush received his B.S. Degree in Geology from Baldwin Wallace College in 1964 and his M.A. in Geology from Bowling Green State University in 1966. He served in various geological and exploration capacities with Exxon (1968-75), Union Texas Petroleum (1975-79), Home Petroleum Corp. (1979-81), Traverse Oil Co. (1981-83) and Sohio Petroleum Co. (1983-85). From 1985 to 1995 he served first as Exploration Manager, then Vice President of Exploration and later Vice President of Operations for Columbia Gas Devp. Corp. From 1995 to 1996 he served as Vice President-Exploration and then the President of Howell Petroleum Corp.

         William J. Doyle received his Masters in Geology in 1975 from Texas A&M University and his B.S. in Earth Sciences from the University of New Orleans in 1973. From 1975 to 1978 he was a geologist with Mobil Oil focusing on offshore Gulf of Mexico projects. From 1978 to the present he has worked as an employee and consultant for various oil and gas exploration companies operating in the Gulf Coast. He joined the Company as a consulting geologist in 1992 and became a Vice President in 1995.

         Todd R. Bart received his B.B.A. in Accounting from Abilene Christian University in 1987. He worked in the energy industry with Pennzoil Company from 1987 to 1990 and the public accounting firm of Arthur Andersen and Company from 1990 until 1992. From 1992 to 1995 he worked for Yellow Freight System, Inc., a trucking company, in financial accounting and reporting. He joined the Company as Controller in 1995 and was elected Chief Financial Officer, Treasurer and Secretary in 1996. He received his C.P.A. designation in Texas in 1990 and in Kansas in 1993, and is a member of the A.I.C.P.A.

     A. Theodore Stautberg, Jr. has since 1981 been the President and a director of Triumph Resources
                                                        45

Corporation and its parent company, Triumph Oil and Gas Corporation of New York. Triumph engages in the oil and gas business, assists others in financing energy transactions, and serves as general partner of Triumph Production L.P. Mr. Stautberg is also the president of Triumph Securities Corporation and BT Energy Corporation. Prior to forming Triumph in 1981, Mr. Stautberg was a Vice President of Butcher & Singer, Inc., an investment banking firm, from 1977 to 1981. From 1972 to 1977, Mr. Stautberg was an attorney with the Securities and Exchange Commission. Mr. Stautberg is a graduate of the University of Texas and the University of Texas School of Law.

         Donald W. Chesser received his B.B.A. in Accounting from Texas Tech University in 1963 and has served with several CPA firms since that time, including eight years with Elmer Fox and Company. From 1977 to 1981, he was with IMCO Enterprises, Inc. Since 1982 he has been a shareholder and President of Chesser & Company, P.A., a CPA firm. He is also President of Financial Advisors, Inc., a registered investment advisor.

         James B. Kreamer received his B.S. Degree in Business from the University of Kansas in 1963 and has been active in investment banking since that time. Since 1982 he has managed his personal investments.

         N. Lynne Sieverling received his B.S. Degree in Accounting from the University of Kansas in 1959 and has practiced as a CPA since graduation, serving 17 years as a partner with the accounting firm of Coopers & Lybrand. Mr. Sieverling has also been actively involved in the oil and gas industry since 1984 both as an investor and as an operator of oil and gas leases in Kansas, Oklahoma and North Dakota.

         Mark C. Barrett received his B.S. Degree in Business Administration/Accounting in 1972 and is licensed to practice as a Certified Public Accountant in both Kansas and Missouri. He was a partner in the firm Drees Dunn Lubow and Company from 1974 until 1981. He founded Barrett & Associates, a CPA firm, in 1981 and is the president and majority shareholder in that firm. His CPA firm served as the Company's independent public accountants from 1985 to 1995.

     Michael Springs graduated from the Medical Field Service School, Brooke Hospital, San Antonio, Texas in 1971 and the University of Missouri, Kansas City, in 1969 with a degree in Business. He is the President and founder of Ortho-Care, Inc. of Kansas City, Missouri and Ortho-Care Southeast of Charlotte, North Carolina. Ortho-Care, Inc. is a manufacturer of orthopedic fracture management and sports medicine products, and holds a number of patents in the field. Mr. Springs is also controlling partner in Ortho-Implants, a distributor of total joint replacement prosthesis.

         None of the officers or directors serve pursuant to employment agreements.

Board of Directors

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Directors are kept informed of the Company's business by various reports and documents, as well as by operating and financial reports presented at Board and committee meetings by the Chairman and other officers.

         Meetings of the Board of Directors are held regularly each quarter and there is also a meeting following the annual meeting of the shareholders. Additional meetings, including meetings by telephone conference call, of the Board may be called whenever needed. The Board of Directors of the Company held six (6) meetings in 1995, two of which were meetings by telephone conference call. Each director attended all meetings of the Board, except for the two telephone conference calls, of which James B. Kreamer was not connected either time and Allen H. Sweeney and Thomas E. Clark ( then directors) were not connected on one conference call.

Committees of the Board

     The committees established by the Board of Directors to assist it in the discharge of its responsibilities
                                                        46
are described below. The previous table identifies the committee memberships currently held.


         The Executive Committee has three members, all of whom are also officers of the Company. The Committee meets on call whenever needed and has authority to act on most matters during the intervals between Board meetings. The Executive Committee also serves as the Personnel Committee.

         The Audit Committee has three members, none of whom is an employee of the Company. The Committee meets with management to consider the adequacy of the internal controls of the Company and the objectivity of its financial reporting; the Committee also meets with the independent accountants concerning these matters. The Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the shareholders at the annual meeting. The independent accountants periodically meet alone with the Committee and have unrestricted access to the Committee. The Committee met once in 1995.

         The Compensation Committee has three members, none of whom is an employee of the Company. It makes recommendations to the Board with respect to the compensation of management of the Company and the Company's Long-Term Incentive Plan. The Committee met twice in 1995.

Compensation of Directors

          Directors receive travel expenses incurred in attending Board of Directors or committee meetings. Officers of the Company who serve as directors do not receive special compensation for serving on the Board of Directors or a committee thereof. However, during 1995 Messrs. Stautberg, Chesser, Sweeney, Kreamer and Sieverling, the then non-employee directors, were each issued 1,039 Common Shares as a $5,000 bonus. In 1995 Mr. Chesser was issued warrants to acquire 25,000 Common Shares at $2.50 per share, which expired December 31, 1995, for services performed for the Company in 1991. During 1995 he exercised those warrants. See "Certain Relationships and Related Transactions," herein.

     Newly elected non-employee directors are granted a one-time restricted stock award in Common Shares equal in value to $10,000 upon their being elected to the Board. See "Long-Term Incentive Plan," herein.

Long-Term Incentive Plan

         The Company's Long-Term Incentive Plan (the "Long-Term Incentive Plan"), adopted in 1992, provides for the granting to certain officers and key employees of the Company and its participating subsidiaries incentive awards in the form of stock options, stock appreciation rights ("SARs"), Common Shares, and cash awards. The Long-Term Incentive Plan is administered by a committee of non-employee members of the Board of Directors with respect to awards to certain executive officers of the Company but may be administered by the Board of Directors with respect to any other awards (either, the "Plan Committee"). Except for certain automatic awards, the Plan Committee has discretion to select the employees to be granted awards, to determine the type, size, and terms of the awards, to determine when awards will be granted, and to prescribe the form of the instruments evidencing awards.

         Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of Common Shares at a price fixed at the time the option is granted. Payment may be made with cash or other Common Shares owned by the optionee or a combination of both. Options are exercisable at the time and on the terms that the Plan Committee determines. The payment of the option price can be made either in cash or by the person exercising the option turning in to the Company shares presently owned by the person, which would be valued at the then current market price. SARs are rights to receive a payment, in cash or Common Shares or both, based on the value of a Common Share. A stock award is an award of Common Shares or denominated in Common Shares that may be subject to a restriction against transfer as well as a repurchase option exercisable by the Company. During the period of the restriction, the employee may be given the right to vote and receive dividends on the shares covered by restricted stock awards. Cash awards are generally based on the extent to which pre-established performance goals are achieved over a pre-established period but may also include individual bonuses paid for previous, exemplary performance.


         The Long-Term Incentive Plan provides for the issuance of a maximum number of Common Shares equal to 20% of the total number of Common Shares outstanding from time to time. Unexercised SARs, unexercised options, restricted stock, and performance units under the Long-Term Incentive Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Company, merger, or similar transaction and are not transferable except by will and by the laws of descent and distribution. Except when a participant's employment terminates as a result of death, disability, or retirement under an approved retirement plan or following a change in control in certain circumstances, an award generally may be exercised (or the restriction thereon may lapse) only if the participant is an officer, employee, or director of the Company or a subsidiary at the time of exercise or lapse or, in certain circumstances, if the exercise or lapse occurs within 180 days after employment is terminated.

         The Long-Term Incentive Plan allows for the satisfaction of a participant's tax withholding with respect to an award by the withholding of Common Shares issuable pursuant to the award or the delivery by the participant of previously owned Common Shares, in either case valued at the fair market value, subject to limitations the Plan Committee may adopt.

         Awards granted pursuant to the Long-Term Incentive Plan may provide that, upon a change of control of the Company, (a) each holder of an option will be granted a corresponding SAR, (b) all outstanding SARs and stock options become immediately and fully vested and exercisable in full, and (c) the restriction period on any restricted stock award shall be accelerated and the restriction shall expire. Options and SARs will remain exercisable for their original terms whether or not employment is terminated following a change in control.

         The Long-Term Incentive Plan may be amended by the Board of Directors, except that under current law no amendment that materially increases the number of Common Shares subject to the Long-term Incentive Plan or that makes certain other material changes may be made without shareholder approval. No grants or awards may be made under the Long-Term Incentive Plan after the tenth anniversary of the Closing Date. No shareholder approval will be sought for amendments to the Long-Term Incentive Plan except as required by law (including Rule 16b-3 under the Exchange Act) or the rules of any national securities exchange on which the Common Shares are then listed.

         There are no incentive awards pertaining to stock options, SARs or Common Shares issued or outstanding under the Long-Term Incentive Plan.

         Under the Company's Long-Term Incentive Plan beginning in 1996, all employees on December 31 of each year share a bonus equal to 5% of the Company's pre-tax net income, computed in accordance with GAAP, exclusive of extraordinary and non-recurring items. The bonuses will be paid to all full time (1,000 + hours) employees at December 31. The bonus will be paid upon delivery of the independent audit. The bonus shall be allocated to the full time employees based upon their salary at December 31 of that year.

         Each non-employee director of the Company who becomes a director will, on the day after the first meeting of the Board of Directors at which that director is in attendance, automatically be granted a restricted stock award of the number of Common Shares that have a value of $10,000, which will be calculated based on the average trading price of the Common Shares during the 60 days immediately preceding the date of grant. These restricted stock awards will vest over two years, with one-third vesting six months following the date of grant, another one-third vesting on the first anniversary of the date of grant, and the last one-third vesting on the second anniversary of the date of grant so long as the non-employee director remains a director of the Company through those vesting dates.

         Each non-employee director will be entitled to vote each share subject to these restricted stock awards from the date of grant until the shares are forfeited, if ever. The Long-Term Incentive Plan requires each non-employee director to make an election under Section 83(b) of the Code to include the value of the restricted stock in his income in the year of grant and provides for cash awards to the non-employee directors in amounts sufficient to pay the federal income taxes due with respect to the award.

         The following table shows information with respect to restricted stock awards owned by non-employee directors.

         Name               Date of Grant           Shares         Price
Michael Springs             September 4, 1996          2,447       $4.09
Mark C. Barrett             September 4, 1996          2,447        4.09
Total                                                  4,894

Employee Stock Ownership Plan


         In 1994, the shareholders approved the adoption of the PANACO, Inc. Employee Stock Ownership Plan ("ESOP"). The primary purposes of the ESOP are to enable participants to acquire ownership in the Company and to provide a source of equity capital to the Company. The ESOP establishes a trust to hold ESOP assets, which primarily consist of Common Shares of the Company. The ESOP is administered by the Board of Directors. Subject to the discretion of the Board of Directors, the Company may contribute up to fifteen percent (15%) of the participant's (including employees and other consultants to the Company) annual compensation to the ESOP. The ESOP does not allow contributions by participants in the Plan.


         Company contributions to the ESOP may be in the form of Common Shares or cash. Cash contributions may be used, at the discretion of the Board of Directors, to purchase Common Shares in the open market or from the Company at prevailing prices.

         The allocation of ESOP assets is determined by a formula based on participant compensation. Participation in the ESOP requires completion of more than one thousand (1,000) hours of service to the Company within twelve (12) consecutive months.

         The ESOP is intended to satisfy any applicable requirements of the Internal Revenue Code of 1986 and the Employee Retirement and Income Security Act of 1974. The Company has been advised that its contributions to the ESOP will be deductible for Federal Income Tax purposes, and the participants will not recognize income on their allocated share of ESOP assets until such assets are distributed.

         As of September 30, 1996, the ESOP owned of record 59,865 Common Shares, allocable to the years prior to 1996, and will, subject to Board approval, be issued 20,460 Common Shares for the first three quarters of 1996. Such Common Shares are owned beneficially by the employees of the Company.

Summary Compensation Table

         The following table sets forth the annual compensation paid to the Company's Chief Executive Officer and each executive officer whose compensation exceeds $100,000 during 1995.

                                                                     Long-Term Incentive Plan
                                  Annual Compensation                      Awards            Payouts
                                                                                 Securities
                                                      Other       Restricted     Underlying    LTIP       All
Name and Principal                Salary   Bonus       Annual          Stock      Options    Payouts      Other
      Position           Year     ($)(1)       ($)   Comp. ($)    Award(s) ($)         (#)       ($)   Comp.($)(2)
H. James Maxwell         1995    153,500       0          0             0           24,615       0        22,500
  President and Chief    1994    120,000       0          0             0           22,857       0        18,000
  Executive Officer      1993     80,000       0          0             0          115,000       0           0

                                                        49





Larry M. Wright          1995    147,300       0          0             0             0          0        22,100
  Executive Vice         1994    134,000       0          0             0             0          0        20,000
  President              1993    120,000       0          0             0             0          0           0

Robert G. Wonish         1995     92,100       0          0             0             0          0        13,800
  Vice President         1994     78,800       0          0             0             0          0        11,800
                         1993     77,000       0          0             0             0          0           0

(1) The 1993 salary figures for Messrs. Wright and Wonish include payments made to them as independent consultants before becoming employees of the Company in that year.
(2) The other compensation figures for 1995 and 1994 represent contributions to the accounts of the employees under the Company's Employee Stock Ownership Plan. The Plan was adopted in 1994.

Aggregated Option (Warrants) Exercises in Last Fiscal Year and Fiscal Year End Option Values

         The following table provides information relating to the number and value of Common Shares subject to options exercised during 1995 or held by the named executive officers as of December 31, 1995.

                                                                  Number of
                                                             securities underlying      Value of unexercised
                        Securities                           unexercised options             in-the-money
                         acquired          Value             at fiscal year-end ($)     options at year-end($)(2)
          Name         on Exercise (#)   Realized ($)(1)    Exercisable/unexercisable   Exercisable/Unexercisable
H. James Maxwell         250,972           410,129                   -0- / -0-                    -0-  / -0-
Larry M. Wright              0                  0                250,000 / -0-                 549,375 / -0-
Robert G. Wonish             0                  0                    -0 -/ -0-                    -0-  / -0-

(1) Value realized is calculated based upon the difference between the options exercise price and the market price of the Common Shares on the date of exercise multiplied by the number of shares to which the exercise price relates.
(2) Value of unexercised in-the-money options is calculated based on the difference between the option exercise price and the closing price of the Common Shares at year-end, multiplied by the number of shares underlying the options. The closing price on December 29, 1995 of the Common Shares was $4.4375.

Option Grants in Last Fiscal Year

                      Number of      Percent of
                      Securities    total options
                     Underlying      granted to    Exercise or    Market price
                        Options      employees     Base price        at date       Expiration    Grant Date
          Name         Granted      in fiscal year  ($/Share)      of grant($)         Date        Value($)
H. James Maxwell      24,615 (1)        33%          2.03125         4.0625         12/31/95        50,000
Larry M. Wright           -0-           -0-            N/A             N/A             N/A            N/A
Robert G. Wonish          -0-           -0-            N/A             N/A             N/A            N/A

(1)      Mr. Maxwell's options were exercised in 1995.

     The following Performance Graph compares the annual change of the cumulative total shareholder return, assuming reinvestment of dividends, of an assumed $100 investment on January 1, 1991 in (1) Common Shares, (2) the NASDAQ Market Index and (3) a peer group of all crude petroleum and natural gas exploration and production companies (SIC Code 1311) listed on NASDAQ September 21, 1989.

                               FISCAL YEAR ENDING
COMPANY     12/31/90 12/31/91  12/31/92  12/31/93  12/31/94  12/29/95  11/29/96*

PANACO, Inc.  100.00  214.37     130.49    195.73    298.26    330.88    391.46
PEER GROUP    100.00  109.81     116.29    139.38    125.19    144.76    213.62
BROAD MARKET  100.00  128.38     129.64    155.50    163.26    211.77    257.90

SOURCE:  MEDIA GENERAL FINANCIAL SERVICES.
* 1996 IS BASED ON ELEVEN MONTHS, THROUGH NOVEMBER 1996.

                                                PERFORMANCE GRAPHS

         The following Performance Graph compares the annual change of the cumulative total shareholder return , assuming reinvestment of dividends, of an assumed $100 investment on January 1, 1991 in (1) Common Shares, (2) the NASDAQ Market Index and (3) a peer group of all crude petroleum and natural gas exploration and production companies (SIC Code 1311) listed on NASDAQ. The Company began trading on NASDAQ September 21, 1989.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth  information  with respect to record and beneficial ownership of Common Shares by (a) each executive officer and director of the Company,  (b) all  executive  officers and  directors of the Company as a group,  and (c) for each person who  beneficially  owns 5% or more of the Common
Shares as of November 15, 1996.
                                                                              Shares Owned
Name and Positions of Owners                                       Of Record                Beneficially

                                                                Number   Percent        Number       Percent
H. James Maxwell; Chief Executive Officer,
President, Chairman of the Board & Director ............       313,386    2.18         322,971  (1)      2.01
Larry M. Wright; Executive Vice President &
Director................................................       395,000    2.75         654,999  (1)(2)   4.08
Bob F. Mallory; Chief Operating Officer,
Executive Vice President & Director.....................       228,030    1.59         233,030  (1)      1.45
Robert G. Wonish; Vice President........................        12,000     .08          18,328  (1)       .11
William J. Doyle; Vice President .......................            -      .00           4,405  (1)       .03
A. Theodore Stautberg, Jr.; Director....................         6,137     .04           9,137            .06
Donald W. Chesser; Director.............................         1,039     .01           1,039            .00
Michael Springs; Director...............................         3,096     .02           3,096  (3)       .02
James B. Kreamer; Director..............................        51,055     .36          51,055            .32
N. Lynne Sieverling; Director...........................         8,137     .06           8,137            .05
Mark C. Barrett; Director...............................         2,447     .02           2,447  (3)       .02

All directors and officers as a group (13 persons)......     1,020,327    7.11       1,308,644  (1)      8.15

Carl C. Icahn...........................................     1,095,000    7.63       1,095,000  (4)      6.82
c/o Icahn Associates Corp.
114 West 47th Street, 19th Fl
New York, NY  10036
Richard A. Kayne........................................       694,047    4.84       2,160,714  (5)(6)  13.45
Kayne, Anderson Investment Management, Inc.
1800 Avenue of the Stars, #200
Los Angeles, CA 90067
Amoco Production Company................................     2,000,000   13.94       2,000,000          12.45
550 WestLake Park Blvd.
Houston, TX 77079
Attn.: John M. Kaffenes

     (1) Includes shares held in the Company's Employee Stock Ownership Plan for each officer as follows: Mr. Maxwell - 9,585 shares, Mr. Wright - 9,999 shares, Mr. Mallory - 5,000 shares, Mr. Wonish - 6,328 shares and Mr. Doyle - 4,405 shares, and for all directors and officers as a group - 35,307 shares.
     (2) Includes 250,000 shares issuable pursuant to currently exercisable warrants.
     (3) These persons were each issued 2,447 shares upon election as a director in 1996.
     (4) Mr. Icahn is the sole shareholder of Riverdale Investors Corp, Inc., the general partner of High River Limited Partnership, the record holder of these shares.
     (5) Mr. Kayne has sole voting power with respect to investments of Kayne, Anderson Investment Management, Inc., which is the general partner of KAIN Non-Traditional, L.P., which is the general partner of: Offense Group Associates Limited; Opportunity Associates, L.P.; ARBCO Associates, L.P.; and Kayne, Anderson Non-Traditional Investments, L.P.; the record holders of 694,047 of these shares were some of the lenders with respect to the 1993 Subordinated Notes.
     (6) Mr. Kayne has sole voting power with respect to investments of Kayne, Anderson Investment & Management, Inc., which is the general partner of Offense Group Associates, L.P.; Kayne, Anderson Non-Traditional Investments, L. P.; ARBCO Associates, L. P.; Kayne, Anderson Offshore Limited and Opportunity Associates, L. P.; the beneficial holders of 1,466,667 shares issuable upon conversion of some of the 1996 Tranche A Convertible Subordinated Notes.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         A. Theodore Stautberg, Jr., a director of the Company since 1993, is an officer, director and beneficial shareholder of Triumph Securities Corporation, which is participating in this Offering as a finder, and will receive one-seventh of the 7% Underwriters discount.


         During 1996 two new non-employee directors, Michael Springs and Mark C. Barrett, were each issued restricted stock awards of 2,447 Common Shares upon election to the Board.


         Mark C. Barrett became a director of the Company on September 4, 1996. For the years 1985 through 1995 his CPA firm, Barrett and Associates, served as the Company's independent accountants. During 1995 his CPA firm was paid $53,400 for accounting services, including the audit.

         Those entities which invest through Kayne, Anderson Investment Management, Inc., that were the lenders in connection with the 1993 Subordinated Notes, own 816,526 Common Shares by virtue of their exercise of warrants issued to them in 1993 and exercised in first quarter 1996. They are paid interest with respect to the 1993 Subordinated Notes, which totaled $600,000 in 1995. In addition, the Company is required to pay certain expenses, including legal fees, of those lenders, of which there were none during 1996.

         During 1995 Donald W. Chesser, a director who is not an employee of the Company was issued warrants to acquire 25,000 Common Shares at $2.50 per share for past services to the Company. The warrants, which would have expired December 31, 1995, were all exercised during 1995.

         During 1995 each of the five directors who are not employees of the Company were issued a stock bonus of $5,000, paid by the issuance of 1,039 Common Shares.

          Employees of the Company are eligible to receive stock awards, stock options, stock appreciation rights, and performance units pursuant to the Company's Long-Term Incentive Plan.

         The Company has several procedures, provisions, and plans designed to reduce the likelihood of a change in the management or voting control of the Company without the consent of the incumbent Board of Directors. These provisions may have the effect of strengthening the ability of officers and directors of the Company to continue as officers and directors of the Company despite changes in share ownership of the Company.

         Under the terms of the Company's Long-Term Incentive Plan, three of the officers and directors surrendered Common Shares in January 1995 in exercise of outstanding options during 1995. The following table sets forth the number of shares surrendered and market value thereof and the number of options exercised and the aggregate exercise price thereof.

                             Shares         Market       Options   Aggregate
                         Surrendered (a)    Value ($)   Exercised  Price ($) (b)
H. James Maxwell             24,615          99,998       43,100      100,245
Bob F. Mallory               24,615          99,998       42,400      100,018
Thomas E. Clark (c)          24,615          99,820       38,900      100,137

(a) Persons surrendering shares in payment of the exercise price of an option were granted new options for a like number of shares at $2.03125 expiring December 31, 1995.
(b) Differences between the value of the share surrendered and the exercise prices were paid in cash by the person exercising the option.
(c)      Mr. Clark is a former officer and director.

         Messrs. Maxwell and Mallory are the partners of 1050 Blue Ridge Building Partnership, which owns a 5,200 square foot office building at 1050 West Blue Ridge Boulevard, Kansas City, Missouri, which they lease to the Company on a triple net basis for $4,000 per month for a term of ten years, expiring in 2003. The lease was approved by the Board of Directors, which determined that the rate was as good or better than that which could be obtained from a non-affiliated party.


         H. James Maxwell and Bob F. Mallory, officers and directors of the Company, are personal guarantors of the Company's obligation to plug the wells and remove the platforms on the West Delta Properties acquired from Conoco, Arco (now Vastar), Texaco and Oxy in 1991.

         On October 8, 1996 the Company borrowed $17 million from lenders who invest through Kayne, Anderson Investment Management, Inc., which then owned 694,047 Common Shares and would, upon conversion of the 1996 Tranche A Convertible Subordinated Notes, own 2,160,714 Common Shares. See "The Company - Funding of Business Activities - Borrowing and Obligations".



                                               SELLING SHAREHOLDERS


         The following table sets forth information as of November 15, 1996 as adjusted to reflect the sale of all of the Common Shares offered hereby, with respect to the Common Shares offered by the Selling Shareholders.


                                                   Shares Owned                   Shares       Shares Beneficially
         Name and Positions of                    Before Offering                Offered         Owned After
              Beneficial Owners              Directly        Beneficially         Hereby           Offering

H. James Maxwell; Director, President         313,386         322,971    2.01%    30,000         292,971   1.82%
and CEO of the Company................
Offense Group Associates Limited        (1)   163,305         599,669(2) 3.73     70,000         529,669   3.30
   1800 Avenue of the Stars, #200
   Los Angeles, CA 90067
Opportunity Associates, L.P...........  (1)    40,826         137,796(2) 0.86     40,826          96,970   0.60
   1800 Avenue of the Stars, #200
   Los Angeles, CA 90067
ARBCO Associates, L.P.................  (1)   285,785         722,149(2) 4.49     70,000         652,149   4.06
   1800 Avenue of the Stars, #200
   Los Angeles, CA 90067
Kayne, Anderson Non-Traditional
   Investments, L.P...................  (1)   204,131         604,495(2) 3.77     70,000         570,495   3.55
   1800 Avenue of the Stars, #200
   Los Angeles, CA 90067
Evanston Insurance Company............  (1)    81,653          81,653    0.51     81,653              0    0.00
   P.O. Box 2009
   Glen Allen, VA 23058-2009
Nobel Insurance Company...............  (1)    40,826          40,826    0.25     40,826              0    0.00
   3010 LBJ Freeway, Suite 320
   Dallas, TX 75234
Amoco Production Company..............      2,000,000       2,000,000   12.45  2,000,000              0    0.00
   550 WestLake Park Blvd.
   Houston, TX 77079


                Total.................      3,129,912       4,509,559   28.07% 2,403,305       2,142,254  13.33%

(1) These firms are the Company's lenders under the 1993 Subordinated Notes described under "The Company - Funding of Business Activities - Borrowing and Obligations." In 1993 these lenders were issued warrants to acquire a total of 816,526 Common Shares at an exercise price of $2.25 anytime prior to December 31, 1998, all of which were exercised during first quarter 1996.
(2)      Includes  436,364,   96,970,   436,364,   and  436,364  Common  Shares,
         respectively, issuable upon conversion of the 1996 Tranche A Convertible Subordinated Notes.



               DESCRIPTION OF CAPITAL SHARES AND OTHER SECURITIES


         The authorized capital shares of the Company consist of 40,000,000 Common Shares, par value $.01 per share, and 5,000,000 preferred shares, par value $.01 per share. The following description of the capital shares of the Company does not purport to be complete or to give full effect to the provisions of statutory or common law and is subject in all respects to the applicable provisions of the Company's Certificate of Incorporation and the information herein is qualified in its entirety by this reference.


Common Shares


         The Company is authorized by its Certificate of Incorporation, as amended, to issue 40,000,000 Common Shares, of which 14,350,255 shares are issued and outstanding as of the date hereof and are held by over 6,000 shareholders.


         The holders of Common Shares are entitled to one vote for each share held on all matters submitted to a vote of common holders. The Common Shares have no cumulative voting rights, which means that the holders of a majority of the Common Shares outstanding can elect all the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any directors.

         Each Common Share is entitled to participate equally in dividends, as and when declared by the Board of Directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding preferred shares. The Common Shares have no preemptive or conversion rights, redemption rights, or sinking fund provisions. The outstanding Common Shares are duly authorized, validly issued, fully paid, and nonassessable.

Warrants

         The Company has outstanding warrants to acquire 289,365 Common Shares at prices ranging from $2.00 to $2.375. These warrants contain limited provisions for adjustment of the number of shares in the event of a subdivision, combination or reclassification of Common Shares. They do not have any rights to demand registration or "piggy back" rights in the event of a registration of Common Shares.

         A group of the Company's lenders, pursuant to the 1993 Subordinated Notes, acquired 816,526 Common Shares upon the exercise of warrants, which are restricted securities within the meaning of the Securities Act of 1933 and can only be sold pursuant to an exemption from registration or an offering which is the subject of an effective registration statement. The holders of these shares have demand registration rights and "piggy back" rights in the event the Company registers an offering of its Common Shares. Six of those lenders are offering Common Shares pursuant to this Prospectus. See "Selling Shareholders". See also "The Company - Funding of Business Activities - Borrowing and Obligations."

         The Company has agreed to grant to the Representative of the Underwriters, or its designees, warrants to purchase Common Shares equal to 10% of the aggregate number of Common Shares sold pursuant to this Prospectus. The warrants will expire two years from the date of this Prospectus. The exercise price per warrant will equal the Public Offering Price. See "Underwriting." The warrants will be exercisable at any time and from time to time, in whole or in part, during said two year term. The Company has also granted the Representative, or his designee, "piggy back" registration rights with respect to the Common

Shares underlying the warrants.


Convertible Securities


         After the expiration of 180 days following the conclusion of this offering, a group of the Company's lenders, pursuant to the 1996 Tranche A Convertible Subordinated Notes issued October 8, 1996, have the right to convert $8,500,000 in notes into 2,060,606 Common Shares at $4.125 per share, which Common Shares would be restricted securities within the meaning of the Securities Act of 1933 and can only be sold pursuant to an exemption from registration or an offering which is the subject of an effective registration statement. The holders of these shares, after conversion, will have the right to demand registration of the shares or "piggy back" in the event the Company registers an offering of its Common Shares.


Preferred Shares

         Pursuant to the Company's Certificate of Incorporation, the Company is authorized to issue 5,000,000 preferred shares, and the Company's Board of Directors, by resolution, may establish one or more classes or series of preferred shares having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights preferences, and limitations that the Board of Directors fixes without any shareholder approval.

         A number of preferred shares equal to one share for every one hundredth of one Common Share outstanding has been reserved for issuance pursuant to the Company's Shareholder Rights Plan, and designated as Series A Preferred Shares. No shares of this Series A Preferred Shares have been issued or are outstanding. Other than the designation as Series A, the Series A Preferred Shares have not had designations, preferences and rights established by the Board of Directors. See "Shareholder Rights Plan," below. The designations, preferences and rights will be established if and when any of the Series A Preferred Shares are to be issued.

Transfer Agent

         The transfer agent, registrar and dividend disbursing agent for the Common Shares is American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11204.

Shareholder Rights Plan

         On August 2, 1995, the Board of Directors declared a dividend distribution of one Right for each outstanding Common Share of the Company to the shareholders of record on August 3, 1995, (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of one share of the Series A Preferred Shares (the "Preferred Shares"), or in some circumstances, Common Shares, other securities, cash or other assets as summarized below, at a price of $30.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer and Trust Company, as Rights Agent.

         The Shareholder Rights Plan was designed to reduce the likelihood of inadequate bids, partial bids, market accumulations and front-end loaded offers to acquire the Company's Common Shares, which are not in the best interest of all the Company's shareholders. The adoption of the Plan communicates the Company's intention to resist such actions as are not in the best interest of all shareholders and provides time for the Board of Directors to consider any offer and seek alternative transactions to maximize shareholder value. The Plan was adopted upon the advice of the Company's investment bankers in 1995.

         Until the earlier to occur of (i) the date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer that would result in a Person or group beneficially owning 20% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Share certificates outstanding as of the Record Date, by such Common Share certificate. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Share certificates outstanding as of the Record, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on August 4, 2005, unless earlier redeemed by the Company as described below.

         The Purchase Price payable, and the number of Preferred Shares (or Common Shares, other securities, cash or other assets, as may be necessary) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Shares) or of subscription rights or warrants (other than those referred to above).

         In the event that the Company were acquired in a merger or other business combination transaction of 50% or more of its assets or earning power were sold, proper provision shall be made so that each holder of a Right, other than of Rights that are or were beneficially owned by an Acquiring Person (which will thereafter be void) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of common shares of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that an Acquiring Person becomes the beneficial owner of 20% or more of the outstanding Common Shares, proper provision shall be made so that each holder of a Right, other than of Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of the Common Shares (or in certain other circumstances, assets or other securities) having a market value of two times the exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-hundredth of one Preferred Share) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last Trading Date prior to the date of exercise.

         At any time prior to 5:00 P.M. Kansas City, Missouri time on the tenth calendar day after the first date after the public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding Common Shares of the Company (the "Share Acquisition Date"), the Company may redeem the Rights in whole, but not in part, at a price of $0.005 per Right (the "Redemption Price"). Following the Share Acquisition Date, but prior to an event listed in Section 13(a) of the Rights Agreement, the Company may redeem the Rights in connection with any event specified in Section 13(a) in which all shareholders are treated alike and which does not include the Acquiring Person or his Affiliates or Associates. Thereafter, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity or correct any defect or inconsistency, extend the Redemption Period and, prior to the Distribution Date, to make changes deemed to be in the best interests of the holders of the Rights or, after the Distribution Date, to make such other changes which do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its affiliates and associates).

Certain Anti-takeover Provisions

         The provisions of the Company's Certificate of Incorporation and By-laws summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in that shareholder's best interests, including attempts that might result in a premium over the market price for the shares held by shareholders. In addition, certain provisions of Delaware law and the Company's Long-Term Incentive Plan may be deemed to have a similar effect.

         Certificate of Incorporation and By-laws. The Board of Directors of the Company is divided into three classes. The term of office of one class of directors expires at each annual meeting of shareholders, when their successors are elected and qualified. Directors are elected for three-year terms. Shareholders may remove a director only for cause. In general, the Board of Directors, not the Company's shareholders, has the right to appoint persons to fill vacancies on the Board of Directors.

         Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors, by resolution, may establish one or more classes or series of preferred shares having the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that the Board of Directors fixes without any shareholder approval. Any rights, preferences, privileges, and limitations that are established could have the effect of impeding or discouraging the acquisition of control of the Company.

         The Company's Certificate of Incorporation contains a "fair price" provision that requires the affirmative vote of the holders of at least 80% of the voting shares of the Company and the affirmative vote of at least two-thirds of the voting shares of the Company not owned, directly or indirectly, by the Related Person (hereafter defined) to approve any merger, consolidation, sale or lease of all or substantially all of the assets of the Company, or certain other transactions involving any Related Person. For purposes of the fair price provision, a "Related Person" is any person beneficially owning 10% or more of the voting shares of the Company who is a party to the Transaction at issue, a director who is also an officer of the Company and is a party to the Transaction at issue, an affiliate of either such person, and certain transferees of those persons. The voting requirement is not applicable to certain transactions, including those that are approved by the Company's Continuing Directors (as defined in the Certificate of Incorporation) or that meet certain "fair price" criteria contained in the Certificate of Incorporation.

         The Company's Certificate of Incorporation further provides that shareholders may act only at an annual or special meeting of shareholders and not by written consent, that special meetings of shareholders may be called only by the Board of Directors, and that only business proposed by the Board of Directors may be considered at special meetings of shareholders.

         The Company's Certificate of Incorporation also provides that the only business (including election of directors) that may be considered at an annual meeting of shareholders, in addition to business proposed (or persons nominated to be directors) by the directors of the Company, is business proposed (or persons nominated to be directors) by shareholders who comply with the notice and disclosure requirements of the Certificate of Incorporation. In general, the Certificate of Incorporation requires that a shareholder give the Company notice of proposed business or nominations no later than 60 days before the annual meeting of shareholders (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) 10 days after the first public notice of the annual meeting is sent to common shareholders. In general, the notice must also contain certain information about the shareholder proposing the business or nomination, his interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitations. The shareholder must also submit a notarized letter from each of his nominees stating the nominee's acceptance of the nomination and indicating the nominee's intention to serve as director if elected.

         The Certificate of Incorporation also restricts the ability of shareholders to interfere with the powers of the Board of Directors in certain specified ways, including the constitution and composition of committees and the election and removal of officers.

         The Certificate of Incorporation provides that approval by the holders of at least two-thirds of the outstanding voting shares is required to amend the provisions of the Certificate of Incorporation discussed in the preceding paragraphs and certain other provisions, except that approval by the holders of at least 80% of the outstanding voting shares of the Company, together with approval by the holders of at least two-thirds of the outstanding voting shares not owned, directly or indirectly, by the Related Person, is required to amend the fair price provisions and except that approval of the holders of at least 80% of the outstanding voting shares is required to amend the provisions prohibiting shareholders from acting by written consent.

         Delaware Anti-takeover Statute. The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested shareholder" (defined generally as a person owning 15% or more of the Company's outstanding voting shares) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person became an interested shareholder unless (a) before that person became an interested shareholder, the Board of Directors of the Company approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination, (b) upon consummation of the transaction that resulted in the interested shareholder's becoming an interested shareholder, the interested shareholder owns at least 85% of the voting shares of the Company outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (c) following the transaction in which that person became an interested shareholder, the business combination is approved by the Board of Directors of the Company and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the Company not owned by the interested shareholder.

         Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested shareholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested shareholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

         Long-Term Incentive Plan. Awards granted pursuant to the Company's Long-Term Incentive Plan may provide that, upon a change in control of the Company, (a) each holder of an option will be granted a corresponding stock appreciation right, (b) all outstanding stock appreciation rights and stock options become immediately and fully vested and exercisable in full, and (c) the restriction period on any restricted stock award shall be accelerated and the restrictions shall expire.

         Debt. Certain provisions in the Bank Facility and Subordinated Notes may also impede a change in control, in that they provide that the loans become due if there is a change in the management of the Company or a merger with another company.


                                  UNDERWRITING


         The Company and the Selling Shareholders have entered into an underwriting agreement dated the date of this Prospectus (the "Underwriting Agreement"). Subject to the terms and conditions of the Underwriting Agreement, the Company and the Selling Shareholders have appointed the Underwriters named below, for whom Nolan Securities Corporation is acting as Representative (the "Representative"), exclusive agents to offer and sell 8,403,305 Common Shares on behalf of the Company and the Selling Shareholders, on a "best efforts", minimum (7,247,851 shares)- maximum (8,403,305 shares) basis. The Underwriters have not made a firm commitment to purchase any Common Shares. The number of Common Shares that each Underwriter has agreed to use its "best efforts" to sell, is set forth below opposite each Underwriter's name:


         Underwriter                                 Number of Shares
Nolan Securities Corporation                              8,403,305

             Total                                        8,403,305


         The Underwriting Agreement provides that unless the minimum number of Common Shares offered hereby (7,247,851 shares) are sold within 60 days of the date of this Prospectus (subject to one extension of up to 30 days, if mutually agreed between the Company and the Underwriters), the appointment of the Underwriters by the Company will terminate and all amounts paid for Shares shall be returned to the purchasers. If less than the maximum number of Common Shares offered hereby are sold, then the individual numbers of shares offered by the Company and the Selling Shareholders shall be reduced pro-rata, but in no event below the aggregate minimum offering amount.


         The Underwriting Agreement provides that the obligations of the Underwriters are subject to approval of certain legal matters by counsel to the Underwriters and various other conditions. The Underwriters are obligated to use their "best efforts" to sell all of the Common Shares offered hereby (other than those covered by the over-allotment option described below).

         The Company has been advised by the Representative that the Underwriters propose to offer the Common Shares directly to the public at the initial public offering price per share set forth on the cover page of this Prospectus (the "Public Offering Price"). Upon the closing of the sale of any of the Common Shares, the Company will receive the net proceeds therefrom after deducting a discount equal to seven percent (7%) of the Public Offering Price for each Common Share sold, including any Over-Allotment Option shares. The Underwriters have agreed to pay Triumph Securities Corporation ("Triumph") as a finder, an amount equal to one-seventh of such 7%. A. Theodore Stautberg Jr., a director of the Company, is also an officer, director and beneficial shareholder of Triumph.

         The Company has granted to the Underwriters an option, exercisable by the Representative within 45 days after the date of this Prospectus, to require the Company to offer and sell an additional 1,260,496 Common Shares at the Public Offering Price per share, herein "Over-Allotment Option." To the extent that such option is exercised, each of the Underwriters has agreed to use its best efforts to sell on behalf of the Company approximately the same percentage of such additional shares as the number set forth above next to such Underwriter's name in the preceding table bears to the total number of Common Shares offered by this Prospectus. This Option may only be exercised for the purpose of covering any over-allotments in the sale of the shares offered hereby.

         The Company has agreed to grant to the Representative, or its designees, warrants (the "Warrants") to purchase Common Shares equal to 10% of the aggregate number of Common Shares sold by the Company pursuant to this Prospectus. The Warrants will expire two years from the date of this Prospectus. The exercise price per Warrant will equal the Public Offering Price. The Warrants will be exercisable at any time and from time to time, in whole or in part, during said two year term. The Company has also granted the Representative or his designee "piggy back" registration rights with respect to the Common Shares underlying the Warrants.

         The Company has agreed to pay all expenses of the Offering, including the fees and expenses of counsel to the Underwriters and the expenses of qualifying the Common Shares for sale under the laws of such states as the Representative may designate, including expenses of counsel retained for such purpose.

         In the Underwriting Agreement, the Company, the Selling Shareholders and the Underwriters have agreed to indemnify each other against liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact or omission or alleged omission of a material fact required to be stated or necessary to make the statements made not misleading (in the case of the Underwriters only to the extent such statement or omission was made in reliance upon or in conformity with written information furnished by the Underwriters for use herein). If such indemnifications are unavailable or insufficient, the Company, the Selling Shareholders and the Underwriters have agreed to damage contribution arrangements between them based upon relative benefits received from this Offering and relative fault resulting in such damage.

         The Underwriters do not intend to confirm sales of the Common Shares offered hereby to discretionary accounts.

         The Company, its directors and officers and the Selling Shareholders have agreed not to offer, sell, contract to sell or otherwise dispose of any Common Shares, for a period of 180 days after the date of this Prospectus without the prior written consent of the Representative, other than the Common
Shares offered hereby. Notwithstanding the foregoing, the Company may issue Common Shares to a party who executes a "lock-up agreement" pursuant to which such party will not sell or dispose of such Common Shares for 180 days.

         The Public Offering Price has been determined by negotiations among the Underwriters, the Company and the Selling Shareholders. Among the factors considered in such negotiations were certain financial and operating information for recent periods, the future prospects of the Company, and its industry in general, the general condition of the securities markets at the time of the Offering, and the market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the Company. There can, however, be no assurance that the prices at which the Common Shares will sell in the public market after the Offering will not be lower than the price at which they are sold hereunder.

         Pursuant to the Underwriting Agreement, the Public Offering will take place only if certain material conditions are satisfied by the Company. Such material conditions include that, except for matters disclosed in this Prospectus (i) between the date of the last audited financial statements included in the Prospectus and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, which materially adversely affects its business or properties, whether or not such loss is covered by insurance; (ii) there shall be no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company that is not adequately disclosed and there is no required contract or other document that is not adequately disclosed; (iii) the Company (1) shall be in compliance with applicable environmental laws, (2) has received all permits, licenses or other approvals required of the Company under applicable environmental laws, and (3) shall be in compliance with all such permits, licenses or approvals; (iv) the material agreements, relating to the Company rights of ownership, lease or operation of oil and gas properties, the acquisition of interests in oil and gas properties, or exploration for, development of or production of oil and gas reserves thereon are valid, binding and enforceable agreements; (v) the statements in the Prospectus regarding the legal matters, documents or proceedings, shall fairly represent and summarize the information called for with respect to such legal matters, documents and proceedings; (vi) since the date of the most recent financial statements included in the Prospectus, there shall have been no material adverse change in the condition (financial or other), earnings, business or properties of the Company; (vii) the lock up agreement between the Representative and certain shareholders, officers and directors of the Company for sales and certain dispositions of Common Shares shall have been delivered on a timely basis; and (viii) since the date of the Registration Statement, no material adverse change in the general affairs, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company shall have occurred.

         The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement, copies of which are on file at the offices of the Company, the Representative and the Securities and Exchange Commission.



                         SHARES ELIGIBLE FOR FUTURE SALE


         As of the date hereof the Company had outstanding 14,350,255 Common Shares, warrants exercisable for 289,365 Common Shares, and the 1996 Tranche A Convertible Subordinated Notes which are convertible into 2,060,606 Common Shares. An additional 1,260,496 Common Shares may be sold if the Underwriters exercise the Over-Allotment Option. The Underwriters have also been granted warrants to acquire 600,000 Common Shares if all shares offered hereby are sold, assuming they do not exercise the Over-Allotment Option. Following the consummation of the Offering, and assuming the Underwriters receive warrants to acquire 600,000 Common Shares (726,050 assuming no exercise of the Underwriter's Over- Allotment Option), the Company will then have 16,459,444 Common Shares available for issuance at such times and upon such terms as may be approved by the Company's Board of Directors. No prediction can be made as to the effect, if any, that future sales or the availability of shares for sale will have on the market price of the Common Shares prevailing from time to time. Nevertheless, sales of substantial amounts of Common Shares of the Company in the public market could adversely affect the prevailing market price of the Common Shares and could impair the Company's ability to raise capital through sales of its equity securities.


         After giving effect to the Offering, 3,436,358 Common Shares (including shares issuable upon exercise of outstanding warrants and the 1996 Tranche A Convertible Subordinated Notes) will be held by executive officers, directors and affiliates of the Company and may be sold pursuant to an effective registration statement covering such shares or pursuant to Rule 144 of the Securities Act, subject to the contractual restrictions described below.

         In  general,  under Rule 144,  as  currently  in  effect,  a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned restricted shares for at least two years, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding Common Shares or (ii) an amount equal to the average weekly reported volume of trading in such shares during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale limitations, notice requirements and the availability of current public information about the Company. Restricted shares properly sold in reliance on Rule 144, are thereafter freely tradeable without restrictions or registration under the Securities Act, unless thereafter held by an affiliate of the Company. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the two-year holding period requirement, in order to sell Common Shares which are not restricted shares (such as Common Shares acquired by affiliates of the Company in this Offering). As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such issuer. If three years have elapsed since the later of the date of any acquisition of restricted shares from the Company or from any affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market pursuant to Rule 144(k) without regard to volume limitations, manner of sale restrictions, or public information or notice requirements.

         The lenders under the 1993 Subordinated Notes have the right to request registration of 816,526 restricted shares which they received upon the exercise of warrants issued to them at the time of the borrowing under the 1993
Subordinated Notes; 373,305 of which are being sold pursuant to this Offering. The lenders under the 1996 Tranche A Convertible Subordinated Notes have the right to receive 2,060,606 shares upon conversion of the Notes, which may take place anytime after 180 days from the date of this Prospectus. They have the right to request registration with respect to those shares. There can be no assurance that the holders of such rights will not exercise these registration rights in a manner and at a time which may adversely impact the market price of the Common Shares or business plans of the Company or may adversely affect the Company's efforts to seek additional capital.



                                  OTHER MATTERS

Available Information

         The Company is subject to the informational requirements of the Exchange Act, as amended, and, in accordance therewith, files reports and other information with the SEC. Reports, proxy and information statements and other information filed by the Company with the SEC pursuant to the informational requirements of the Exchange Act may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549-1004, and at the following Regional Offices of the SEC:
Chicago Regional Office, 500 West Madison Street, Suite 1400 , Chicago, Illinois 60661-2511, and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, NW Washington, D.C. 20549-1004 at prescribed rates. The Common Shares are traded on the NASDAQ National Market. The Company's registration statements, reports, proxy and information statements, and other information may also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, NW, Washington, D.C. 20006. Copies of such material may also be obtained from the SEC EDGAR archives on the Internet at the following SEC address:
HTTP://WWW.SEC.GOV/CGI-BIN/SRCH-EDGAR.

         The Company will furnish to the holders of the Common Shares the Company's annual reports containing audited financial statements and interim reports containing unaudited financial statements.

         This Prospectus constitutes a part of a Registration Statement on Form S-1 filed by the Company with the SEC under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete and in each instance reference is made to the copy of such document so filed.
Each such statement is qualified in its entirety by such reference.

SEC Position on Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to any provisions described in this Prospectus, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                  LEGAL MATTERS

     The validity of the Common Shares offered hereby, including those shares offered by the Selling
                                                        61

Shareholders, and certain other legal matters will be passed upon for the Company by Shughart Thomson & Kilroy P.C., Kansas City, Missouri, counsel to the Company. Certain legal matters in connection with the Offering are being passed upon for the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                     EXPERTS

         The financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995 and the audit of Schedules of Revenues, Direct Operating Expenses and Production Taxes of the Zapata Properties and the Bayou Sorrel Field for each of the two years in the period ended December 31, 1994 included herein have been examined by Barrett and Associates, independent certified public accountants, to the extent and for the periods indicated in their reports with respect thereto, and are included herein in reliance upon those reports and upon the authority of that firm as experts in accounting and auditing. On September 4, 1996 Mark C. Barrett became a director of the Company.

         The Schedule of Revenues and Direct Operating Expenses of the Amoco Properties for each of the three years in the period ended December 31, 1995 included herein have been examined by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving such reports.

         The firm of Arthur Andersen LLP has been engaged to do the annual audits of the Company commencing with the year ending December 31, 1996. They have not audited any period of the Company during 1996.

         The information with respect to the independent reserve reports as of December 31, 1995, 1994 and 1993 was prepared by the petroleum engineering firms of Ryder Scott Company (offshore and Bayou Sorrel Field) and McCune Engineering, P.E. (onshore other than Bayou Sorrel Field), and are referenced herein in reliance upon such firms as experts with respect to such information. Dwayne McCune, the sole proprietor of McCune Engineering, P.E., was an employee of the Company from September 1992 to July 1995. Other reserve information referenced herein was based upon reports prepared by the Company, which is solely responsible for its content.

                     GLOSSARY OF SELECTED OIL AND GAS TERMS

         The following are abbreviations and definitions of certain terms commonly used in the oil and gas industry and this Prospectus.

     "3-D seismic" means seismic data that are acquired and processed to yield a three-dimensional picture of the subsurface.

     "Bank Facility" means the Company's reducing revolving bank facility with First Union National Bank of North Carolina and Banque Paribas.

     "Bbl" means a barrel of oil and condensate or natural gas liquids, being 42 U.S. gallons.

     "Bcf" means billion cubic feet of natural gas.

     "Bcfe" means billion cubic feet of natural gas equivalents.

     "Block" means one offshore unit of lease acreage, generally 5,000 acres.

     "Btu" or "British Thermal Unit" means the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

     "Condensate" means a hydrocarbon mixture that becomes liquid and separates from natural gas when the gas is produced and is similar to crude oil.

     "Developed acreage" means oil and gas acreage spaced for or assignable to productive wells.

     "Development well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

     "Dry hole" means a well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

     "Equivalent Bbls" means a measure of gas volumes representing the estimated relative energy content of natural gas to oil, being 6 Mcf of natural gas per Bbl of oil.

     "Estimated future net revenues" means revenues from production of oil and gas, net of all production -related taxes, lease operating expenses and capital costs.

     "Exploratory well" means a well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil and gas in another reservoir, or to extend a known reservoir.

     "Farmout" means an agreement whereby the lease owner agrees to allow another to drill a well or wells and thereby earn the right to an assignment of a portion or all of the lease, with the original lease owner typically retaining an overriding royalty interest and other rights to participate in the lease.

     "Gross," when used with respect to acres or wells, refers to the total acres or wells in which the Company has a working interest.

     "Group 3-D seismic" means seismic procured by a group of parties or shot on a speculative basis by a seismic company.
                                                        63

     "MBbls" means thousands of barrels of oil.


     "MBO" means one thousand barrels of oil.

     "Mbtu" means one thousand Btus.

     "Mcf" means thousand cubic feet of natural gas.

     "Mcfe" means thousand cubic feet of natural gas equivalents.

     "MMBbls" means millions of barrels of oil.


     "MMBtu" means one million British Thermal Units.


     "MMcf" means million cubic feet of natural gas.

     "MMcfe" means million cubic feet of natural gas equivalents.

     "Natural gas equivalents" means a volume, expressed in Mcf's of natural gas, that includes not only natural gas but also liquids converted to an equivalent quantity of natural gas on an energy equivalent basis. Equivalent gas reserves are based on a conversion factor of 6 Mcf of gas per barrel of liquids.


     "Net," when used with respect to acres, wells or reserves refers to gross acres, wells or reserves multiplied, in each case, by the percentage working interest owned by the Company.


     "Net pay" means the thickness of a productive reservoir capable of containing hydrocarbons.

     "Net production" means production that is owned by the Company less royalties and production due others.

     "NGLs" means the natural gas liquids such as ethane, propane, iso-butane, normal butane and natural gasoline that have been extracted from natural gas.

     "Oil" means crude oil or condensate.

     "Operator" means the individual or company responsible for the exploration, development and production of an oil or gas well or lease.

     "Overriding royalty interest" or "ORRI" means an interest in an oil and gas property entitling the owner to a share of oil and gas production free of costs of exploration and production.


     "Payout" means that point in time when a party has recovered monies out of the production from a well equal to the cost of drilling and completing the well and the cost of operating the well through that date.

     "Present value of future net revenues" or "Present value of proved reserves" means the present value of estimated future revenues to be generated from the production of proved reserves calculated in accordance with Securities and Exchange Commission guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, except as otherwise provided by contract, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, and discounted using an annual discount rate of 10%.


     "Production costs" means costs necessary for the production of a well or field and sale of oil and gas,
                                                        64
including production and ad valorem taxes.

     "Productive well" means a well that is producing oil or gas or that is capable of production.

     "Proprietary 3-D seismic" means seismic privately procured and owned by the procurer.

     "Proved developed nonproducing reserves" means those reserves that exist behind the casing if existing wells or at minor depths below the present bottom of such wells and that are expected to be produced through these wells in the predictable future, when the cost of making such oil and gas available for production should be relatively small compared to the cost of a new well.

     "Proved developed producing reserves" means those reserves that are expected to be produced from existing completion intervals now open for production in existing wells.

     "Proved developed reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     "Proved reserves" means the estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalation based upon future conditions.

         i. Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

         ii. Reserves that can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

         iii. Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserve", (B) crude oil, natural gas and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors; (C) crude oil, natural gas and natural gas liquids that may occur in undrilled prospects; and (D) crude oil, natural gas and natural gas liquids that may be recovered from oil shales, coal, gilsonite and other such sources.

     "Proved undeveloped reserves" means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage is limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances are estimates of proved undeveloped reserves attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     "Recompletion" means the completion for production of an existing wellbore in another formation from that in which the well has previously been completed.

     "Reserves" means proved reserves.

     "Royalty" means an interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the lease acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by the owner of the leasehold in connection with a transfer to a subsequent owner.

     "SEC 10 Value" means the present value of estimated future net revenues, before taxes, of the specified reserves or property, determined in all material respects in accordance with the rules and regulations of the SEC (generally using prices and costs in effect at a fixed date and a 10% discount rate).

     "Shut-in" means to close down a producing well or field temporarily for repair, cleaning out, building up reservoir pressure, lack of a market or similar conditions.

     "Undeveloped acreage" means the oil and gas acreage on which wells have not been drilled or to which no Proved Reserves other than Proved Undeveloped Reserves have been attributed by independent petroleum engineers.

     "Unproved properties" means the oil and gas acreage to which no Proved Reserves have been attributed by independent petroleum engineers.

     "Unproved reserves" means those reserves based on geologic and/or engineering data similar to that used in estimates of proved reserves; but technical, contractual, economic, or regulatory uncertainties preclude such reserves being classified as proved. They may be estimated assuming future economic conditions different from those prevailing at the time of the estimate. Unproved reserves may be divided into two subclassifications: "probable" and "possible."

     "Working interest" means an interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest owner is entitled will always be smaller than the share of costs that the working interest owner is required to bear, with the balance of the production accruing to the owners of royalties. For example, the owner of a 100% working interest in a lease burdened only by a landowner's royalty of 12.5% would be required to pay 100% of the costs of a well but would be entitled to retain only 87.5% of the production.










         .



                                                   PANACO, INC.
                                           INDEX TO FINANCIAL STATEMENTS

PRO FORMA COMBINED FINANCIAL INFORMATION                                                 Page



   Balance Sheet, September 30, 1996                                                       13
   Statements of Income (Operations) for the nine months
         ended September 30, 1996                                                          14
   Statements of Income (Operations) for the year ended
         December 31, 1995                                                                 15
   Notes to Pro Forma Financial Statements                                                 16


PANACO, INC. -  AUDITED FINANCIAL STATEMENTS

   Independent Auditors' Report                                                            F-2
   Balance Sheets, December 31, 1995 and 1994                                              F-3
   Statements of Income (Operations)  for the Years Ended
         December 31, 1995, 1994 and 1993                                                  F-5
   Statements of Changes in Stockholders' Equity and Retained Earnings (Deficit)
         for the Years Ended December 31, 1995, 1994 and 1993                              F-6
   Statements of Cash Flows for the Years Ended
         December 31, 1995, 1994 and 1993                                                  F-7
   Notes to Financial Statements for the Years Ended
         December 31, 1995, 1994 and 1993                                                  F-8

ZAPATA PROPERTIES AND BAYOU SORREL FIELD

   Independent Auditors' Report                                                           F-21
   Schedules of Revenues, Selected Direct Operating Expenses and Production Taxes
         for the Years Ended December 31, 1994 and 1993                                   F-22
   Notes to the Schedules of Revenues, Selected Directed Expenses and Production
         Taxes for the Years Ended December 31, 1994 and 1993                             F-23

PANACO, INC. -  UNAUDITED FINANCIAL STATEMENTS

   Balance  sheets,  September 30, 1996 and December 31, 1995 F-27 Statements of
   Income operating for the nine months ended
         September 30, 1996                                                               F-29
   Statement of Changes in Stockholders' Equity for the nine months ended
         September 30, 1996                                                               F-30
   Statements of Cash Flows for the nine months ended September 30, 1996                  F-31
   Notes to Financial Statements for the nine months ended September 30, 1996             F-32

AMOCO PROPERTIES

   Independent Auditors' Report                                                           F-40
Statement of Revenues and Direct Operating Expenses                                       F-41
   Notes to the Statement                                                                 F-42


Independent Auditors' Report


To the Board of Directors
PANACO, Inc.

We have audited the accompanying balance sheets of PANACO, Inc. (a Delaware corporation) as of December 31, 1995 and 1994, and the related statements of income (operations), changes in Stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the Financial Statements, the Company has given retroactive effect to the change in accounting for its oil and gas operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PANACO, Inc. as of December 31, 1995 and 1994, and the results of its operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



BARRETT & ASSOCIATES
Overland Park, Kansas

February 26, 1996, except for Note 1, which the date is June 7, 1996.

                                  PANACO, INC.
                                 BALANCE SHEETS



                                     ASSETS

                                                                                    December 31,
                                                                          1995                       1994
CURRENT ASSETS:

Cash and cash equivalents                                              $   1,198,000              $   1,583,000
Accounts receivable
    Trade                                                                  3,294,000                  2,230,000
    Other                                                                  1,092,000                      1,000
    Prepaid expenses                                                         465,000                    272,000
                                                                     ---------------            ---------------
       Total current assets                                                6,049,000                  4,086,000
                                                                      --------------             --------------

OIL AND GAS PROPERTIES, AS DETERMINED
BY THE SUCCESSFUL EFFORTS METHOD
OF ACCOUNTING
    Oil and gas properties                                               103,105,000                 89,010,000
    Less accumulated depreciation, depletion, amortization,
       and valuation allowances                                         (73,620,000)               (65,065,000)
                                                                        -----------                -----------
       Net oil and gas properties                                         29,485,000                 23,945,000
                                                                        ------------               ------------

PROPERTY, PLANT, AND EQUIPMENT
    Equipment                                                                196,000                    158,000
    Less accumulated depreciation                                           (92,000)                   (68,000)
                                                                     --------------             --------------
       Net property, plant, and equipment                                    104,000                    90,000
                                                                      --------------            --------------

OTHER ASSETS:
    Loan costs, net                                                          471,000                    714,000
    Certificates of deposit - escrow                                          26,000                     47,000
    Other                                                                      5,000                      6,000
    Accounts receivable - other                                                8,000                    186,000
    Note receivable                                                           21,000                     21,000
                                                                    ----------------            ---------------
       Total other assets                                                    531,000                    974,000
                                                                     ---------------             --------------

TOTAL ASSETS                                                            $ 36,169,000                $29,095,000
                                                                        ============                ===========









              The accompanying notes to financial statements are an integral part of this statement.




                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                  December 31,
                                                                          1995                      1994

CURRENT LIABILITIES
    Accounts payable                                                 $  4,444,000             $   1,528,000
    Interest payable                                                      161,000                   185,000
    Current portion of long-term debt                                         -0-                       -0-
                                                                    -------------             -------------
       Total current liabilities                                        4,605,000                 1,713,000
                                                                    -------------             -------------


LONG-TERM DEBT                                                         22,390,000                12,500,000
                                                                     ------------              ------------


STOCKHOLDERS' EQUITY

    Preferred Share, $.01 par value,
       1,000,000 shares authorized; no
       shares issued and outstanding                                          -0-                       -0-
    Common Share, $.01 par value,
       20,000,000 shares authorized;
       11,504,615 and 10,220,138 shares
       issued and outstanding, respectively                               115,000                   102,000
    Additional paid in capital                                         21,155,000                17,586,000
    Retained earnings (deficit)                                      (12,096,000)               (2,806,000)
                                                                    -------------              ------------
       Total Stockholders' Equity                                       9,174,000                14,882,000
                                                                    -------------              ------------



TOTAL LIABILITIES AND STOCKHOLDERS'   EQUITY                         $ 36,169,000              $ 29,095,000
                                                                     ============              ============
















              The accompanying notes to financial statements are an integral part of this statement.

                                  PANACO, INC.
                        STATEMENTS OF INCOME (OPERATIONS)


                                                                           Year Ended December 31,
                                                                1995                1994                1993
REVENUES
    Oil and gas sales                                       $18,447,000          $17,338,000        $ 12,605,000

COSTS AND EXPENSES
    Lease operating                                           8,055,000            5,231,000           5,297,000
    Depreciation, depletion and amortization                  8,064,000            6,038,000           4,288,000
    General and administrative                                  690,000              587,000             542,000
    Production and ad valorem taxes                           1,078,000            1,006,000             754,000
    Exploration expenses                                      8,112,000                  -0-                 -0-
    Provision for losses and (gains) on disposition
       and write-down of assets                                 751,000            1,202,000           3,824,000
                                                         --------------        -------------       -------------
       Total                                                 26,750,000           14,064,000          14,705,000
                                                           ------------         ------------        ------------

NET OPERATING INCOME (LOSS)                                 (8,303,000)            3,274,000         (2,100,000)
                                                          ------------         -------------       -------------

OTHER INCOME (EXPENSE)
    Interest income                                               5,000               46,000              27,000
    Interest expense                                          (992,000)          (1,669,000)         (1,913,000)
                                                         -------------         ------------        ------------
    Total                                                     (987,000)          (1,623,000)         (1,886,000)
                                                         --------------        ------------        ------------
NET INCOME (LOSS) BEFORE INCOME
TAXES AND EXTRAORDINARY ITEM                                (9,290,000)            1,651,000         (3,986,000)
INCOME TAXES (BENEFIT)                                              -0-                  -0-                 -0-
NET INCOME (LOSS) BEFORE
EXTRAORDINARY ITEM                                          (9,290,000)            1,651,000         (3,986,000)
EXTRAORDINARY ITEM - LOSS ON EARLY
RETIREMENT OF DEBT                                                  -0-            (536,000)                 -0-
                                                   --------------------      -------------- --------------------

NET INCOME (LOSS)                                         $ (9,290,000)        $   1,115,000       $ (3,986,000)
                                                          ============         =============       ============

EARNINGS (LOSS) PER COMMON SHARE
    Primary:
       Earnings (loss) before extraordinary item     $            (.81)   $              .16  $            (.53)
       Extraordinary loss                                           -0-                (.05)                 -0-
                                                    -------------------   ----------------- --------------------
       Net earnings (loss)                           $            (.81)   $              .11  $            (.53)
                                                     =================    ==================  =================
    Assuming full dilution:
       Earnings (loss) before extraordinary item     $            (.81)   $              .16  $            (.53)
       Extraordinary loss                                           -0-                (.05)                 -0-
                                                    -------------------    ----------------  -------------------
       Net earnings (loss)                           $            (.81)   $              .11  $            (.53)
                                                     ==================   ==================  ==================
    Weighted average shares outstanding:
       Primary                                               11,504,615            9,952,870           7,583,761
                                                           ============        =============       =============
    Assuming full dilution                                   11,504,615           10,039,042           7,583,761
                                                           ============         ============       =============




              The accompanying notes to financial statements are an integral part of this statement.

                                  PANACO, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                         AND RETAINED EARNINGS (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


                                                                      Common         Additional         Retained
                                                                       Share           Paid-In          Earnings
                                                       Shares        Par Value         Capital          (Deficit)
Balances, December 31, 1992                      $   7,534,496    $    75,000       $ 11,298,000 $        65,000
Net loss                                                   -0-            -0-                -0-     (3,986,000)
Exercises of stock options and warrants                620,759          7,000          1,285,000              -0-
                                                   -----------   ------------      ------------------------------
Balances, December 31, 1993                      $   8,155,255      $  82,000        $12,583,000    $(3,921,000)

Net income                                                 -0-            -0-                -0-       1,115,000
Exercises of stock options and warrants and
 shares  issued under Employee Stock
   Ownership Plan                                    2,064,883         20,000          5,003,000              -0-
                                                    ----------    -----------       -----------------------------
Balances, December 31, 1994                       $ 10,220,138       $102,000        $17,586,000    $(2,806,000)

Net Loss                                                   -0-            -0-                -0-     (9,290,000)
Exercise of stock options and warrants               1,181,602         12,000          3,137,000             -0-
Issuance of new shares                                 102,875          1,000            432,000             -0-
                                                   -----------   ------------       -----------------------------
Balances, December 31, 1995                       $ 11,504,615      $ 115,000        $21,155,000   $(12,096,000)
                                                  ============      =========        ===========   =============



























              The accompanying notes to financial statements are an integral part of this statement.

                                  PANACO, INC.
                            STATEMENTS OF CASH FLOWS


                                                                               Year Ended December 31,
                                                                     1995               1994              1993
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) before extraordinary item                  $(9,290,000)         $1,651,000      $ (3,986,000)
   Adjustments to reconcile net income (loss) to
       net cash provided by operating activities:
     Depreciation, depletion, and amortization                     8,065,000          6,038,000          4,288,000
     Amortization of loan discount                                       -0-            340,000            512,000
     Exploration expenses                                          8,112,000                -0-                -0-
     Provision for losses and (gains) on disposition
       and write-down of assets                                      751,000          1,202,000          3,824,000
   Changes in operating assets and liabilities:
     Accounts receivable                                         (2,155,000)        (1,202,000)          1,261,000
     Prepaid expenses                                              (193,000)          (113,000)           (20,000)
   Other assets                                                      200,000          (388,000)           (11,000)
     Accounts payable                                              2,916,000           (79,000)          (896,000)
     Interest payable                                               (24,000)             26,000           (40,000)
   Extraordinary loss                                                    -0-          (536,000)                -0-
                                                              --------------      -------------      -------------
     Net cash provided by operating activities                     8,382,000          6,939,000          4,932,000
                                                              --------------      -------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Sale of oil and gas properties                                     11,000            300,000             41,000
   Capital expenditures and acquisitions                        (21,803,000)       (12,101,000)          (790,000)
   Purchase of other property and equipment                         (38,000)           (37,000)           (52,000)
   Sale of other property and equipment                                  -0-             10,000                -0-
   Purchase of certificate of deposit                                    -0-                 -0-          (26,000)
                                                              --------------      ------------     ---------------
     Net cash used by investing activities                      (21,830,000)       (11,828,000)          (827,000)
                                                              --------------      ------------     --------------

CASH FLOW FROM FINANCING ACTIVITIES:
   Long-term debt proceeds                                        16,890,000          5,564,000                -0-
   Repayment of long-term debt                                   (7,000,000)        (7,326,000)        (3,535,000)
   Issuance of common shares - exercise of
     warrants and options                                          3,173,000          5,023,000          1,163,000
                                                               -------------      -------------      -------------
   Net cash provided (used) by financing activities               13,063,000          3,261,000        (2,372,000)
                                                               -------------      -------------      -------------

NET INCREASE (DECREASE) IN CASH                                    (385,000)        (1,628,000)          1,733,000

CASH AND CASH EQUIVALENTS AT
   BEGINNING OF YEAR                                               1,583,000          3,211,000          1,478,000
                                                               -------------       ------------      -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                        $  1,198,000       $  1,583,000       $  3,211,000
                                                                ============       ============       ============




              The accompanying notes to financial statements are an integral part of this statement.

                                  PANACO, INC.

                          NOTES TO FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993



Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of PANACO, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who are responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Revenue Recognition
The Company recognizes its ownership interest in oil and gas sales as revenue. It records revenues on an accrual basis, estimating volumes and prices for any months for which actual information is not available. If actual production sold differs from its allocable share of production in a given period, such differences would be recognized as deferred or accounts receivable.

Hedging Transactions
The Company engages in natural gas futures contracts within the normal course of its business. The Company uses futures and floor contracts to reduce the effects of fluctuations in natural gas prices. Changes in the market value of these contracts are deferred and subsequent gains and losses are recognized monthly in the same period as the hedged item based on the difference between the First Nearby Contract for Natural Gas - NYMEX and the contract price. The Company entered into a hedge agreement beginning in January, 1996, for the delivery of 15,000 MMBTU of gas for each day in 1996 with contract prices ranging from $1.7511/MMBTU to $2.253/MMBTU. Prior to this agreement, the Company had entered into a floor contract that expired December, 1994, and a hedge contract which expired September, 1993.

Income Taxes
In 1993, the Company adopted Statement of Financial Accounting Standards (FAS) No. 109 - "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Generally, FAS 109 allows for at least the partial recognition of deferred tax assets in the current period for the future benefit of net operating loss carry forwards.

Income (Loss) per share
The computation of earnings or loss per share in each year is based on the weighted average number of common shares outstanding. When dilutive, stock options and warrants are included as share equivalents using the treasury share method. Stock options and warrants were not included in the calculation for 1993 and 1995, as the effects were not dilutive. Shares to be contributed to the ESOP plan are treated as common share equivalents.

Property, Plant & Equipment
Other property and equipment is recorded at cost. Depreciation is provided using the straight-line method based on estimated useful lives which range from 5 to 7 years.

Oil and Gas Producing Activities and Depreciation, Depletion and Amortization
     Effective December 31, 1995, PANACO changed its method of accounting for oil and gas operations from the
                                                        F-8
full cost method to the successful efforts method. Management concluded that the successful efforts method will more appropriately reflect PANACO's oil and gas operations and will enable investors and others to better compare PANACO to similar oil and gas companies, the majority of which follow the successful efforts method. All prior period financial statements have been restated to reflect the change.

Under the successful efforts method, lease acquisition costs are capitalized. Exploratory drilling costs are also capitalized pending determination of proved reserves. If proved reserves are not discovered, the exploratory costs are expensed. All development costs are capitalized. Provision for depreciation and depletion is determined on a field-by-field basis using the unit-of-production method. The carrying amounts of proven and unproven properties are reviewed periodically on a property-by-property basis, based on future net cash flows determined by an independent engineering firm, and an impairment reserve is provided as conditions warrant. The provision for write down of assets was $751,000 for 1995, $1,202,000 for 1994, and $3,824,000 for 1993.

The change in the Company's accounting method increased 1995 net income by $2,054,000 or $0.18 per share from previously reported results under the full cost method. The change decreased 1994 and 1993 net income by $1,298,000, or $0.13 per share and $3,800,000, or $0.51 per share, respectively, from previously reported results under the full cost method. As of December 31, 1995, retained earnings was decreased by $2,797,000 as a result of the accounting change and additional paid in capital was reduced by $1,264,000.

Amortization of Note Discount
The note discount was being amortized utilizing the interest method, which applies a constant rate of interest to the book value of the note. Additional interest expense of $0, $234,000, and $512,000, was recorded in 1995, 1994 and 1993, respectively, from the amortization of the discount. Effective July 1, 1994 the debt related to the note discount was extinguished, and the balance of the note discount totaling $106,000 was recorded as an extraordinary item.


Statement of Cash Flows
For purposes of reporting cash flows, the Company considers all cash investments with original maturities of three months or less to be cash equivalents.


Use of Estimates
Management relies on the use of estimates for oil and gas reserve information and the valuation allowance for deferred income taxes in preparing financial statements in accordance with generally accepted accounting principles. Estimates related to oil and gas reserve information and the standardized measure are based on estimates provided by third parties. Changes in prices could significantly affect these estimates from year to year.

Reclassification
Certain financial statement items have been reclassified to conform to the current year's presentation.

Note 2 - LOAN COSTS

Loan costs in the amount of $602,000 and $255,000 are being amortized over the lives of the loans, three years and six years, respectively. Additional loan costs of $402,000 were incurred during 1994.

Note 3 - MAJOR CUSTOMERS

One purchaser accounted for 69% and 83% of revenues in 1995 and 1994, respectively, and two purchasers accounted for 65% and 17% of revenues in 1993.

Note 4 - CERTIFICATE OF DEPOSITS - ESCROW

The Company has CD's to satisfy plugging obligations with certain government entities.

Note 5- LONG-TERM DEBT
                                  1995                        1994
                             -------------                ------------
Note payable (a)             $   5,000,000               $   5,000,000
Note payable (b)                17,390,000                   7,500,000
                             -------------                ------------
                                22,390,000                  12,500,000

Less current portion                    -                          -
                             ------------                ------------
    Long-term debt           $ 22,390,000                $ 12,500,000
                             ============                ============

     (a) Note payable dated December 31, 1993 due to a group of six lenders in the amount of $5,000,000 bearing interest at 12%. The lenders at their discretion can loan an additional $5,000,000 to the Company. Payments for interest only are required quarterly. The Company may deliver up to $1,000,000 in PIK (payment in kind) notes, bearing interest at 12%, in satisfaction of all or part of any interest payment. The loan agreement limited the use of the first $5,000,000 to capital expenditures and the next $5,000,000 (assuming the lenders approve additional borrowings) to acquisitions. The loan agreement contains certain financial covenants including future indebtedness and payment of dividends. The note matures on December 31, 1999 and is collateralized by a second mortgage on a substantial portion of offshore oil and gas properties, production proceeds and receivables. The lenders were issued 816,526 warrants, at an exercise price of $2.25, expiring December 31, 1998 in connection with the financing (see Note 8).
     (b) Reducing Revolving Line of Credit dated July 1, 1994 with a maximum debt incurred equal to the lesser of thirty million dollars or the Borrowing Base ($21,000,000 at December 31, 1995). The Borrowing Base reduces on a monthly basis at a rate of $500,000 and is reviewed on a semi-annual basis as of June 30 and December 31. The note is due July 1, 1998 and bears interest at either prime or Libor plus 1.0% to 1.75% depending on the percentage of the borrowing base used (8% and 7.625% at December 31, 1995, respectively). At December 31, 1995, the Company had $3,025,000 borrowed at 7.625%, $10,500,000 borrowed at 7.5625%, and $3,865,000 borrowed at 7.6875%. Interest is due on the last day of the month for prime notes and is due on the last day of the interest period or every three months on Libor notes. A commitment fee of .375% to .5% of the average unused portion of the Borrowing Base is due on a quarterly basis. The revolving line of credit is collateralized by a substantial portion of the oil and gas properties, receivables, inventory and general intangibles. The loan agreement contains certain covenants including maintaining a positive indebtedness to cash flow ratio, a positive working capital ratio, a certain tangible net worth, limitations on future debt, guarantees, liens, dividends, mergers, material change in ownership by management, and sale of assets. In addition, the Lender has issued the Company a letter of credit for $3,000,000 to collateralize a plugging bond which reduces the available Borrowing Base.

Maturities of long-term debt are as follows:

                 December 31, 1997                        $17,390,000


                 December 31, 1999                        $ 5,000,000
                                                          ------------
                                                          $22,390,000

Note 6 - STOCKHOLDERS' EQUITY

During 1995, 1,181,602 shares were issued related to the exercise of warrants and options, 97,680 shares were issued related to property acquisition costs and 5,195 shares were issued for board of directors fees.

During 1994, 2,034,033 shares were issued related to the exercise of warrants and options, and 30,850 shares were issued related to the Company's ESOP.

During 1993, 12,294 shares were awarded to three new directors, 1,200 shares were issued in exchange for oil and gas properties, 36,363 shares were issued for payment of a finders fee on new financing (see Note 5) and 575,000 shares were issued related to the exercise of warrants and options.

During 1993, 4,098 shares were relinquished to the Company under the terms of the Long-Term Incentive Plan by a director upon his resignation. These shares were reissued in the above transactions during 1993.

Shares outstanding are as follows:
     Year Ending December 31,
                                        Common       Preferred
                                        Shares        Shares
                         1993          8,155,255         -
                         1994         10,220,138         -
                         1995         11,504,615         -

Note 7- WARRANTS

Warrants outstanding at December 31, 1995 to acquire common shares are as follows:

                    Number of     Price per
                      Shares       Share      Expiration Date
                    --------    ----------  ------------------
                    160,000        $2.375       June 1, 1996
                      90,000       $2.000       June 1, 1996
                      39,365       $2.000       December 31, 1997
                     289,365

During 1995, warrants with exercise prices ranging from $2.00 to $4.00 per share were exercised for a total of 495,735 shares.

Note 8 -  LENDER WARRANTS

In connection with the note payable dated December 31, 1993 (See Note 4) warrants were issued to a group of six lenders. These warrants differ from those described in Note 5; they have stronger antidilution provisions, effective January 1, 1996 the holders can demand registering the warrant shares either issuable upon exercise or held by the holder, and the holder may also, if the Company files a Registration Statement, have an opportunity to include the warrant shares in such Registration Statement. Warrants to acquire Common Shares were as follows:

                      Number of      Price per
                      Shares         Share            Expiration Date
                      816,526        $2.25            December 31, 1998


Early in 1996, the warrants were exercised.

Note 9 - STOCK OPTIONS AND LONG-TERM INCENTIVE PLAN

On August 26, 1992, the shareholders approved a long-term incentive plan allowing the Company to grant incentive and nonstatutory stock options, performance units, restricted stock awards and stock appreciation rights to key employees, directors, and certain consultants and advisors of the Company up to a maximum of 20% of the total number of shares outstanding.

At December 31, 1995, there were no stock options outstanding.

During 1995, options with exercise prices ranging from $2.00 to $3.975 per share were exercised for a total of 759,712 shares.

     Under  the  terms  of  the  Long-Term   Incentive  Plan,   three  directors
surrendered 73,845 shares to exercise
                                                       F-11

124,400 options. New options were issued equal to the number of shares surrendered at a price of $2.0313 per share, which would have expired December 31, 1995, but were exercised by that date.


Note 10 - RELATED PARTY TRANSACTIONS

During 1995, 25,000 warrants at a price of $2.50 per share were issued to and exercised by a director.

During 1994, 650,000 warrants at a price of $2.75 per share were issued to the Board of Directors. All warrants were exercised during 1994.

The Company entered into a triple net lease agreement with a partnership owned by two directors for the lease of an office building. The lease, which expires November, 2003, has monthly rental payments of $4,000. During 1995 and 1994, $48,000 per year in rent was paid under the lease agreement. During 1993, no rent was due under the lease agreement. A deposit of $4,000 was due and included in accounts payable at December 31, 1993.

Stock options (see Note 7) originally issued to three directors to acquire 250,000 shares each, were exercisable through December 31, 1995 at $2.00 per share. During 1995, 1994 and 1993, 150,000, 275,000 and 300,000 options were exercised at $2.00 per share. In 1994 and 1993, an additional 275,000 and 300,000 options respectively were issued at prices ranging from $2.32 per share to $3.9375 per share, and all options were exercised in 1995.

Under the terms of the Long-Term Incentive Plan, three directors were issued 73,845 options at $2.0313 per share and 68,567 options at $2.1875 per share in 1995 and 1994, respectively. These options were exercised in 1995.

Warrants were issued to a director in 1991 to acquire 250,000 shares. Of these, 160,000 shares were exercised in 1993 at $2.00 per share and 90,000 warrants are exercisable through June 1, 1996 at $2.00 per share. In addition, 160,000 warrants at $2.375 issued December 10, 1993, are exercisable through June 1, 1996.

Consulting fees of $80,000 were paid in 1993 to an entity of which a director is a 100% owner. At December 31, 1993, no such fees were payable to this entity.

In 1993, three new directors were awarded 4,098 shares each (valued at a total of $30,000) pursuant to the Company's Long-Term Incentive Plan. These shares become vested over a thirty month period.

During 1993, a director relinquished 4,098 shares upon his resignation.

Note 11 - LEASES

The following is a schedule of future rental payments required under an office building lease described in Note 10 as of December 31, 1995.


     Year ending December 31,

                           1996                  $   48,000
                           1997                      48,000
                           1998                      48,000
                           1999                      48,000
                           2000                      48,000
                         2001-2003                  140,000
                                                 $  380,000

Rental expense incurred on a former office lease for the year ended December 31, 1993, was $26,180.

Note 12 - INCOME TAXES

At December 31, 1995, the Company had net operating loss carry forwards for federal income tax purposes of $15,765,000 which are available to offset future federal taxable income through 2010.

Significant components of the Company's deferred tax liabilities and assets as of December 31 are as follows:

                                                1995                1994
                                          ------------        ----------
Deferred tax assets
     Fixed asset basis differences        $1,408,000         $    557,000
     Net operating loss carry forwards     6,306,000            3,504,000
                                           ---------         ------------
        Total deferred tax assets          7,714,000            4,061,000
                                           ---------         ------------

  Valuation allowance for deferred
     tax assets                           (7,714,000)         (4,061,000)
                                          ----------          ----------
        Total deferred tax assets         $        -  $                -
                                          ==========          ===========


A valuation allowance is provided to reduce the deferred tax assets to a level which, more likely than not, will be realized.

The valuation allowance for deferred tax assets as of December 31, 1993 was $3,704,000. The net change in the total valuation allowance for the years ended December 31, 1995 and 1994 was an increase of $3,653,000 and $357,000, respectively.

Note 13 - COMMITMENT AND CONTINGENCIES

A $3,000,000 letter of credit, collateralizing a plugging bond, expires on December 14, 1996. The contract amount of the letter of credit approximates its fair value.


In January 1996 the Company has had a suit filed against it related to a gas gathering system in Oklahoma seeking $700,000. The Company has filed a counter claim against the plaintiff seeking damages for fraud. Management feels the plaintiffs suit is without merit and any outcome would be immaterial to results of operations or financial position.


Concentrations of Credit Risk
Financial instruments which potentially subject the Company to concentration of credit risk consist principally of bank account balances in excess of federally insured limits and trade receivables. The Company's receivables consist of oil and gas sales to third parties primarily from offshore production in the Gulf of Mexico and onshore oil production in the central part of the United States. This concentration may impact the Company's overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. Receivables are generally not collateralized. Historical credit losses incurred by the Company on receivables have not been significant.

Note  14 -  EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

In August, 1994, the Company established an Employee Stock Ownership Plan (ESOP) and Trust that covers substantially all employees. The Board of Directors can approve contributions, up to a maximum of 15% of eligible employees' gross wages. The Company incurred $132,000 and $123,000 in costs for the years ended December 31, 1995 and 1994, respectively.

Note 15 - IMPAIRMENT OF LONG-LIVED ASSETS

In 1995 the company adopted the Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of", which requires that long-lived assets and identifiable intangibles be reviewed for impairment when the assets carrying amount may not be recoverable based on the fair market value of the asset. SFAS 121 requires assets to be reviewed for impairment at the lowest level for which there are independent, identifiable cash flows. The adoption of SFAS 121 had no effect on 1995 financial statements and the Company expects no future impact, as the Company periodically evaluates its oil and gas properties for impairment under the successful efforts method of accounting on a field by field basis as prescribed by FAS No. 121.

Note 16 - FINANCIAL INSTRUMENTS

Effective December 31, 1995, the Company adopted the requirements of Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments" requires disclosure of an estimate of the fair value of certain financial instruments. The carrying amount and fair values of the Company's financial instruments at December 31, 1995, are as follows:


                                                       Assets (Liabilities)
                                          --------------------------------------
                                           Carrying Amount           Fair Value
Cash and cash equivalents                 $    1,198,000           $  1,198,000
Receivables                                    4,415,000              4,415,000
Payables                                      (4,605,000)            (4,605,000)
Long-term variable rate debt                 (17,390,000)           (17,390,000)
Long-term fixed rate debt                     (5,000,000)            (3,675,150)
Off balance sheet financial instruments
     Letter of credit                                  0                      0
     Hedge contracts                                   0             (2,000,000)

Cash and cash equivalents, receivables, payables, and long-term variable rate debt
The carrying amount reported on the consolidated balance sheet approximates its fair value because of the short maturities of these instruments.

Long-term, fixed rate debt
The Company estimates the fair value of its long-term, fixed rate debt generally using discounted cash flow analysis based on the Corporation's current borrowing rates for debt with similar maturities.

Letter of credit
A $3,000,000 letter of credit collateralizes a plugging bond. Fair value estimated on the basis of fees paid to obtain the obligation is not material at December 31, 1995.

Hedge contract
The fair values of the Company's futures contracts are estimated based on current settlement values.

Concentrations of Credit Risk
Financial instruments which potentially subject the Company to concentration of credit risk consist principally of bank account balances in excess of federally insured limits and trade receivables. The Company's receivables consist of oil and gas sales to third parties primarily from offshore production in the Gulf of Mexico and onshore oil production in the central part of the United States. This concentration may impact the Company's overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. Receivables are generally not collateralized. Historical credit losses incurred by the Company on receivables have not been significant.


Note 17 - SUPPLEMENTAL INFORMATION RELATED TO OIL AND GAS PRODUCING ACTIVITIES

(UNAUDITED)

The following table reflects the costs incurred in oil and gas property activities for each of the three years ended December 31:

                                                   1995             1994              1993
                                               -------------    -------------    --------------
Property acquisition costs, proved             $ 12,603,000     $     352,000    $       -

Property acquisition costs, unproved           $        -       $         -      $       -

Exploration costs                              $  8,112,000     $         -      $       -

Development costs                              $  1,497,000     $ 11,749,000     $     801,000

Quantities of Oil and Gas Reserves

The estimates of proved developed and proved undeveloped reserve quantities at December 31, 1995 are based upon reports of petroleum engineers and do not purport to reflect realizable values or fair market values of PANACO's reserves. It should be emphasized that reserve estimates are inherently imprecise and accordingly, these estimates are expected to change as future information becomes available. These are estimates only and should not be construed as exact amounts. All reserves are located in the United States.

Proved reserves are estimated reserves of natural gas and crude oil and condensate that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

Proved developed and undeveloped reserves        Oil                 Gas

Estimated reserves as of December 31, 1992    1,121,000           46,595,000

     Production                               (180,000)          (5,586,000)
     Sale of minerals in-place                 (12,000)            (155,000)
     Revisions of previous estimates          (184,000)            2,842,000
                                            ----------            ----------
Estimated reserves as of December 31, 1993      745,000           43,696,000

     Production                               (137,000)          (8,139,000)
     Extensions and discoveries                 183,000           16,930,000
     Sale of minerals in-place                 (24,000)             (45,000)
     Revisions of previous estimates            176,000         (10,860,000)
                                            -----------         -----------
Estimated reserves as of December 31, 1994      943,000           41,582,000

     Production                               (170,000)          (9,850,000)
     Sale of minerals in-place                  (1,000)             (22,000)
     Purchase of minerals in-place            1,140,000           20,094,000
     Revisions of previous estimates           (12,000)          (5,093,000)
                                            ----------          -----------
Estimated reserves as of December 31, 1995    1,900,000           46,711,000
                                            ===========         ============

Proved developed reserves:

                                  Oil                  Gas
                                 (BBLS)               (MCF)
                              -------------         ----------

    December 31, 1992             1,053,000         36,208,000
                             ==============         ==========

    December 31, 1993               745,000         24,665,000
                            ===============         ==========

    December 31, 1994               907,000         36,282,000
                            ===============         ==========

    December 31, 1995             1,794,000         40,323,000
                             ==============         ==========

Standardized Measure of Discounted Future Net Cash Flows
Future cash inflows are computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the year-end estimated future production of proved oil and gas reserves. Estimates of future development and production costs are based on year-end costs and assume continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 per cent per year to reflect the estimated timing of the future cash flows. The standardized measure of discounted cash flows is the future net cash flows less the computed discount.

     The accompanying table reflects the standardized measure of discounted future cash flows relating to proved oil and gas reserves as of the three years ended December 31:

                                                           1995              1994                1993
                                                      --------------      ------------     ---------------
Future cash inflows                                     $140,247,000       $88,893,000        $113,419,000
Future development and production costs                   50,723,000        32,197,000          38,375,000
                                                      --------------     ------------       --------------
Future net cash flows                                     89,524,000        56,696,000          75,044,000
Future income taxes                                       11,755,000         6,304,000          13,937,000
                                                      --------------     -------------      --------------
Future net cash flows after income taxes                  77,769,000        50,392,000          61,107,000
10% annual discount                                      (14,848,000)       (8,477,000)        (13,728,000)
                                                      --------------      ------------       --------------
Standardized measure after income taxes               $   62,921,000       $41,915,000       $  47,379,000
                                                      =============      =============        =============

Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows The accompanying table reflects the principal changes in the standardized measure of discounted future net cash flows attributable to proved oil and gas reserves for each of the three years ended December 31:

                                                             1995               1994              1993
                                                      ------------------ ----------------    --------------
Beginning balance                                     $    41,915,000      $47,379,000        $ 48,163,000
Sales of oil and gas, net of production costs              (9,314,000)     (11,047,000)         (9,426,000)
Net change in income taxes                                 (4,267,000)       5,562,000          (2,130,000)
Changes in price and production costs                      11,498,000      (10,781,000)          2,199,000
Purchase of minerals in-place                              34,415,000               -                   -
Revision of previous estimates, extensions,
   discoveries, & sales of minerals in place-net          (11,326,000)      10,802,000           8,573,000
                                                        --------------     ------------       -------------
Ending balance                                        $    62,921,000      $41,915,000        $ 47,379,000
                                                        ==============     ============        ============

Price per MCF                                         $          2.24      $      1.75        $       2.40
                                                      ================   ==============     ===============
Price per BBL                                         $         17.75      $     16.00        $      12.75
                                                      ================   ==============     ===============


Note 18 - ACQUISITIONS

On July 12, 1995, the Company entered into a Purchase and Sale Agreement with Zapata Exploration Company ("Zapata") to acquire all of Zapata's offshore oil and gas properties in the Gulf of Mexico. The properties consist of East Breaks Blocks 109 and 110, East Cameron Block 359, Eugene Island Block 372, South Timbalier Block 185 and West Cameron Block 538, totaling 31,134 gross acres. The transaction closed July 26, 1995.

The purchase price for the assets acquired in this transaction was $2,748,000 in cash and the obligation to pay a production payment to Zapata based upon future production. The production payment is based upon production from the East Breaks 109 Field after production of 12 Bcfe gross (10 Bcfe net) measured from October 1, 1994. The Company will pay to Zapata $.4167 per Mcfe on the next 27 Bcfe produced. Payments to Zapata on this production payment are to be made by the Company when it is paid for the oil or gas. Oil and gas reserves attributable to this production payment are not included in the reserves for the properties set forth herein.

As of November 30, 1995, the Company entered into a Purchase and Sale Agreement with Shell Western E&P Inc. ("Shell") to acquire all of Shell's interest in the Bayou Sorrel Field in Iberville Parish, Louisiana. The transaction closed December 27, 1995, and PANACO took over as operator from Shell. Proved reserves attributable to the field at December 31, 1995, were 898,000 barrels and 3.1 Bcf of natural gas. In addition to the proved reserves management has identified significant probable and possible reserves attributable to this field. The purchase price of the field was $10,455,000 which included a $204,000 brokers' fee and a related receivable of $600,000.

Both of the acquisitions made in 1995 were accounted for using the purchase method. The results of the Zapata properties acquisition are included in the Company's statement of income (operations) from July 27 to December 31, 1995. The results of the Bayou Sorrel acquisition are included in the Company's statement of income (operations) from December 28 to December 31, 1995.

The unaudited pro forma statements of income (operations) for the year ended December 31, 1995 assumes the Zapata and Bayou Sorrel acquisitions had been consummated January 1, 1995. The unaudited pro forma statement of income (operations) includes certain adjustments to give effect to the acquisitions of the oil and gas properties.


The pro forma statements are presented in order to comply with the disclosure requirements of Accounting Principles Board ("APB") pronouncement number 16. This information is not the same as the pro forma statements presented elsewhere in this Prospectus. The pro forma statements do not purport to be indicative of the results of the Company had these acquisitions occurred on the date assumed, nor is the pro forma statement necessarily indicative of the future results of the Company. The pro forma statement should be read together with the Financial Statements of the Company, including the notes thereto and included elsewhere in this Statement.






                                  PANACO, INC.
          Unaudited Pro Forma Combined Statement of Income (Operations)
                      For the Year Ended December 31, 1995


                                                       Zapata          Bayou                        PANACO, Inc.
                                   PANACO, Inc.      Properties    Sorrel Field      Pro Forma        Pro Forma
                                   (As Restated)     1/1-7/26/95   1/1-12/26/95     Adjustments       Combined
REVENUES
Oil and gas sales                   $ 18,447,000    $ 3,623,000      $ 3,326,000  $         --        $ 25,396,000

COSTS AND EXPENSES
   Lease operating                     8,055,000      1,460,000          867,000        280,000  (a)    10,662,000
   Depreciation, depletion and
      amortization                     8,064,000             --               --      1,812,000  (b)     9,876,000
   Exploration expenses                8,112,000             --               --             --          8,112,000
   Provision for losses and
      (gains) on disposition
      & write-down of assets             751,000             --               --             --            751,000
   General and administrative            690,000             --               --             --            690,000
   Production and ad valorem
      taxes                            1,078,000             --          297,000             --          1,375,000
                                    ------------------------------ -----------------------------------------------
   Total                              26,750,000      1,460,000        1,164,000      2,092,000         31,466,000

NET OPERATING INCOME
   (LOSS)                            (8,303,000)      2,163,000        2,162,000    (2,092,000)        (6,070,000)
                                    ------------   ------------     ------------   ------------     --------------

OTHER INCOME (EXPENSE)
   Interest income                         5,000             --               --             --              5,000
   Interest expense                    (992,000)             --               --      (651,000)  (c)   (1,643,000)
                                   ------------------------------------------------------------     --------------
      Total                            (987,000)             --               --      (651,000)        (1,638,000)
                                   ---------------------------------------------------------------- --------------

NET INCOME (LOSS) BEFORE
   INCOME TAXES                      (9,290,000)      2,163,000        2,162,000    (2,743,000)        (7,708,000)
INCOME TAXES (BENEFIT)                        --             --               --             --                 --
                             -------------------------------------------------------------------------------------

NET INCOME (LOSS)                   $(9,290,000)     $2,163,000       $2,162,000   $(2,743,000)       $(7,708,000)
                                    ============     ==========       ==========   ============       ============

EARNINGS (LOSS) PER COMMON SHARE
   Primary
      Net earnings (loss)       $         (0.81)                                                 $          (0.67)
                                ================                                                 =================

   Assuming full dilution
       Net earnings (loss)      $         (0.81)                                                 $          (0.67)
                                ================                                                 =================

   Weighted average shares outstanding:
      Primary                         11,504,615                                                        11,504,615
                                  ==============                                                     =============

    Assuming full dilution            11,504,615                                                        11,504,615
                                  ==============                                                     =============



         The accompanying notes to pro forma financial statements are an integral part of this statement.

                                  PANACO, INC.
          Unaudited Pro Forma Combined Statement of Income (Operations)
                      For the Year Ended December 31, 1994

                                                         Zapata          Bayou                       PANACO, Inc.
                                      PANACO, Inc.     Properties    Sorrel Field       Pro Forma      Pro Forma
                                      (As Restated)   1/1-12/31/94   1/1-12/31/94      Adjustments     Combined
REVENUES
   Oil and gas sales                  $ 17,338,000  $   7,540,000    $  2,888,000           --      $  27,766,000

COSTS AND EXPENSES
   Lease operating                       5,231,000      3,317,000       1,942,000         480,000  (a) 10,970,000
   Depreciation, depletion and
   amortization                          6,038,000             --              --       1,447,000  (b)  7,485,000
   Exploration expenses                         --             --              --              --             --
   Provision for losses and (gains)
     on disposition and write-down
     of assets                           1,202,000             --              --              --       1,202,000
   General and administrative              587,000             --         310,000              --         897,000
    Production and ad valorem taxes      1,006,000             --              --              --       1,006,000
                                    -----------------------------------------------------------------------------
     Total                              14,064,000      3,317,000       2,252,000       1,927,000      21,560,000
                                     ------------- --------------   -------------   -------------   -------------

NET OPERATING INCOME (LOSS)              3,274,000      4,223,000         636,000     (1,927,000)      6,206,000
                                    --------------  -------------  --------------  --------------  -------------

OTHER INCOME (EXPENSE)
   Interest income                          46,000            --              --              --         46,000
   Interest expense                    (1,669,000)            --              --        (788,000)(c) (2,457,000)
                                    -----------------------------------------------------------------------------
     Total                             (1,623,000)            --              --        (788,000)    (2,411,000)
                                    -----------------------------------------------------------------------------

NET INCOME (LOSS) BEFORE
   INCOME TAXES AND
   EXTRAORDINARY ITEM                    1,651,000      4,223,000         636,000     (2,715,000)      3,795,000

INCOME TAXES (BENEFIT)                          --            --              --             --              --
                              -------------------------------------------------------------------------------------------


NET INCOME (LOSS)                     $  1,651,000    $ 4,223,000    $    636,000    $(2,715,000)   $  3,795,000
                                      ------------    -----------    ------------    ------------   ------------

EARNINGS (LOSS) PER COMMON SHARE
   Primary

       Net earnings (loss)           $        0.16                                                 $        0.37
                                     =============                                                 =============

   Assuming full dilution

       Net earnings (loss)           $        0.16                                                 $        0.38
                                     =============                                                 =============

   Weighted average shares outstanding:
     Primary                             9,952,870                                                     9,952,870
                                    ==============                                                 =============
     Assuming full dilution             10,039,042                                                    10,039,042
                                     =============                                                  ============









         The accompanying notes to pro forma financial statements are an integral part of this statement.

     NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME (OPERATIONS)


1.  Basis of Presentation


The Unaudited Pro Forma Statement of Income (Operations) of PANACO, Inc. presents the combined effects of the acquisition of the Zapata properties and Bayou Sorrel Field as if the acquisitions had been consummated January 1st of each year. The pro forma statements are presented in order to comply with the disclosure requirements of Accounting Principles Board ("APB") pronouncement number 16. This information is not the same as the pro forma statements presented elsewhere in this Prospectus.


2.  Pro Forma Entries

    (a)   To record the estimated additional insurance expense.
    (b) To record the additional depletion and depreciation expense for the increased property costs and production volumes (see Note 4 below).
    (c) To record the additional interest expense for increased term of borrowing (see Note 5 below).

3.  Taxes

No additional operating taxes are included for the Zapata properties as the production from these properties is from federal offshore waters and is not subject to severance taxes.

4.  Depletion, depreciation & amortization

Additional depletion and depreciation expense is included to reflect the additional property costs and production volumes assuming the transaction was consummated January 1. The original purchase prices are used for the cost of the properties. The actual purchase prices of the properties were reduced by the net income of the properties from the effective dates of the purchases until the closing dates.

5.  Interest

Additional interest expense is included as if the transactions had taken place January 1. It is assumed that the Zapata acquisition price was paid in cash and the Bayou Sorrel acquisition price was paid for using the Company's Primary
Credit Facility. Interest is computed on the additional borrowings at the estimated rates in effect at January 1.

                          Independent Auditors' Report




To the Board of Directors
PANACO, Inc.


We have audited the accompanying schedules of Revenues, Direct Operating Expenses and Production Taxes of the Zapata properties (which were acquired by PANACO, Inc., on July 26, 1995) and the Bayou Sorrel Field (which was acquired by PANACO on December 27, 1995) for each of the two years in the period ended December 31, 1994. These schedules are the responsibility of PANACO, Inc.'s management. Our responsibility is to express an opinion on the schedules based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the Schedules of Revenues, Direct Operating Expenses and Production Taxes are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Schedules of Revenues, Selected Direct Operating Expenses and Production Taxes were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 10-K) and is not intended to be a complete presentation of the Zapata properties and Bayou Sorrel Field's revenues and expenses.

In our opinion, the Schedules of Revenues, Direct Operating Expenses and Production Taxes referred to above present fairly, in all material respects, the revenues, selected direct operating expenses and production taxes of the Zapata properties and the Bayou Sorrel Field for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.



BARRETT & ASSOCIATES
Overland Park, Kansas

December 15, 1995

                    ZAPATA PROPERTIES AND BAYOU SORREL FIELD

            SCHEDULES OF REVENUES, SELECTED DIRECT OPERATING EXPENSES
                              AND PRODUCTION TAXES



                                                    Zapata              Bayou Sorrel
                                                  Properties                Field                  Total

                                                                Year Ended December 31, 1994

Oil and gas revenues                              $  7,540,000          $  2,888,000           $  10,428,000
                                                  ============          ============           =============

Selected direct operating expenses                $  3,317,000          $  1,942,000          $    5,259,000
                                                  ============          ============          ==============

Production taxes                                  $          0         $     310,000         $       310,000
                                                  ============         =============         ===============



                                                               Year Ended December 31, 1993


Oil and gas revenues                              $ 11,823,000          $  2,908,000            $ 14,731,000
                                                  ============          ============            ============

Selected direct operating expenses               $   3,696,000          $  1,806,000           $   5,502,000
                                                 =============          ============           =============

Production taxes                                 $           0         $     352,000          $      352,000
                                                 =============         =============          ==============























                                     See accompanying notes to this schedule.

                    ZAPATA PROPERTIES AND BAYOU SORREL FIELD

                       NOTES TO THE SCHEDULES OF REVENUES,
             SELECTED DIRECT OPERATING EXPENSES AND PRODUCTION TAXES

                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

Note 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies related to the Schedules of Revenues, Selected Direct Operating Expenses and Production Taxes of the Zapata properties and the Bayou Sorrel Field is presented to assist in understanding the schedules. The schedules and notes are representations of the Company's management, which is responsible for the integrity and objectivity of the schedules. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the statement.

Acquisitions
The Zapata properties were acquired on July 26, 1995, from Zapata Exploration Co. The Bayou Sorrel Field was acquired on December 27, 1995, from Shell-Western E&P, Inc.

Revenue Recognition
Revenues are recorded on the accrual basis, with volumes and prices being estimated for properties during periods when actual production information is not available.

Selected Direct Operating Expenses
Selected direct operating expenses include necessary and ordinary expenses to maintain production. Insurance expense is not included since sufficient information is not available from the Seller. Management estimates insurance costs to be $280,000 per annum.

Depreciation, depletion and amortization
Depreciation,   depletion  and  amortization  is  not  presented  as  sufficient information is not available from the Seller.

Operating Taxes
No additional tax expense is included for the Zapata properties, as the production from federal offshore waters is not subject to state severance taxes.

General, Administrative, and Overhead  Expenses
General, administrative, and overhead expenses are not presented as sufficient information is not available from the Seller.


Note 2 - 1995 REVENUES,  SELECTED DIRECT OPERATING EXPENSES AND PRODUCTION TAXES
-----------------------------------------------------------------------
          (UNAUDITED)

The following is a schedule of revenues, selected direct operating expenses and production taxes for the periods in 1995 that the Company did not own the Zapata properties and the Bayou Sorrel Field. The schedule is not intended to be a complete presentation of the Zapata properties and Bayou Sorrel Field's revenues and expenses.



                                                      Oil and Gas         Selected Direct         Production
                                                      Revenues         Operating Expenses            Taxes
Zapata Properties
     January 1, 1995 to July 25, 1995                $ 3,623,000           $ 1,460,000           $        0

Bayou Sorrel
     January 1, 1995 to December 26, 1995              3,326,000               867,000              297,000
                                                     ------------         --------------         ------------

TOTAL                                                $ 6,949,000           $ 2,327,000           $  297,000
                                                     ===========           ===========           ===========


Note 3 -  SUPPLEMENTAL INFORMATION RELATED TO OIL AND GAS PRODUCING ACTIVITIES
          --------------------------------------------------------------------
          (UNAUDITED)

Quantities of Oil and Gas Reserves
The estimates of proved developed and proved undeveloped reserve quantities of the Zapata properties and the Bayou Sorrel Field at December 31, 1994 are based upon management's computation from the report of PANACO's independent petroleum engineers as of December 31, 1995, and do not purport to reflect realizable values or fair market values of the properties' reserves. It should be emphasized that reserve estimates are inherently imprecise and accordingly, these estimates are expected to change as future information becomes available. These are estimates only and should not be construed as exact amounts. All reserves are located in the United States. Reserve quantities for the Zapata properties and the Bayou Sorrel Field were not available at December 31, 1992, 1993, and 1994, and the balances at those dates were derived from production activity during 1993 and 1994.

Proved reserves are estimated reserves of natural gas and crude oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.


Proved developed and                       OIL (BBLS)                                  GAS (MCF)
undeveloped reserves                         Bayou                                       Bayou
                                Zapata       Sorrel         Total          Zapata        Sorrel         Total
Estimated reserves as of
   December 31, 1992           391,000     1,323,000      1,714,000      27,647,000    4,039,000     31,686,000

Production                     (54,000)     (143,000)      (197,000)     (4,924,000)    (228,000)    (5,152,000)
                               --------     ---------     ----------     -----------   ----------     -----------

Estimated reserves as of
   December 31, 1993           337,000     1,180,000      1,517,000      22,723,000    3,811,000     26,534,000

Production                     (67,000)     (127,000)      (194,000)     (3,419,000)    (368,000)    (3,787,000)
                               --------     ---------      ---------     -----------   ----------    -----------

Estimated reserves as of
   December 31, 1994           270,000     1,053,000      1,323,000      19,304,000    3,443,000     22,747,000
                               =======     =========      =========      ===========   =========     ==========


Proved, developed reserves:

   December 31, 1993           337,000     1,180,000      1,517,000      22,723,000    3,811,000     26,534,000
                               =======     =========      =========      ==========    =========     ==========
   December 31, 1994           270,000     1,053,000      1,323,000      19,304,000    3,443,000     22,747,000
                               =======     =========      =========      ==========    =========     ==========

Standardized Measure of Discounted Future Net Cash Flows
Future cash inflows are computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the year-end estimated future production of proved oil and gas reserves. Estimates of future development and production costs are based on year-end costs and assume continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows. The standardized measure of discounted cash flows is the future net cash flows less the computed discount.

The accompanying table reflects the standardized measure of discounted future cash flows relating to the proved oil and gas reserves of the Zapata properties as of the two years ended December 31:

                                              1994                                          1993
                              --------------------------------------------------------------------------------------
                                             Bayou                                          Bayou
                              Zapata         Sorrel          Total         Zapata           Sorrel         Total

Future cash inflows       $ 45,181,000   $27,233,000    $72,414,000     $52,721,000    $30,121,000     $ 82,842,000
Future development
  and production costs      15,341,000     9,021,000     24,362,000      18,658,000     11,273,000       29,931,000
                          -------------  -------------  ------------    -------------  ------------    -------------
Future net cash flows       29,840,000    18,212,000     48,052,000      34,063,000     18,848,000       52,911,000
10% annual discount
  to reflect timing of
  cash flows                 1,821,000     5,532,000      7,353,000       1,821,000      5,532,000        7,353,000
                          -------------- -------------  -------------   -------------- -------------   --------------
Standardized measure
  before income taxes     $ 28,019,000   $12,680,000    $40,699,000     $32,242,000   $ 13,316,000     $ 45,558,000
                          ============   ===========    ===========     ============   ===========     ============




Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows The accompanying table reflects the principal changes in the standardized measure of discounted future net cash flows attributable to proved oil and gas reserves of the Zapata properties for each of the two years ended December 31:

                                                      1994                                          1993
                              --------------------------------------------------------------------------------------
                                             Bayou                                          Bayou
                              Zapata         Sorrel          Total         Zapata           Sorrel         Total

Beginning balance         $ 32,242,000   $13,316,000    $45,558,000     $40,369,000   $14,066,000     $  54,435,000
  Sales of oil and gas,
  net of production
  costs                      4,223,000       636,000      4,859,000       8,127,000       750,000         8,877,000
                          ------------   -----------    ------------    ------------   -----------    --------------

Ending balance            $ 28,019,000   $12,680,000    $40,699,000    $ 32,242,000   $13,316,000     $  45,558,000
                          ============   ===========     ===========    ============   ===========     =============

                                                   PANACO, Inc.










                                                September 30, 1996



                                               Financial Statements

                                                    (Unaudited)

                                  PANACO, INC.
              Condensed Balance Sheets (Successful Efforts Method)
                                  (Unaudited)

ASSETS                                                              As of                      As of
                                                               September 30, 1996        December 31, 1995
CURRENT ASSETS:
     Cash and cash equivalents                                            $766,000                 $1,198,000
     Accounts receivable                                                 4,435,000                  4,386,000
     Accounts receivable - sale of Bayou Sorrel                         11,152,000                          0
     Prepaid expenses                                                      359,000                    465,000
                                                           ------------------------   ------------------------
        Total Current Assets                                            16,712,000                  6,049,000
OIL AND GAS PROPERTIES, AS DETERMINED BY THE
     SUCCESSFUL EFFORTS METHOD OF ACCOUNTING:
     Oil and gas properties                                             98,015,000                103,105,000
     Less: accumulated depreciation,
        depletion and amortization                                    (77,526,000)               (73,620,000)
                                                           ------------------------   ------------------------
        Net Oil and Gas Properties                                      20,489,000                 29,485,000
PROPERTY, PLANT AND EQUIPMENT:
     Equipment                                                             248,000                    196,000
     Less: accumulated depreciation                                      (122,000)                   (92,000)
                                                           ------------------------   ------------------------
        Net Property, Plant and Equipment                                  126,000                    104,000

OTHER ASSETS:
     Earnest deposit - Amoco acquisition                                 5,000,000                          0
     Restricted deposits                                                 1,733,000                          0
     Loan costs, net                                                       323,000                    471,000
     Certificate of deposit                                                 27,000                     26,000
     Note receivable                                                        21,000                     21,000
     Other                                                                  13,000                     13,000
                                                           ------------------------   ------------------------
        Total Other Assets                                               7,117,000                    531,000


TOTAL ASSETS                                                           $44,444,000                $36,169,000
                                                           ========================   ========================
                 The accompanying notes to financial statements are an integral part of this statement.
                                                          F-27


                                  PANACO, INC.
              Condensed Balance Sheets (Successful Efforts Method)
                                  (Unaudited)


LIABILITIES AND STOCKHOLDERS' EQUITY                                       As of                           As of
                                                                         September 30, 1996          December 31, 1995
CURRENT LIABILITIES:
     Accounts payable                                                          $8,569,000                      $4,444,000
     Interest payable                                                             240,000                         161,000
     Current portion of long-term debt                                                  0                               0
        Total Current Liabilities                                               8,809,000                       4,605,000

LONG-TERM DEBT                                                                 25,137,000                      22,390,000

STOCKHOLDERS' EQUITY:
     Preferred stock, ($.01 par value,
        5,000,000 shares authorized; no
        shares issued and outstanding)                                                  0                               0
     Common stock, ($.01 par value,
        40,000,000 shares authorized and
        12,350,255 and 11,504,615 shares
        issued and outstanding, respectively)                                     123,000                         115,000
     Additional paid-in capital                                                23,090,000                      21,155,000
     Retained earnings (deficit)                                             (12,715,000)                    (12,096,000)
        Total Stockholders' Equity                                             10,498,000                       9,174,000






TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $44,444,000                     $36,169,000

 The accompanying notes to financial statements are an integral part of this statement.


                                  PANACO, INC.

                Statements of Income (Successful Efforts Method)
             For the Nine Months Ended September 30, 1996 and 1995
                                  (Unaudited)

                                                                              1996                    1995
REVENUES
     Oil and natural gas sales                                                $13,257,000             $13,660,000
COSTS AND EXPENSES
     General & administrative                                                     573,000                 442,000
     Depletion, depreciation & amortization                                     4,981,000               6,277,000
     Exploration expenses                                                               0               2,174,000
     Provision for losses and (gains) on
        disposition and write-downs of assets                                     (4,000)                       0
     Lease operating                                                            6,049,000               5,729,000
     Production and ad valorem taxes                                              429,000                 810,000
     West Delta fire loss                                                         500,000                       0
                                                                       -------------------      ------------------
        Total                                                                  12,528,000              15,432,000

NET OPERATING INCOME (LOSS)                                                       729,000             (1,772,000)

OTHER INCOME (EXPENSE)
     Interest expense (net)                                                   (1,347,000)               (720,000)

NET INCOME (LOSS) BEFORE INCOME TAXES                                           (618,000)             (2,492,000)

INCOME TAXES                                                                            0                       0

NET INCOME (LOSS)                                                              ($618,000)            ($2,492,000)

Net income (loss) per share                                                       ($0.05)                 ($0.21)


                   The accompanying notes to financial statements are an integral part of this statement.

                                  PANACO, INC.
  Statement of Changes in Stockholders' Equity and Retained Earnings (Deficit)
                  For the nine months ended September 30, 1996
                                  (Unaudited)



                                                                        Amount ($)
                                                 Number of                                   Additional            Retained
                                                   Common                 Common              Paid-in              Earnings
                                                   Shares                 Stock               Capital             (Deficit)

Balance, December 31, 1995                          11,504,615               $115,000          $21,155,000         ($12,096,000)

Net income                                                   0                      0                    0             (618,000)

Common shares issued - warrants
exercised and ESOP contribution                        840,746                  8,000            1,935,000                     0


Balance, September 30, 1996                         12,345,361               $123,000          $23,090,000         ($12,714,000)


 The accompanying notes to financial statements are an integral part of this statement.

                                  PANACO, INC.
                            Statement of Cash Flows
                        Nine Months Ended September 30,
                                  (Unaudited)

                                                                             1996                    1995
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                                       ($618,000)            ($2,492,000)
     Adjustments to reconcile net income (loss)
     to net cash provided by operating activities:
        Depletion, depreciation and amortization                              4,824,000               6,052,000
        Exploration expenses                                                          0               2,174,000
        Amortization of loan costs                                              157,000                 225,000
        Changes in operating assets and liabilities:
            Certificates of Deposits - escrow                                   (1,000)                  21,000
            Accounts receivable                                                (49,000)               (110,000)
            Prepaid expenses                                                    106,000               (405,000)
            Other assets                                                              0                  44,000
            Accounts payable                                                  4,231,000                 916,000
            Interest payable                                                     79,000                (34,000)
                       Net cash provided by operating activities              8,729,000               6,391,000

CASH FLOWS FROM INVESTING ACTIVITIES:
        Accounts receivable - sale of Bayou Sorrel                         (11,152,000)                       0
        Sale of oil and gas properties                                       11,158,000                   9,000
        Capital expenditures and acquisitions                              (11,804,000)             (5,396,000)
        Purchase of other property and equipment                               (52,000)                (33,000)
        Increase in restricted deposits                                     (1,886,000)                       0
                       Net cash used by investing activities               (13,736,000)             (5,420,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
        Long-term debt proceeds                                               7,500,000               3,365,000
        Repayment of long-term debt                                         (4,753,000)             (7,000,000)
        Issuance of common stock-exercise of warrants                         1,837,000               2,554,000
        Additional loan costs                                                   (9,000)                       0
            Net cash provided (used) by financing activities                  4,575,000             (1,081,000)

NET INCREASE (DECREASE) IN CASH                                               (432,000)               (110,000)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                1,198,000               1,583,000

CASH AND CASH EQUIVALENTS AT SEPTEMBER 30,                                     $766,000              $1,473,000

     Supplemental disclosures of cash flow information:
        Cash paid for nine months ended September 30:
                       Interest                                              $1,180,000                $757,000

     Disclosure of accounting policies:
        1.  For purposes of the statement of cash flows, the Company considers all cash investments with original maturities of three months or less to be cash equivalents.
        2.  24,220 Common Shares were issued related to the Company's ESOP in a non-cash transaction.

                        The accompanying notes to financial statements are an integral part of this statement.
                                                                 F-31

                                  PANACO, INC.
                          NOTES TO FINANCIAL STATEMENTS

              For the nine months ended September 30, 1996 and 1995

Note 1. In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position as of September 30, 1996 and December 31, 1995 and the results of operations and changes in Stockholders' Equity and cash flows for the periods ended September 30, 1996 and 1995. Most adjustments made to the financial statements are of a normal, recurring nature. Other adjustments, if any, are discussed in later notes.


Note 2. Effective December 31, 1995, the Company changed its method of accounting for oil and gas operations from the full cost to the successful efforts method. In connection with the change to the successful efforts method of accounting, all prior periods have been restated, including the nine months ended September 30, 1995. Net income for the nine months ended September 30, 1995 was reduced by $3,963,000, or $.36 per share from previously reported amounts. Management concluded that the successful efforts method will better enable investors and others to compare the Company to similar oil and gas companies, the majority of which follow the successful efforts method.


           Under the successful efforts method, lease acquisition costs are capitalized. Exploratory drilling costs are also capitalized pending determination of proved reserves. If proved reserves are not discovered, the exploratory costs are expensed. All development costs are capitalized. Provision for depreciation and depletion is determined on a field-by-field basis using the unit-of-production method. The carrying amounts of proved and unproved properties are reviewed periodically on a property-by-property basis, based on future net cash flows determined by an independent engineering firm, with an impairment reserve provided if conditions warrant.

           The Company recognizes its ownership interest in oil and gas sales as revenue and records revenues on an accrual basis.

           Capital costs of oil and gas properties include the estimated costs to develop proved reserves and the costs of plugging offshore wells and removing structures. The capital costs are amortized on the units of production method, using the ratio of current production to the calculated future production from the remaining proved oil and gas reserves.

           Reserve determinations are subject to revision due to inherent imprecisions in estimating reserves and are revised as additional information becomes available.

Note 3. The results of operations for the nine months ended September 30, 1996 are not indicative of the results to be expected for the full year. On April 24, 1996 the Company experienced an explosion and fire at Tank Battery #3 in West Delta. The fields were shut-in through October 7th the facilities were being repaired and rebuilt . No revenues for the 67 remaining days in the second quarter and the full third quarter of 1996 were recorded, while at the same time, a large part of lease operating expenses associated with West Delta are fixed costs, and have stayed at relatively the same level as before the fire. Production taxes decreased as a result of the lost production from West Delta , a large part of which is in Louisiana State waters and is subject to severance taxes. Interest expense is also up as a result of the fire due to reduced cash flows, coupled with increased spending to repair and rebuild Tank Battery #3. The Company began producing oil and natural gas from the West Delta fields on October 7th, 1996.

Note 4. The net income per share for the nine months ended September 30, 1996 and 1995 has been calculated based on 12,253,382 and 11,649,091 weighted average shares outstanding, respectively and 12,345,361 and 11,661,540 weighted average shares for the three months ended September 30, 1996 and 1995, respectively.


Note 5. For purposes of reporting cash flows, the Company considers all cash investments with original maturities of three months or less to be cash equivalents. "Cash flows from operations" and "Cash flows from financing activities" do not include the effects of the Company's contributions to the ESOP, as these contributions are made only in shares of stock, and are non-cash transactions.

Note 6. The reserves presented in the following table were prepared solely by the Company and are estimates only and should not be construed as being exact amounts. All reserves presented are proved reserves that are defined as estimated quantities which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Sale of minerals-in-place reflects the sale of the Bayou Sorrel Field, effective September 1, 1996. Reserves attributable to the Amoco Acquisition, closed on October 8th, are not included.



Proved developed and undeveloped reserves           Oil               Gas
                                                  (Bbls)              (Mcf)

December 31, 1995 reported reserves            1,900,000           46,711,000
Purchase of minerals-in-place                        -0-                  -0-
Extensions and discoveries                           -0-                  -0-
Production                                     (203,000)          (4,590,000)
Sale of minerals-in-place                      (805,000)          (3,102,000)
Revisions of previous estimates                      -0-                  -0-
                                            ------------          ----------
Estimated reserves at September 30, 1996         892,000          39,019,000
                                            ============          ==========

No major discovery or other favorable or adverse event has caused a significant change in the estimated proved reserves since September 30, 1996. The Company does not have proved reserves applicable to long-term supply agreements with governments or authorities. All proved reserves are located in the United States.

Note 7. The Company's Common Shares are quoted on the National Market of NASDAQ. The last trade on September 30 was at $5.375 per share.

Note 8. The Company is party to various escrow agreements which provide for monthly deposits into escrow accounts to satisfy future plugging and abandonment obligations. The terms of the agreements vary as to deposit amounts, based upon fixed monthly amounts or percentages of the properties' net income. With respect to plugging and abandonment operations, funds are partially or completely released upon the presentation by the Company to the escrow agent of evidence that the operation was or is being conducted in compliance with applicable laws and regulations. These escrow amounts are included on the financial statements as Restricted Deposits. See "The Company - Plugging and Abandonment Escrows".


Note 9. The Company experienced an explosion and fire on April 24, 1996 at Tank Battery #3 in West Delta resulting in the fields being shut-in from April 24th, until being returned to production on October 7, 1996. The loss of 67 days of production in the second quarter and the entire third quarter resulted in lost revenues of approximately $6 million. The fire was the principal contributor to the losses of $.08 per share for the second quarter of 1996 and $.11 per share for the third quarter. During the second quarter the Company expensed $500,000 for its loss as a result of this explosion. No further losses have been recognized or are anticipated. This $500,000 amount included $225,000 in deductables under the Company's insurance.

           The Company has spent $8.5 million on Tank Battery #3 inclusive of the $500,000 expensed during second quarter and has received reimbursement from its insurance company of $3.9 million, after satisfaction of the $225,000 in deductibles. The excess of expenditures over insurance reimbursement will be capitalized. No additional expenditures have been made or are anticipated. The Company is considering filing suits against the employers of the persons who caused the incidents for recovery of these costs and its lost profits. No assurance can be given that the Company will successfully recover any amounts sought in any such suits.

Note 10. On October 8,1996, the Company completed the acquisition of interests in thirteen offshore blocks comprising six fields in the Gulf of Mexico from Amoco Production Company. Proved reserves, net to the interests acquired, as of September 1, 1996, the effective date of the Amoco Acquisition, were1,953,000 barrels of oil and condensate and 28.6 Bcf of natural gas, based upon internal reserve reports prepared by the Company. The purchase price for the assets acquired in this transaction was $40.4 million, paid by the issuance of 2,000,000 Common Shares and by payment to Amoco of $32 million in cash. Concurrently with this transaction the Company entered into a new Bank Facility with First Union National Bank of North Carolina and Banque Paribas under which its reducing revolving loan was increased to $40 million, with an initial borrowing base (credit limit) of $35 million. The principal amount of the loan is due July 1, 1999. Interest on the loan is computed at the bank's prime rate or at 1 to 1 3/4% (depending upon the percentage of the facility being used) over the applicable London Interbank Offered Rate ("LIBOR") on Eurodollar loans. Eurodollar loans can be for terms of one, two, three or six months and interest on such loans is due at the expiration of the terms of such loans, but no less frequently than every three months. Beginning April 1, 1997, the interest rate will increase by an additional .5% at the beginning of each quarter to a maximum of 3 3/4% over LIBOR as long as the Company has in excess of $13,500,000 in Subordinated Notes outstanding, specifically the 1993 Subordinated Notes and the 1996 Tranche B Bridge Loan Subordinated Notes. In addition to that facility, the Company borrowed $17 million pursuant to the Tranche A Convertible and the Tranche B Bridge Loan Subordinated Notes, provided by lenders investing through Kayne, Anderson Investment Management, Inc. Both Tranche A Convertible and Tranche B Bridge Loan bear interst at 12% per annum and are due October 8, 2003. After the expiration of 180 days following the conclusion of this offering, the Tranche A Notes are convertible into 2,060,606 Common Shares on the basis of $4.125 per share. The Company may deliver up to $2,000,000 in PIK notes in satisfaction of interest payment obligations. Should the Tranche B Notes not be prepaid by August 8, 1997 the interest rate will increase from 12% to 14% per annum. The Company may deliver PIK notes in satisfaction of this additional interest.

Note 11. Effective September 1, 1996, the Company sold its Bayou Sorrel Field to National Energy Group, Inc. for $11,000,000, $9,000,000 in cash and 477,612 shares of National Energy Group, Inc. common stock, which were valued at $2,000,000 on September 30, 1996. National Energy Group, Inc. will also reimburse the Company for deposits it has made into an escrow agreement for the plugging and abandonment obligation. Through September 30, this amount was $152,000. The Company will also retain a 3% overriding royalty interest in the deep rights of the field. The results of the Bayou Sorrel Field are included in the Company's Statement of Income only through August 31, 1996.


Note 12. At December 31, 1995, the Company had net operating loss carry forwards for federal income tax purposes of $15,765,000 which are available to offset future federal taxable income through the year 2010.

                         PRO FORMA FINANCIAL INFORMATION


           On October 8,1996, the Company completed the acquisition of interests in thirteen offshore blocks comprising six fields in the Gulf of Mexico from Amoco Production Company. Proved reserves, net to the interests acquired, as of September 1, 1996 , the effective date of the Amoco Acquisition, were 1,953,000 barrels of oil and condensate and 28.6 Bcf of natural gas, based upon internal reserve reports prepared by the Company. The purchase price for the assets acquired in this transaction was $40.4 million, paid by the issuance of 2,000,000 Common Shares and by payment to Amoco of $32 million in cash. Concurrently with this transaction the Company entered into a new Bank Facility with First Union National Bank of North Carolina and Banque Paribas under which its reducing revolving loan was increased to $40 million, with an initial borrowing base (credit limit) of $35 million. In addition to that facility, the Company borrowed $17 million pursuant to the Tranche A Convertible and the Tranche B Bridge Loan Subordinated Notes, provided by lenders investing through Kayne, Anderson Investment Management, Inc.

           On July 26, 1995, the Company completed the acquisition of all of the offshore oil and gas properties in the Gulf of Mexico owned by Zapata Exploration Company, the "Zapata Properties." Proved reserves at December 31, 1994 attributable to the oil and gas interests acquired, net to the Company's interest, were 308,000 barrels of oil and 27.8 Bcf of natural gas, based upon a rolling forward of reserve reports of Zapata's independent petroleum engineers as of October 1, 1994. The purchase price for the Zapata properties and a related receivable of $174,000 ($84,000 at December 31, 1995) was $2,748,000 in cash and an obligation to pay a production payment to Zapata based on future production. See "Properties - Zapata Properties."

           On November 22, 1996, the Company closed its sale of the Bayou Sorrel Field to National Energy Group, Inc. for a sales price of $11 million, consisting of $9 million in cash and 477,612 shares of National Energy Group, Inc. common stock, which were valued at $2 million as of the closing date. Because the sale was effective September 1, September revenues and expenses of the Bayou Sorrel Field are not inlcuded in the Statement of Income for the Nine Months Ended September 30, 1996.

                                  PANACO, INC.
              Pro Forma Combined Statement of Income (Operations)
                  For the Nine Months Ended September 30, 1996
                  (Amounts in thousands except per share data)
                                  (Unaudited)


                                                                       Amoco                  Bayou
                                                                     Properties               Sorrel
                                                                      Pro Forma  PANACO, Inc.Pro Forma   PANACO, Inc.
                                                             Amoco    Adjustments  Pro Forma Adjustments   Pro Forma
                                               PANACO, Inc.Properties  (Note 2)     Combined  (Note 3)      Combined

REVENUES
      Oil and gas sales                           $13,257  $11,135          $0      $24,392  ($2,010)       $22,382

COSTS AND EXPENSES
      Lease operating                               6,049    3,158         108        9,315     (733)         8,582
      Depreciation, depletion and amortization      4,981        0       5,655       10,636     (888)         9,748
      Exploration expenses                              0        0           0            0         0             0
      Provision for losses and (gains) on
           disposition and write-down of assets       (4)        0           0          (4)         0           (4)
      General and administrative                      573        0           0          573         0           573
      Production and ad valorem taxes                 429        0           0          429     (239)           190
      West Delta fire loss                            500        0           0          500         0           500
           Total                                   12,528    3,158       5,763       21,449   (1,860)        19,589

NET OPERATING INCOME (LOSS)                           729    7,977     (5,763)        2,943     (150)         2,793

OTHER INCOME (EXPENSE)
      Interest expense (net)                      (1,347)        0     (1,611)      (2,958)       588       (2,370)

NET INCOME (LOSS) BEFORE INCOME TAXES               (618)    7,977     (7,374)         (15)       438           423

INCOME TAXES (BENEFIT)                                  0        0           0            0         0             0

NET INCOME (LOSS)                                  ($618)   $7,977    ($7,374)        ($15)      $438          $423

EARNINGS (LOSS) PER COMMON SHARE                  ($0.05)                           ($0.00)                   $0.03

      Weighted average shares outstanding          12,253                2,000       14,253                  14,253


The accompanying notes to financial statements are an integral part of this statement

                                  PANACO, Inc.

              Pro Forma Combined Statement of Income (Operations)
                  For the Nine Months Ended September 30, 1995
                  (Amounts in thousands except per share data)
                                  (Unaudited)

                                                                                                        Pro Forma       PANACO, Inc.
                                                                       Zapata           Amoco          Adjustments        Pro Forma
                                                   PANACO, Inc.      Properties      Properties         (Note 2)           Combined

REVENUES
      Oil and gas sales                              $13,660           $3,623          $9,525                 $0            $26,808

COSTS AND EXPENSES
      Lease operating                                  5,729            1,460           1,906                314              9,409
      Depreciation, depletion and amortization         6,277                0               0              8,179             14,456
      Exploration expenses                             2,174                0               0                  0              2,174
      Provision for losses and (gains) on
           disposition and write-down of assets            0                0               0                  0                  0
      General and administrative                         442                0               0                  0                442
      Production and ad valorem taxes                    810                0               0                  0                810
           Total                                      15,432            1,460           1,906              8,493             27,291

NET OPERATING INCOME (LOSS)                          (1,772)            2,163           7,619            (8,493)              (483)

OTHER INCOME (EXPENSE)
      Interest expense (net)                           (720)                0               0            (2,311)            (3,031)

NET INCOME (LOSS) BEFORE INCOME TAXES                (2,492)            2,163           7,619           (10,804)            (3,514)

INCOME TAXES (BENEFIT)                                     0                0               0                  0                  0

NET INCOME (LOSS)                                   ($2,492)           $2,163          $7,619          ($10,804)           ($3,514)

EARNINGS (LOSS) PER COMMON SHARE                     ($0.21)                                                                ($0.26)

      Weighted average shares outstanding             11,649                                               2,000             13,649


The accompanying notes to financial statements are an integral part of this statement

               NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF
                  INCOME (OPERATIONS) For the nine months ended
                           September 30, 1996 and 1995


1.         Basis of Presentation


           The Unaudited Pro Forma Statement of Income (Operations) for the nine months ended September 30, 1996 and 1995present the combined effects of the acquisition of the Amoco Properties, which closed on October 8, 1996, the Zapata Properties, closed on July 26, 1995 and the sale of the Bayou Sorrel Field, closed on November 22, 1996, as if all of these transactions had been consummated on January 1, 1995.

           Because the Bayou Sorrel Field was purchased on December 28, 1995, there was no activity included in the Company's results of operations in 1995, and therefore, no pro forma elimination adjustments necessary for 1995.

           The results of the Zapata properties are included in the Company's 1995 results of operations after the closing date, July 26, 1995. The pro forma adjustments for the Zapata properties are only for the period of January 1 to July 25, 1995. There are no pro forma adjustments in 1996 for the Zapata Properties as the results from these properties are included in the Company's results of operations in 1996.

           Each period presented includes the issuance of 2,000,000 Common Shares to Amoco Production Company in connection with the Amoco Acquisition.

            There are also no pro forma entries for General and Administrative expenses because the Company anticipates no increases in this category based on the nature of the assets acquired.


2.         Amoco and Zapata Properties Pro Forma Adjustments


           Additional lease operating expenses of $108,000 in 1996 and $314,000 in 1995 represent the estimated additional insurance costs of owning the Amoco Properties and the Zapata Properties. These amounts are estimated using the Company's current insurance rates for owning the properties acquired or similar properties.

           Additional depletion and depreciation expense of $5,629,000 in 1996 and $8,179,000 in 1995 represents the estimated depletion and depreciation for assets acquired in the respective acquisitions assuming the purchase prices and proved reserve amounts were identical to those that existed at the time of the actual acquisitions.

           Additional interest expense of $2,154,000 in 1996 and $2,311,000 in 1995 represents the increased borrowings at January 1, 1995. The purchase price assumed for each acquisition is the same as at the actual date of acquisition. It is assumed that cash on hand at the beginning of 1995 was used for the acquisitions, with the balance of any cash required being funded with the Company's Bank Facility and the 1996 Subordinated Notes, using the rates in effect at the time of the acquisition for the Bank Facility and 12% for the 1996 Subordinated Notes, also the same rate received at the time of the acquisition. These assumptions would have required the Company to borrow $32 million for the cash portion of the Amoco Acquisition, $17 million under the 12% subordinated Notes and $15 million under the Company's Bank Facility, with an assumed interest rate of 7.25%, the actual weighted average rate the Company incurred at the time of the acquisition.


3.         Bayou Sorrel Pro Forma Adjustments


           The adjustments with respect to the sale of the Bayou Sorrel Field represent the revenues and expenses of the Field from January 1 to August 31, 1996. Interest expense is reduced to reflect the elimination of the financing for the acquisition, closed on December 28, 1995. The reduction in interest expense is based on the Company's pro forma elimination of the debt associated with the purchase of the Bayou Sorrel Field.

The Company borrowed $10.5 million for the purchase which closed on December 28, 1995, and had reduced this amount throughout 1996. The interest rate averaged approximately 7.5%. The purchase price for the Field was $10,455,000 which included a related receivable of $600,000 and a brokers fee of $205,000.

           Although the sale of the Bayou Sorrel field closed on November 22, 1996, the buyer assumed all benefits and liabilities of the field after the effective date of the sale, September 1, 1996.

Report of Independent Public Accountants



To the Board of Directors
PANACO, Inc.


We have audited the accompanying Statement of Revenues and Direct Operating Expenses of the Amoco Properties (to be acquired by PANACO, Inc.) for each of the three years in the period ended December 31, 1995. This statement and the notes thereto are the responsibility of PANACO, Inc.'s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Direct Operating Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the Statement of Revenues and Direct Operating Expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Amoco Properties for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.





Arthur Andersen LLP


Kansas City, Missouri
September 6, 1996

                                AMOCO PROPERTIES

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES



                                           Year Ended December 31               Nine Months Ended September 30
                                           ----------------------               ------------------------------
                                                                                        (Unaudited)

                                   1995           1994           1993               1996             1995
                                   ----           ----           ----               ----             ----


Revenues:

         Gas                   $ 8,769,000     $ 7,346,000    $ 8,459,000       $  7,923,000     $ 6,669,000

         Oil & Condensate        3,759,000       3,789,000      3,620,000          3,212,000       2,856,000
                               ------------    ------------   ------------       ------------     -----------

Total Revenues                 $12,528,000     $11,135,000    $12,079,000       $11,135,000      $ 9,525,000
                               ===========     ===========    ===========       ===========      ===========

Direct Operating Expenses      $ 2,991,000     $ 3,158,000    $ 2,798,000       $  3,158,000     $ 1,906,000
                               ===========     ===========    ===========       ============     ===========































                                     See accompanying notes to this statement.

                                AMOCO PROPERTIES
                     NOTES TO THE STATEMENT OF REVENUES AND
                            DIRECT OPERATING EXPENSES

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

Note 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements require the use of estimates, and when applicable, specific information regarding significant estimates embodied in the financial statements have been disclosed. The Statement of Revenues and Direct Operating Expenses was prepared for purposes of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the financial position or results of operations of the Amoco Properties.

Acquisition
The Amoco Properties are to be acquired by the Company on October 8, 1996 from Amoco Production Company (seller) pursuant to the purchase and sale agreement dated August 26, 1996. The properties to be acquired are Amoco Production Company's existing interests in the following offshore blocks: East Breaks 160, East Breaks 161, High Island (HI) 302, HI 309, HI 310, HI 330, HI 349, HI 474, HI 489, HI 499, a portion of the HI 475 Block, West Cameron (WC) 613, and WC 144.

Revenue Recognition
Revenues are recorded on an accrual basis, with volumes and prices being estimated for properties during periods when actual production information is not available. Revenues are recognized based on volumes of production taken and sold by Amoco which is not materially different from the entitlement method for the three year period ending December 31, 1995. For each of the periods presented, Amoco sold substantially all of their production to a related party at market based prices.

Direct Operating Expenses
Direct operating expenses include necessary and ordinary expenses to maintain production. Insurance expense is not included since sufficient information is not available from the Seller. Depreciation, depletion and amortization is not included. No severance tax expense is included for the Amoco Properties, since the production from federal offshore waters are not subject to state severance taxes.

General, Administrative, and Overhead  Expenses
General, administrative, and overhead expenses are not presented as sufficient information is not available from the Seller.

Note 2 -  SUPPLEMENTAL INFORMATION RELATED TO OIL AND GAS PRODUCING ACTIVITIES
          --------------------------------------------------------------------
          (UNAUDITED)

Quantities of Oil and Gas Reserves
The estimates of proved developed and proved undeveloped reserve quantities of the Amoco Properties at December 31, 1995 are based upon PANACO's computation at September 1, 1996 from a report of independent petroleum engineers, retained by Amoco, and do not purport to reflect realizable values or fair market values of the properties' reserves. It should be emphasized that reserve estimates are inherently imprecise and accordingly, these estimates are expected to change as future information becomes available. These are estimates only and should not be construed as exact amounts. All reserves are located in the United States. Reserve quantities for the Amoco Properties were not available at December 31, 1992, 1993, 1994, and 1995, and the balances at those dates were derived from production activity during 1993, 1994, 1995 and 1996.

Proved reserves are estimated reserves of natural gas and crude oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.


Proved developed and                OIL (BBLS)             GAS (MCF)
undeveloped reserves

Estimated reserves as of
   December 31, 1992                 2,772,000             45,227,000

Production                            (216,000)            (3,874,000)
                                     ---------            -----------

Estimated reserves as of
   December 31, 1993                 2,556,000             41,353,000

Production                            (236,000)            (4,057,000)
                                      ---------            -----------

Estimated reserves as of
   December 31, 1994                 2,320,000              37,296,000

Production                            (216,000)            (5,704,000)
                                    ------------           ------------

Estimated reserves as of
    December 31,1995                 2,104,000              31,592,000
                                     =========             ===========

Proved developed reserves:
                                     OIL (BBLS)            GAS (MCF)

   December 31, 1993                 2,185,000             35,202,000
                                     =========             ==========

   December 31, 1994                 1,949,000             31,145,000
                                     =========             ==========

   December 31, 1995                 1,733,000             25,441,000
                                     =========             ==========

Standardized Measure of Discounted Future Net Cash Flows
Future cash inflows are computed by applying September, 1996 prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves. Estimates of future development and production costs are based on September, 1996 costs and assume continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows. The standardized measure of discounted cash flows is the future net cash flows less the discount at September 1, 1996.

The accompanying table reflects the standardized measure of discounted future cash flows relating to the proved oil and gas reserves of the Amoco properties as of the three years ended December 31:

                                                1995                               1994                               1993
                                                ----                               ----                               ----



Future cash inflows                      $108,399,000            $120,927,000              $132,062,000
Future development
  and production costs                     31,112,000              34,103,000                37,261,000
                                         ------------            ------------            --------------
Future net cash flows                      77,287,000              86,824,000                94,801,000
10% annual discount
  to reflect timing of
  cash flows                               23,045,000              23,045,000                23,045,000
                                        -------------          --------------            --------------
Standardized measure
  before income taxes                    $ 54,242,000            $ 63,779,000             $  71,756,000
                                         ============           =============             =============


Changes Relating to the Standardized Measure of Discounted Future Net Cash Flows The accompanying table reflects the changes in the standardized measure of discounted future net cash flows from the sales of oil and gas, net of production costs attributable to proved oil and gas reserves of the Amoco properties for each of the three years ended December 31:

                                             1995                     1994                   1993
                                             ----                     ----                   ----


Beginning balance                       $ 63,779,000            $ 71,756,000             $ 81,037,000
  Sales of oil and gas,
  net of production
  costs                                    9,537,000               7,977,000                9,281,000
                                       ---------------          --------------           --------------

Ending balance                         $  54,242,000            $ 63,779,000             $ 71,756,000
                                       =============            ============             ============

   No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.


                                             TABLE OF CONTENTS

Prospectus Summary.............................     2                                8,403,305
Risk Factors...................................     5                              Common Shares
Use of Proceeds................................     9
Capitalization.................................    10
Price Range of Common Shares...................    11
Dividend Policy................................    11
Pro Forma Financial Information................    11                            [GRAPHIC OMITTED]
Selected Financial Data........................    18
Management's Discussion and Analysis...........    19
The Company....................................    26
Properties.....................................    36
Management.....................................    44
Principal Shareholders.........................    52                                PROSPECTUS
Certain Relationships and Related Transactions     53                                   , 1997
Selling Shareholders...........................    54
Description of Capital Shares and Other
     Securities................................    55
Underwriting...................................    60
Shares Eligible for Future Sale................    62
Other Matters..................................    63
Legal Matters..................................    63
Experts........................................    64                             Nolan Securities
Glossary of Selected Oil and Gas Terms.........    65                                Corporation
Index to Financial Statements..................    F 1





   Until ,all dealers effecting transactions in the Common Shares, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with the Offering are as set forth in the following table. All amounts except the SEC registration fee and the NASD filing fee are estimates.

        SEC Registration Fee                                                           $    16,106.00
        NASD Filing Fee and legal clearance fee                                              5,815.00
        Blue Sky Legal Fees and Filing and Qualification Fees                               11,000.00
        Printing and Engraving Expenses                                                     30,000.00
        Legal Fees and Expenses                                                            200,000.00
        Accounting Fees and Expenses                                                        25,000.00
        Transfer Agent's Fees                                                                2,000.00
        Miscellaneous Expenses (including travel and promotion expenses)                    10,000.00
                                                                                          -----------

             TOTAL                                                                     $   299,921.00

Item 14.  Indemnification of Directors and Officers.

         Article Twelve of the Certificate of Incorporation of PANACO, INC. (the "Company") provides that the Company must indemnify its officers and directors to the extent allowed by the Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorney's fees and other expenses and is not available if the person is adjudged to be liable to the Company unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any by-law, agreement, vote of shareholders or disinterest directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Twelve of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the Company seeking indemnification of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

         The preceding discussion of the Company's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

Item 15.  Recent Sales of Unregistered Securities.

         During the three years preceding the filing of this Registration Statement, the Company sold the following securities in transactions that were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption provided by Section 4(2) thereof and the rules and regulations promulgated thereunder.

         1. Effective December 31, 1993, the Company concluded a private placement in which it issued promissory notes in an aggregate amount of $5,000,000, the 1993 Subordinated Notes, and warrants to purchase an aggregate of 816,526 Common Shares to six investors for an aggregate consideration of $5,000,000. Each investor executed a loan agreement confirming that it was an accredited investor (as defined in Rule 501 under the Securities Act) and containing other representations and agreements customary for private placement transactions.

         2. Effective October 8, 1996, the Company concluded a private placement in which it issued promissory notes in an aggregate amount of $17,000,000, the 1996 Tranche A Convertible Subordinated Notes and the 1996 Tranche B Bridge Loan Subordinated Notes, and warrants to purchase an aggregate of 2,060,606 Common Shares to seven investors for an aggregate consideration of $17,000,000. Each investor executed a loan agreement confirming that it was an accredited investor (as defined in Rule 501 under the Securities Act) and containing other representations and agreements customary for private placement transactions.

         3. On October 8, 1996, the Company issued 2,000,000 Common Shares to Amoco Production Company as part of the purchase price for certain oil and gas properties, in a private placement. The purchase and sale agreement confirmed that Amoco is an accredited investor and contained the representations and agreements customary in private placement transactions.

         4. In the past three years various persons and entities have acquired Common Shares upon the exercise of options and warrants. In 1993 seven investors acquired 575,000 Common Shares. In 1994 eighteen investors acquired 1,719,900 Common Shares. In 1995 twelve investors acquired 1,255,447 Common Shares. In each instance the person or entity was an officer or former officer, director or former director, lenders or investment bankers. In each instance the documentation contained appropriate representations and agreements to establish the availability of the exemption.

         5. In the first quarter 1996 the six investors,  described in paragraph
         (1) above, exercised their warrants to acquire the 816,526 Common Shares, which were issued in reliance upon the exemption and the facts relied upon above.

Item 16. Exhibits and Financial Statement Schedules.

         (a) Exhibits

     Exhibit
     Number      Description
     1.0*** Underwriting Agreement

     1.1*** Selling Stockholders' Custody Agreement

     1.2*** Selling Stockholders' Power of Attorney

     3.1* Certificate of Incorporation of the Company.

     3.2* Amendment to Certificate of Incorporation of the Company dated November 19, 1991.

     3.3* By-laws of the Company.

     3.4  Amendment  to  Certificate  of  Incorporation  of  the  Company  dated
September 24, 1996 filed as an exhibit to the Amended Current Report on Form 8-K/A, filed with the Commission on November 18, 1996, and incorporated herein by this reference.

     4.1* Article Fifth of the  Certificate of  Incorporation  of the Company in
Exhibit 3.1.

     4.2* Form of Certificate of Common Shares par value $.01 per share, of the Company.

     4.3 Rights Agreement, dated as of August 3, 1995, between PANACO, Inc., and American Stock Transfer and Trust Company, which includes as Exhibit A the Form of Certificate of Designation of Series A Preferred Stock, Exhibit B the Form of Rights Certificate and Exhibit C the Summary of Rights to Purchase Preferred Stock was filed as Exhibit 1 to the Registration Statement on Form 8-A, filed with the Commission on August 21, 1995, and incorporated herein by this reference.

     5 Form of Opinion of Shughart Thomson & Kilroy, P.C. regarding the legality of the securities being registered.

     10.1* PANACO, Inc. Long-Term Incentive Plan.

     10.7* Senior Second Mortgage Term Loan Agreement as of December 31, 1993, between PANACO, Inc., and seven lenders represented by Kayne Anderson Investment Management, Inc.

     10.9 Purchase and Sale Agreement, dated July 12, 1995, between Zapata Exploration Company, Zapata Offshore Gathering Co., Inc., and PANACO, Inc., filed as an exhibit to the Current Report on Form 8-K filed with the Commission on August 1, 1995, and incorporated herein by this reference.

     10.11 Assignment/East Breaks 110, effective October 1, 1994, from Zapata Exploration Company to PANACO, Inc. The Assignment/East Breaks 109 document is identical, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on August 1, 1995, and incorporated herein by this reference.

     10.12 Purchase and Sale Agreement dated November 30, 1995, between Shell Western E&P, Inc. and PANACO, Inc., filed as an exhibit to the Current Report on Form 8-K filed, with the Commission on January 31, 1996, and incorporated herein by this reference.

     10.13** PANACO, Inc. Employee Stock Ownership Plan & Trust.

     10.14 Purchase and Sale Agreement, dated August 26, 1996, between Amoco Production Company and PANACO, Inc., filed as an exhibit to the Current Report on Form 8-K, filed with the Commission on October 28, 1996, and incorporated herein by this reference.

     10.15 Amended and Restated Credit Agreement, dated October 7, 1996, among First Union National Bank of North Carolina, as agent, and the lenders signatory thereto, and PANACO, Inc., filed as an exhibit to the Amended Current Report on Form 8-K/A, filed with the Commission on November 18, 1996, and incorporated herein by this reference.


     10.16 Senior Subordinated Mortgage Master Loan Agreement dated October 8, 1996 between PANACO, Inc. and Offense Group Associates, L.P., Kayne, Anderson Non-Traditional Investments, L.P., ARBCO Associates, L.P., Opportunity Associates, L.P., Kayne, Anderson Offshore Limited, Foremost Insurance Company, TOPA Insurance Company and EOS Partners, L.P. and Offense, as agent for the Lenders, filed as an exhibit to the Amended Current Report on Form 8-K/A, filed with the Commission on November 18, 1996, and incorporated herein by this reference.

     10.17 Purchase and Sale Agreement, dated November 11, 1996 between National Energy Group, Inc. and PANACO, Inc., filed as an exhibit to the Current Report on Form 8-K filed with the Commission on January 29, 1997, and incorporated herein by this reference.
                                                       II-3

     10.18***PANACO,  Inc.  Warrant  agreement by and between  PANACO,  Inc. and
Nolan Securities Corporation, dated            , 1997.

     23.1*** Consent of Barrett and Associates.

     23.2 Consent of Ryder Scott Company.

     23.3 Consent of McCune Engineering, P.E.

     23.4 Consent of Shughart Thomson & Kilroy P.C. (included in Exhibit 5 to this Registration Statement.)

     23.5*** Consent of Arthur Andersen LLP.

     24 Power of Attorney (included on signature page).

     27 Financial Data Schedule.

     *Filed with the Registration Statement on Form S-4, Commission File No. 33-44486, initially filed December 13, 1991, and incorporated herein by this reference.
     ** Filed with the Registration Statement on Form S-1, Commission file No. 33-81058, initially filed July 1, 1994, and incorporated herein by this reference.

     ***Filed with this Amendment Number 1.

      All others filed with the original Registration Statement dated December 19, 1996 or incorporated herein by reference to prior filings with the Commission.

     (b)      Financial Statement Schedules

              None.

         All other statements and schedules for which provision is made in the applicable regulation of the Securities and Exchange Commission have been omitted because they are not required under related instruction or are inapplicable, or the information is shown in the financial statements and related notes.

Item 17. Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri on January 30, 1997.

                                                   PANACO, INC.


                                           By: /s/ H. James Maxwell
                                               H. James Maxwell, President & CEO

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         We, the undersigned directors and officers of PANACO, Inc., a Delaware corporation, hereby constitute and appoint H. James Maxwell and Todd R. Bart, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation the Registration Statement of the Corporation on forms S-1 to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and sign any amendment or amendments to such Registration Statement, in the matter of the proposed public offering by the Corporation and certain shareholders of the Corporation, hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact or any one of them, as herein authorized.

    Signature                                     Title                                        Date


/s/ H. James Maxwell             Chairman of the Board, Chief Executive Officer,            Jan 30, 1997
H. James Maxwell,                President, and Director (principal executive officer)


/s/ Bob F. Mallory               Chief Operating Officer, Executive Vice President,         Jan 30, 1997
Bob F. Mallory                   and Director


/s/ Todd R. Bart                 Chief Financial Officer, Secretary, and                    Jan 30, 1997
Todd R. Bart                     Treasurer


/s/ H. James Maxwell, as agent   Executive Vice President and Director                      Jan 30, 1997
Larry M. Wright

/s/ H. James Maxwell, as agent   Director                                                   Jan 30, 1997
N. Lynn Sieverling

/s/ H. James Maxwell, as agent   Director                                                   Jan 30, 1997
A. Theodore Stautberg, Jr.

                                  Exhibit 1.0

                                  PANACO, Inc.
                                8,403,305 Shares

                                  Common Stock
                                 $.01 par value
                             Underwriting Agreement

                              [______  ___], 1997



Nolan Securities Corporation as representative


    of the several underwriters named
    on Schedule I hereto
7 Academy Street
Salisbury, Connecticut  06068
Dear Sirs:



     PANACO, Inc., a Delaware corporation (the Company), proposes to issue and sell 6,000,000 shares of its Common Stock, $.01 par value per share (Common Stock), and certain stockholders of the Company named on Schedule II hereto
(the  Selling   Stockholders)  propose  to  sell  an  aggregate  of  2,403,305 outstanding shares of the Common Stock (the shares to be sold by the Company and the Selling Stockholders hereinafter referred to as the Best Efforts Shares).

     The Company and the Selling Stockholders hereby confirm their agreement with the several underwriters named on Schedule I hereto (the Underwriters) (of whom you are acting as the representative (the Representative)), that the Underwriters shall act as exclusive agent for the Company and the Selling Stockholders to sell, on a best efforts basis, up to an aggregate minimum of 7,247,850 shares (the Minimum Number of Best Efforts Shares) and up to an aggregate maximum of 8,403,305 shares (the Maximum Number of Best Efforts Shares) of Common Stock. The Company and the Selling Stockholders understand that the Underwriters are acting on a best efforts basis in connection with this offering and that the Minimum Number of Best Efforts Shares will be sold on an all or none basis, such that no Best Efforts Shares will be sold unless all of the Minimum Number of Best Efforts Shares are sold.

     The Company also proposes to grant to the Underwriters the option, exercisable at the sole discretion of the Representative, to cause the Company to issue and sell up to 1,260,496 additional shares of Common Stock (the Option Shares and together with the Best Efforts Shares and the Option Shares are collectively referred to as the Shares).

     The Company has filed with the Securities and Exchange Commission (the Commission) a registration statement relating to the Shares. The registration statement contains a prospectus to be used in connection with the offering and sale of the Shares. The registration statement, as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended, and the rules and regulations of the
Commission   promulgated   pursuant  thereto   (collectively,   the  Act),  is
hereinafter referred to as the Registration Statement.

1.       Representations and Warranties.

     (a) The Company represents and warrants to, and agrees with, each Underwriter and each Selling Stockholder that:

     (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (ii) Each part of the Registration Statement, when such part became effective, complied, and each such part, as amended or supplemented, if applicable, will comply, in all material respects, with the applicable requirements of the Act; each part of the Registration Statement, when such part became effective, did not and each such part, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with (1) information furnished in writing to the Company by or on behalf of any Underwriter through the Representative or (2) information furnished in writing to the Company by or on behalf of any Selling Stockholder, specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto). The Preliminary Prospectus shall mean any preliminary prospectus with respect to the offering of the Shares and any preliminary prospectus with respect to the offering of the Shares included in the

Registration Statement. The form of prospectus relating to the Shares as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, such form of prospectus included in the Registration Statement is hereinafter referred to as the Prospectus.

     (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification. The Company does not have any subsidiaries, other than Atlantic Offshore Insurance, Limited.

     (iv) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the Shares to be issued and sold by the Company pursuant to this Agreement have been duly and validly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable, and not subject to any preemptive or similar rights and will conform to the description thereof contained in the Prospectus. The shares of Common Stock issuable upon exercise of the Warrant (as defined herein) have been duly reserved for issuance and upon issuance thereof and payment therefor as contemplated by the Warrant Agreement (as defined herein) such shares of Common Stock will be duly and validly issued, fully paid and non-assessable, and not subject to any preemptive or similar rights and will conform to the description thereof contained in the Prospectus. No sales of securities have been made by the Company in violation of the provisions of the Act, the Securities and Exchange Act of 1934, as amended (the Exchange Act) or state securities laws.

     (v) The Company has, and is in compliance with, all terms and conditions, necessary consents, licenses, authorizations, approvals, orders, certificates, and permits required of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and tribunals, domestic or foreign, to own, lease, license and use its properties and assets and to conduct its business in a manner described in the Prospectus, including, without limitation, all permits, licenses or other approvals required under Environmental Laws (as hereinafter defined); there is no pending or, to the knowledge of the Company, threatened or imminent action, suit, proceeding or investigation, domestic or foreign, that could reasonably be expected to result in the revocation, termination or suspension of any such consent, license, authorization, approval, order, certificate or permit.

     (vi) The financial statements of the Company, together with the related notes and schedules, filed as part of the Registration Statement or included or incorporated in the Prospectus, have for each relevant period been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly the financial position and cash flow of the Company as of the dates thereof, and the results of operations of the Company for the periods covered thereby.

     (vii) Each of Barrett and Associates, who have certified financial statements of the Company and delivered its report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, and Arthur Andersen LLP, who have delivered the comfort letter referred to in Section 5 hereof, are independent public accountants as required by the Act.

     (viii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's authorizations; (2) assets are safeguarded and access to assets is permitted only in accordance with management's general or specific authorization; (3) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (4) transactions are recorded to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability and, as of the Closing Date (as defined in Section 3 hereof), the Company will continue to maintain such a system.

     (ix) Since the date of the latest audited financial statements included in the Registration Statement and Prospectus, except as disclosed in the Prospectus
(1)there has not occurred any material adverse change, or, to the Company's knowledge, any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or in the business or proposed business of the Company; (2)there has not occurred any material transaction entered into by the Company other than transactions in the ordinary course of business; (3)the Company has not incurred any material obligations, contingent or otherwise, that are not disclosed in the Registration Statement and Prospectus; (4)there has not occurred any change in the capital stock short-term debt or long-term debt (except current payments) of the Company; and
(5)the Company has not sustained any material loss or interference with its business from any labor dispute or court or governmental action, order or decree.

     (x) The execution, delivery and performance of this Agreement or the Warrant Agreement by the Company, the consummation of the transactions contemplated hereby and the issuance and delivery of the Shares hereunder, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (1) any indenture, mortgage, deed of trust, loan agreement or result in a required repurchase of securities or payment of debt or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (2) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, and (3) any provisions of the charter or by-laws of the Company.

     (xi) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Warrant Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except as may be required under the Act, and except consents, approvals, authorizations, registrations or qualifications under applicable state securities or Blue Sky laws or the by- laws and rules of the National Association of Securities Dealers, Inc. (the NASD) in connection with the purchase and distribution of the Shares.

     (xii) Each of this Agreement and the Warrant Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance by the Company of its obligations under each of this Agreement and the Warrant Agreement had been duly and validly authorized by all requisite corporate acts of the Company, and each of this Agreement and the Warrant
Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with their respective terms. The Company has full power and authority to authorize, issue and sell the Shares as contemplated by the Agreement, and the shares of Common Stock issuable upon exercise of the Warrants as contemplated by the Warrant Agreement, in each case, free of any preemptive rights.

     (xiii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except as disclosed in the Registration Statement.

     (xiv) No material labor dispute with the employees of the Company exists, except as described in the Prospectus, or is threatened or imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors.

     (xv) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Company.

     (xvi) The Company is in compliance and has complied with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those applicable to emissions to the environment, waste management and waste disposal, any capital or operating expenditures required for clean-up, closure of properties or compliance with environmental laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties (collectively, the Environmental Laws). Under current law, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future.

     (xvii) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that Environmental Laws, and associated costs and liabilities including common law, pending or threatened against or affecting the Company, do not and if determined adversely to the Company, would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations, or prospects of the Company (Environmental Claim), and, to the Company's best knowledge under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment that could reasonably be expected to form the basis of any Environmental Claim against or affecting the Company.

     (xviii) The Company has (i) good and marketable title to all its oil and gas properties, title investigations having been carried out by the Company in accordance with the customary practice of the oil and gas industry, (ii)good and marketable title to its personal properties (tangible and intangible), and
(iii)good and marketable title to its real properties, in each case free and clear of all liens, charges and encumbrances, except for liens disclosed in the Prospectus, defects in title that do not materially interfere with the Company's use made or proposed to be made of such property by the Company and the ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. Any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases and no default is existing under any such lease that could result in termination of such lease by the lessor or any other person.
     (xix) There are no legal or governmental proceedings, pending, imminent or threatened, against or affecting the Company or any of its assets or properties that are required to be disclosed in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus that are not described or filed as required.

     (xx) The Company is not (1) in violation of its charter and by-laws, (2) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, which default could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations, or prospects of the Company or (3) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which violation or failure could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations, or prospects of the Company.

     (xxi) Subject to Section 2(c), there are no claims for services in the nature of a finder's fee with respect to the sale of the Shares hereunder resulting directly or indirectly from the acts of the Company or its agents or affiliates for which the Underwriters may be responsible, other than the fee to Triumph Securities Corporation described in the Prospectus.

     (xxii) There are no contracts or other documents that are required by the Act to be described in the Prospectus or filed as exhibits to the Registration Statement that have not been so described or filed and each written contract to which the Company is a party and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in accordance with its respective terms, and, except as set forth in the Prospectus, none of such contracts has been assigned by the Company; and, except as set forth in the Prospectus, the Company knows of no present fact, condition or act which could prevent compliance with the terms of such contracts, as amended to date. Except for amendments or modifications of such contracts in the ordinary course of business, the Company has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts, and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts. None of the provisions of such contracts or documents violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any of its assets or businesses.

     (xxiii) The Company has filed all foreign, federal, state and local tax returns that are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company has obligations have been paid or adequate accruals have been made to cover any such unpaid taxes.

     (xxiv) The Company is not (1) an investment company or an affiliate person of, or promoter or principal underwriter for, an entity controlled by an investment company as such terms are defined in the Investment Company Act of 1940, as amended (the Investment Act) or (2) a holding company or a subsidiary company of a holding company, or an affiliate thereof, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the Public Act).

     (xxv) There are no material participation agreements, production sharing agreements, joint development agreements, joint venture agreements, joint operating agreements, farm-out agreements and other agreements other than as described in the Registration Statement relating to the Company's rights with respect to the ownership, lease or operation of oil and gas properties, the acquisition of interests in oil and gas properties or the exploration for, development of or production of oil and gas reserves thereon, and all such agreements constitute valid and binding agreements of the Company and of the other parties thereto, enforceable in accordance with their terms.

     (xxvi) Except as described in the financial statements set forth in the Registration Statement, as of the date hereof, (i) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a material adverse effect on the financial condition or results of operations of the Company and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company in its oil and gas properties, except where such claims could not, singly or in the aggregate, have a material adverse effect on the Company's financial condition or results of operations;

     (xxvii) As of the date hereof, the aggregate undiscounted monetary liability of the Company for petroleum taken or received under any operating or gas balancing and storage agreement, if any, relating to its oil and gas properties that permits any person to receive any portion of the interest of the Company in any petroleum or to receive cash or other payments to balance any disproportionate allocation of petroleum could not, in the aggregate, have a material adverse effect on the financial conditions or results of operations of the Company.

     (xxviii) The information underlying the estimates of the reserves of the Company used by the Company, or supplied by the Company to independent petroleum engineers, for the purposes of preparing the reserve reports of the Company referenced in the Registration Statement (the Reserve Reports), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company's ownership interests in properties, was true and correct in all material respects on the dates of such Reserve Reports; the estimates of future capital expenditures and other future exploration and development costs used by the Company, or supplied to Ryder Scott Company Petroleum Engineers and McCune Engineering were prepared in good faith and with a reasonable basis; the information used by the Company, or provided to Ryder Scott Company Petroleum Engineers and McCune Engineering for purposes of preparing the Reserves Reports was prepared in accordance with customary practices in the oil and gas industry; Ryder Scott Company Petroleum Engineers and McCune Engineering were, as of the date of the reserve reports prepared by them, and are, as of the date hereof, independent petroleum engineers with respect to the Company; other than normal production of reserves and intervening spot market product price fluctuations, and except as disclosed in the Registration Statement, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom.

     (xxix) Each certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

     (xxx) This Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Registration Statement and Prospectus.

     (xxxi) Neither the Company, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; received or retained any funds in violation of any law, rule or regulation; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (xxxii) No transaction has occurred between or among the Company and any of its officers or directors or any of the stockholders, if any, holding 5% or more of the outstanding shares of any class of the Company's stock or any affiliate or affiliates of any such officer, director or stockholder, that is required to be described in the Registration Statement and the Prospectus and is not so described.

     (b) Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, each Underwriter that:

     (i) Such Selling Stockholder has full power (corporate or other) to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Best Efforts Shares to be sold by such Selling Stockholder hereunder in accordance with the terms of this Agreement.

     (ii) Such Selling Stockholder has, and on the Closing Date such Selling Stockholder will have, good and valid title to the Best Efforts Shares to be sold by such Selling Stockholder hereunder, free and clear of all interests, liens, claims, encumbrances and transfer restrictions of any kind; and upon delivery of such Shares and payment therefor pursuant hereto good and valid title to the Best Efforts Shares, free and clear of all interests, liens, claims, encumbrances and transfer restrictions of any kind, will pass to the purchasers of such Shares.

     (iii) Such Selling Stockholder has placed in custody under a custody agreement in the form of Exhibit A hereto (the Custody Agreement), with the Company, as custodian (the Custodian), for delivery under this Agreement certificates in negotiable form representing the Best Efforts Shares to be sold by such Selling Stockholder hereunder, together with duly completed and executed stock powers with the signature thereon guaranteed as required by the Custody Agreement.
     (iv) Such Selling Stockholder has duly and irrevocably executed and delivered a power of attorney in the form of Exhibit B hereto (the Power of Attorney) appointing one or more persons, as attorneys-in-fact as designated in the Power of Attorney, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Stockholder.

     (v) This Agreement, the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder, enforceable in accordance with their respective terms, except that the enforceability thereof may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (whether such enforceability is considered in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing.

     (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney in connection with the sale of the Shares by such Selling Stockholder, except (1) such as have been obtained or made under the Act, the Exchange Act and the rules and regulations of the Commission thereunder, (2) such as may be required under the state securities or blue sky laws or foreign securities laws in connection with the purchase and distribution of the Shares, and (3) such as may be required under any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of assets of such Selling Stockholder are subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any properties or assets of such Selling Stockholder.

     (vii) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney and the sale of the Shares to be sold by such Selling Stockholder hereunder will not result in a breach or violation of any of the terms or provisions of, or constitute a default under
(A) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder are subject, which breach or violation could reasonably be expected to materially affect the ability of such Selling Stockholder to sell the Shares pursuant to the terms hereof or to otherwise comply with the terms hereof or of any related documents, or (B) any statute, or any order, rule or, regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of his, her or its properties.

     (viii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in contravention of the rules and regulations of the Commission.

     (ix) The sale by such Selling Stockholder of Best Efforts Shares pursuant to this Agreement is not prompted by any adverse information concerning the Company that is not set forth in the Registration Statement or the Prospectus.

     (x) To the extent that statements or omissions, if any, in the Registration Statement and the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder expressly for use therein, the Registration Statement and the Prospectus and any amendments and supplements thereto, upon effectiveness or filing with the Commission, as the case may be, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

2.       Offering and Sale.

     (a) Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, the Company and the Selling Stockholders hereby appoint the Underwriters as their exclusive agents to offer and sell the Best Efforts Shares, on a best efforts, minimum- maximum basis for the period referred to in Section 2(f), and the Underwriters accept such appointment and agree to use their best efforts to sell the Best Efforts Shares for the Company and the Selling Stockholders, without a firm commitment by the Underwriters to purchase any Shares. Each Selling Stockholder agrees to offer and sell that number of Best Efforts Shares set forth opposite such Selling Stockholder's name on Schedule II hereto.


     (b) The Underwriters will use their best efforts to find purchasers for the Stock as follows:

     (i) If at least the Minimum Number of Best Efforts Shares are not sold and paid for under the terms hereof within a period of 60 days following the date hereof, which period may be extended by mutual consent of the Company and the Underwriters for an additional 30 days, this Agreement shall automatically terminate.

     (ii) If more than the Minimum Number of Best Efforts Shares are sold and paid for during the periods indicated in (b)(i) herein, then as to such shares, as funds are received by the Underwriter from the sale thereof, they shall be held in the manner described in Section 3 herein, until each check has cleared; after such clearance, the Company shall cause the issuance and delivery of definitive stock certificates in accordance with the instructions of the Underwriters. Upon each such delivery the net proceeds (offering prices less Underwriters' commission and non-accountable expense allowance) shall be immediately forwarded to the Company by the Underwriters.

     (c) If less than the Maximum Number of Best Efforts Shares are sold pursuant to this offering, the number of Best Efforts Shares that will be sold by each of the Company and each Selling Stockholder will be reduced pro rata in the proportion that the total number of Best Efforts Shares proposed to be sold by the Company to such Selling Stockholder bears to the Maximum Number of Best Efforts Shares. Notwithstanding the foregoing, the following entities: Offense Group Associates, L.P.; Opportunity Associates, L.P.; Arbco Associates, L.P.; Kayne, Anderson Non- Traditional Investments, L.P.; Evanston Insurance Company; and Nobel Insurance Company may allocate among themselves any reduction in the total number of Best Efforts Shares to be sold by such entities.

     (d) As soon after the Registration Statement and this Agreement have become effective, each Underwriter shall offer and sell for the Company and the Selling Stockholders that number of Best Efforts Shares set forth opposite such Underwriter's name on Schedule I hereto on the terms and conditions set forth in the Prospectus, as the same may be amended from time to time. The price at which the Underwriters shall sell the Best Efforts Shares to the public, as agent for the Company and the Selling Stockholders, shall be $[ ] per Share (the Public Offering Price).

     Subject to the terms and conditions and in reliance on the representations and warranties herein set forth, the Company hereby grants the option to the Underwriters to require the Company to offer and sell up to 1,260,496 additional shares of Common Stock (the Option Shares) at the Public Offering Price per share. Said option may be exercised only to cover over- allotments in the sale of the Best Efforts Shares by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 45th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of such Option Shares as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the shares of Option Shares by the Company, and payment therefor to the Company, shall be made as provided in
Section 3 hereof. The number of shares of the Option Shares to be offered and sold by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Best Efforts Shares, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.


     (e) Upon the closing of the sale of any of the Shares, the Company shall pay the Underwriters an amount equal to seven percent (7%) of the Public Offering Price for each Share sold. The Underwriters shall remit to Triumph Securities Corporation (Triumph) one percent (1%) of the Public Offering Price for each Share sold. The Representative hereby acknowledges receipt of $20,000 from the Company as an advance against certain expenses.

     (f) The appointment of the Underwriters as agent shall be exclusive and not subject to termination by the Company or the Selling Stockholders for a period of 60 days after the Effective Date. Upon expiration of the foregoing period, this Agreement shall remain in effect, unless the Company thereafter terminates the Underwriters appointment, which it may do at any time after such expiration, upon written notice given to the Underwriters as provided herein.

     (g) Subject to the Company's prior approval, the Underwriter shall have the right to engage the services of Co-Underwriter(s) with regard to the offering contemplated hereby pursuant to a separate written agreement. The Underwriters may appoint dealers (the Selected Dealers) that are members in good standing of the NASD to offer and sell the Shares and, in connection with such appointment, may allow concessions to such Selected Dealers from the public offering price of the Shares in such amount as the Representative may deem appropriate.

3.       Delivery and Payment.

     Payment for the Best Efforts Shares shall be made by the purchasers thereof by wire transfer in New York Clearing House funds, prior to 10:00 a.m. New York City time, on [] [ ], 1997 to Pershing & Company (Pershing), 1 Pershing Square, Jersey City, NJ 07773, on behalf of the Representative. The time and date of such payment are hereinafter referred to as the Closing Date. Upon receipt of the purchase price for the Best Efforts Shares on the Closing Date, Pershing, on behalf of the Representative, shall pay to the Company or the Selling Stockholders, as the case may be, by wire transfer in New York Clearing House funds, an amount equal to the Public Offering Price for each Share sold, less 7% of such amount.

     Payment for the Option Shares, if any, shall be made by the purchasers thereof by wire transfer in New York Clearing House funds, to Pershing, on behalf of the Representative, prior to 10:00 a.m. New York City time, on such date (which may be the Closing Date but shall in no event be earlier than the Closing Date nor later than 10 business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Representative to the Company of its determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Option Shares, or such other date, in any event not later than [] [], 1997, as shall be designated in writing by the Representative. The time and date referred to in this paragraph are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Option Shares and of the Option Closing Date may be given at any time within 45 days after the date of this Agreement.

     Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as the Representative may request not less than two full business days prior to the Closing Date or the Option Closing Date. The certificates evidencing the Shares to be sold by the Company shall be delivered to the Representative on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor. The Company agrees to have the Shares available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 p.m. New York City time on the business day prior to the Closing Date.

     The Company represents that on the Closing Date and the Option Closing Date, if any, the representations and warranties herein contained and the statements contained in all certificates delivered at such closings shall in all respects be true and correct.

     The Selling Stockholders represent, severally and not jointly, that on the Closing Date the representations and warranties herein contained and the statements contained in all certificates delivered at such closing shall in all respects be true and correct.

4.       Covenants and Agreements.

     (a) The Company covenants and agrees with the Underwriters and each Selling Stockholder that:


     (i) After the date hereof, the Company will not file at any time any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished to the Representative and counsel for the Representative a copy for review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably object. The Company will promptly advise the Representative and the counsel for the Underwriter, and will confirm such advice in writing, (A) when any amendment to the Registration Statement shall have become effective, (B) of any request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the refusal to qualify or to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

     (ii) If, during the period after the first date of the public offering of the Shares, as in the opinion of Underwriters' counsel, the Prospectus is required by law to be delivered in connection with sales of the Shares, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of the Underwriters, it is necessary to amend or supplement the Prospectus to comply with the law, the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the Selected Dealers (whose names and addresses the Underwriters will furnish to the Company) and to other dealers upon request, either amendments or supplements to the Prospectus, so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

     (iii) During the period of five years from the Effective Date, the Company will deliver to the Representative a copy of each annual report of the Company and will deliver to the Representative (1) within 45 days after the end of each of the Company's first three fiscal quarters, a balance sheet of the Company as at the end of such quarterly period, together with a statement of its income and a statement of changes in its cash flow for such period, all in reasonable detail, signed by its principal financial or accounting officer, (2) within 90 days after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with a statement of its income and statement of cash flow for such fiscal year, such balance sheet and statement of cash flow for such fiscal year to be in reasonable detail and to be accompanied by a certificate or report of independent public accounts (who may be the regular accountants for the Company, (3) as soon as available a copy of every other report (financial or other) mailed to stockholders, and (4) as soon as available a copy of every non-confidential report and financial statement furnished to or filed with the Commission or with any securities exchange pursuant to requirements by or agreement with such exchange or Commission pursuant to the Exchange Act or any of the regulations of the Commission thereunder. The financial statements referred to in (2) shall also be furnished to all of the stockholders of the Company as soon as practicable after the 110 days referred to therein.

     (iv) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (v) The Company will furnish to the Representative and counsel for the Underwriters, without charge, one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and each Preliminary Prospectus and any supplements thereto as the Representative may reasonably request.

     (vi) The Company shall, regardless of whether the Offering is consummated, be responsible for and pay all reasonable expenses directly and necessarily incurred in connection with the Offering, including, without limitation: (a) the fees, costs and expenses of the Company's accountants and attorneys; (b) the costs of preparing, delivering and filing with the Commission the Registration Statement, Preliminary and Final Prospectuses, Exhibits and documents relating thereto and all amendments and supplements thereto; and the costs of delivering all such documents to the Underwriters; (c) the costs of preparing and delivering certificates representing the Shares; (d) the costs and expenses, including legal fees, of registering or qualifying the Shares for offer and sale under the securities or Blue Sky laws of the various states in which Underwriters intend to offer and sell the Shares; (e) NASD filing and other fees, if any; (f) the fees and expenses of the Transfer Agent and Registrar of the Company's Common Stock; (g) the reasonable fees and expenses of Underwriters' legal counsel incurred in connection with the Offering; (h) the costs of qualifying the Shares on the Nasdaq National Market; and (i) any other usual and customary expenses in connection with the foregoing, including all fees and expenses as and when billed of Blue Sky counsel for the Underwriters.

     (vii) The Company will arrange for the qualification of the Shares for offer and sale under the laws of such jurisdictions within the United States and its territories as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares. The Company will pay all expenses (including fees and disbursements of Underwriters' counsel) in connection with such qualification and in connection with any review of the offering of the Shares by the NASD.

     (viii) The Company will not, for a period of one (1) year following the Date of this Agreement, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, any shares of Common Stock or options or other rights to acquire, or any securities convertible into, or exchangeable for, shares of Common Stock, other than pursuant to (A) the terms of employee benefit and compensation plans as in effect at the date of this Agreement, (B) any options, warrants or convertible securities outstanding at the date of this Agreement, or (C) the terms of an applicable acquisition agreement pursuant to which the Company would pay, in whole or in part, for the purchase of oil and gas properties or stock of another entity engaged principally in the oil and gas business by issuing shares of Common Stock. Notwithstanding the foregoing, the Company may issue Common Stock to persons or entities which execute a lock-up agreement, in form and substance satisfactory to the Representative, pursuant to which any party who purchases from the Company or otherwise receives any shares of Common Stock or options or other rights to acquire, or any securities convertible into, or exchangeable for, shares of Common Stock from the Company agrees not to sell or contract to sell, or otherwise dispose of, directly or indirectly, such shares of Common Stock or options or other rights to acquire, or any securities convertible into, or exchangeable for, shares of Common Stock, for a period of one hundred-eighty days from the date such shares are purchased from the Company or otherwise received by such party.

     (ix) Upon the Closing Date, the Company and the Representative shall enter into a warrant agreement in the form of Exhibit C hereto (the Warrant Agreement) pursuant to which the Company shall grant to the Representative warrants (the Warrants) to purchase shares of Common Stock having a value equal to the value of 10% of the Shares sold in the Offering.

     (x) The Company will apply the net proceeds from the Offering and sale of the Shares in the manner set forth in the Prospectus under the heading Use of Proceeds.

     (xi) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

     (xii)  The  Company  will  comply  with  all  of  the   provisions  of  any
undertakings contained in the Registration Statement and Prospectus.

     (b) Each of the Selling Stockholders, severally and not jointly, covenants and agrees with the Underwriters that:


     (i) Such Selling Stockholder will cooperate to the extent reasonably necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest time reasonably practicable.

     (ii) Such Selling  Stockholder will not, for a period of one hundred eighty
(180) days after the date hereof, without the prior written consent of the Representative, offer, sell or contract to sell, or otherwise dispose (or announce any offer, sale, pledge, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of, directly or indirectly, any shares of the Common Stock or options or other rights to acquire, or securities convertible into, or exchangeable for, shares of Common Stock.

     (iii) The Shares to be sold by such Selling Stockholder hereunder, which are represented by the certificates held in custody for such Selling Stockholder, are subject to the interest of the Underwriters. The arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and the obligations of such Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder, by operation of law or the occurrence of any other event (including without limitation the death, disability or incapacity of such Selling Stockholder).

     (iv) Such Selling Stockholder will pay all taxes, if any, on the transfer, or sale of, Shares to be sold by such Selling Stockholder.

     (v) Such Selling Stockholder will use reasonable efforts to cause to be done or performed all things required to be done or performed or caused to be done or performed by the Selling Stockholder to satisfy all conditions precedent to the delivery of Shares to be sold by such Selling Stockholder pursuant to this Agreement.

     (vi) Such Selling Stockholder will not take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     (vii) Such Selling Stockholder will promptly advise the Underwriters of any change of information relating to such Selling Stockholder that causes any statement made with respect to the Selling Stockholders in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) to be untrue in any material respect or that would cause the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) to omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.

5.       Conditions to the Obligations of the Underwriters.

     The several obligations of the Underwriters hereunder shall be subject to the accuracy of the representations and warranties on the part of each of the Company and the Selling Stockholders contained herein as of the date hereof, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than the date hereof and no stop order suspending the effectiveness of the Registration Statement, or any part thereof, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; any request for additional information on the part of the Commission (to be contained in the Registration Statement or Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall have been filed to which counsel to the Underwriter shall have objected in writing or had not given its consent. In addition, the NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Shares by the Underwriter and no action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the Closing Date, for any member firm of the NASD to execute transactions (as principal or as agent) contemplated by this Agreement, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Underwriter's or the Company's knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.


     (b) The Underwriter shall not have disclosed in writing to the Company that the Registration Statement or the Prospectus or any amendment thereof or supplement thereto contains an untrue statement or a fact that, in the opinion of counsel for the Underwriter, is material, or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated herein, or is necessary to make the statements therein not misleading.

     (c) Between the date of the last audited financial statements included in the Registration Statement and the Prospectus and the Closing Date, except as disclosed in the Prospectus, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects its business or properties, considered as an entire entity, whether or not such loss is covered by insurance.
     (d) Subsequent to the execution and delivery of the Agreement and prior to the Closing Date, the Underwriters shall have located purchasers ready, willing and able to purchase all of the Best Efforts Shares.

     (e) The Company shall have furnished to the Representative the opinion of Shughart Thompson & Kilroy, P.C., counsel for the Company and H. James Maxwell, dated the Closing Date, to the effect that:

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, operate or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification;

     (ii) Neither the issue and sale of the Shares, nor the consummation of any other of the transactions contemplated herein, the Custody Agreement or the Power of Attorney, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the

Company or H. James Maxwell is a party or bound, or result in a violation of any statute or regulation, or any order or decree known to such counsel to be applicable to the Company or H. James Maxwell of any court, regulatory body, administrative agency, governmental body or arbitrator, domestic or foreign, having jurisdiction over the Company;

     (iii) All consents, approvals, authorizations, registrations, filings or qualification of or with any court or governmental body or agency, whether domestic or foreign, required for the execution and delivery by the Company of, the performance by the Company of its obligation under, and the consummation by the Company of the transactions contemplated by, this Agreement have been obtained or made and are in full force and effect, except as may be required by state securities or Blue Sky laws in connection with the offer and sale of the Shares;

     (iv) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; the outstanding shares of Common Stock to be sold by the Selling Stockholders pursuant to, and as contemplated in, this Agreement regardless of whether any securities which were exchanged therefor were duly and validly authorized have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares to be issued and sold by the Company pursuant to this Agreement have been duly and validly authorized, and, when issued and delivered to and paid for, will be fully paid and nonassessable and the issuance of such Shares will not be subject to any preemptive or similar right; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares; and upon delivery to the purchasers of the Shares to be sold by
H. James Maxwell pursuant to this Agreement against payment therefor as provided herein and therein, the purchasers will receive valid and marketable title to such Shares, free and clear of all liens, claims, security interests or other encumbrances;

     (v) To the best knowledge of such counsel after due inquiry, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and there is no contract or other document required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

     (vi) This Agreement has been duly authorized, executed and delivered by the Company and on behalf of H. James Maxwell and is a legal, valid and binding agreement of the Company and H. James Maxwell;

     (vii) the Company is not (1) an  investment  company  or an  affiliate,
person  of,  or  promoter,   or  principal   underwriter  for,  an  entity
controlled by an investment company, as such terms are defined in the Investment Act or (2) a holding company or a subsidiary company of a holding company, or an affiliate thereof as such terms are defined in the Public Act;

     (viii) The Warrants to be issued to the Underwriter will be, when issued, duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, enforceable in accordance with its terms, and the Company will have duly authorized, reserved and set aside the shares of its Common Stock issuable upon exercise of the Warrants and such stock, when issued and paid for upon exercise of the Warrants, will be duly and validly issued, fully-paid and non-assessable;

     (ix) Nothing has come to such counsel's attention that the Company (i) is not in compliance with any and all applicable Environmental Laws, (ii) has not received all permits, licenses or other approvals required of the Company under applicable Environmental Laws to conduct its business, and (iii) is not in compliance with all terms and conditions of any such permit, license or approval;
     (x) To the best of such counsel's knowledge, there are no contracts or other documents that are required by the Act to be described in the Prospectus or filed as exhibits to the Registration Statement that have not been so described or filed as exhibits to the Registration Statement;

     (xi) To the best knowledge of such counsel after due inquiry, no holders of securities of the Company have rights to the registration of such securities under, or by reason of the filing of, the Registration Statement, except as disclosed in the Registration Statement and Prospectus;

     (xii)  The  statements  contained  in the  Prospectus  under  the  captions
Regulation   Descriptions  of  Capital  Shares  and  other  SecuritiesCertain
Anti-takeover Provisions and Legal Proceedings in each case insofar as such statements constitute summaries of the legal matters or proceedings referred to therein, fairly present the information called for with respect to such legal matters and proceedings and fairly summarize the matters therein described;

     (xiii) The Registration Statement has become effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and, no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Prospectus (and any supplements thereto) (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

     (xiv) Such counsel believes that the Registration Statement, as of the time it became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; such counsel believes that the Prospectus (and any supplements thereto), as of the date thereof and as of the Closing Date, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements, financial schedules and other financial and statistical information contained therein as to which such counsel need not express any view).

     (f) The Company shall have furnished to the Representative the opinion of counsel for each of the Selling Stockholders (other than H. James Maxwell) acceptable to the Representative, dated the Closing Date, to the effect that:


     (i) Such Selling Stockholder has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its organization, with full power (corporate or otherwise) and authority to execute and deliver this Agreement and perform its obligations hereunder and to consummate the transactions contemplated hereby;

     (ii) Neither the sale of the Shares, nor the consummation of any other of the transactions contemplated herein, the Custody Agreement or the Power of Attorney, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the charter, by-laws or other organizational documents of such Selling Stockholder or the terms of any indenture or other agreement or instrument known to such counsel and to which such Selling Stockholder is a party or bound, or result in a violation of any statute or regulation, or any order or decree known to such counsel to be applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator, domestic or foreign, having jurisdiction over such Selling Stockholder, in each case which could materially adversely effect the ability of such Selling Stockholder to perform its obligations hereunder;

     (iii) Upon delivery to the Underwriter of the Shares to be sold by the Selling Stockholders pursuant to this Agreement against payment therefor as provided herein, the purchasers will receive good and valid title to such Shares, free and clear of all liens, claims, security interests or other encumbrances other than claims arising out of actions of the Underwriter;

     (iv) This Agreement has been duly authorized, executed and delivered by each Selling Stockholder and is a valid and binding agreement of such Selling Stockholders;

     (g) The Underwriters shall have received from Cadwalader, Wickersham & Taft, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.


     (h) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board and President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signatories of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

     (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the covenants and the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

     (ii) The Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened;

     (iii) Since the date of the most recent financial statements included in the Prospectuses, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses.

     Such certificate shall also cover such other matters as the Representative may reasonably request.

     (i) Arthur Andersen LLP shall have furnished to the Representative and the Selling Stockholders a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act:

     (i) On the basis of a reading of the latest unaudited financial statements made available by the Company; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information as indicated in their report thereon; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive and audit committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to September 30, 1996;

     (1)...............The  September 30, 1996 and September 30, 1995  unaudited financial statements included or incorporated in the Registration Statement and the Prospectus comply in form in all material respects with applicable accounting requirements of the Act and the Exchange Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated in the Registration Statement and the Prospectus; or

     (2) With respect to the period subsequent to the date of the most recent financial statements, audited or unaudited, incorporated in the Prospectuses, there were no changes, at a specified date not more than five business days prior to the date of the letter, in the debt of the Company or capital stock of the Company or decreases in the stockholders equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements incorporated in the Prospectus to such specified date there were no decreases, as compared with the corresponding period in the preceding year, in total revenues, income before income taxes or net income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

     (ii) They have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus as of and for the periods ending September 30, 1996 and September 30, 1995, including the information set forth under the captions Prospectus Summary, Risk Factors, Capitalization,
Pro Forma Financial Information, Selected Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, The
Company   Properties,   Management,   Certain  Relationships  and  Related
Transactions and Description of Capital Shares and Other Securities in the Prospectus agrees with the accounting records of the Company, excluding any questions of legal interpretation.

     (iii)  Such   letters   shall   also  cover  such  other   matters  as  the
Representative shall reasonably request.

     References to the Prospectus in this paragraph (h) include any supplements thereto at the date of the letter.

     (j)  The  lock-up   agreement  between  the  Representative  and  certain
Stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock of the Company or any securities convertible with or exercisable or exchangeable for such Common Stock, which have been delivered to the Representative on or before the date hereof and shall be in full force and effect on the Closing Date.


     (k) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

     (l) The Shares shall be qualified in such states and jurisdictions as the Representative may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.
     (m) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been a material adverse change in the general affairs, business prospects, properties, management, conditions (financial or otherwise) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus.

     (n) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date and all covenants and agreements contained herein to be performed by the Company shall have been duly performed, fulfilled or complied with.

     (o) The Company shall have furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested, as to the accuracy and completeness at the Closing Date of the representations and warranties of the Company or as to the performance by the Company of its obligations hereunder.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company and to the Custodian on behalf of the Selling Stockholders in writing or by telephone or facsimile with the confirmation in writing.

6.       Reimbursement of Underwriters' Expenses.

     If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. Without limiting the foregoing, the Underwriters agree to provide to the Company reasonable documentation of the out-of-pocket expenses described above.

7.       Indemnification and Contribution.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and the Selling Stockholders, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and the Selling Stockholders against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the

Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Stockholder severally agrees, jointly and not severally in proportion to the number of shares of Common Stock to be sold by them, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, and the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only to the extent such untrue statement or omission is made therein in reliance upon and in conformity with written information furnished to the Company or the Underwriter by or on behalf of such Selling Stockholder specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

     (c) The Company and the Underwriters acknowledge that Amoco Production Company (APC), a Selling Stockholder, has not supplied any information with respect to the transaction between the Company and the Selling Stockholder designated as the Amoco Transaction in the Registration Statement and the Prospectus. No indemnity is given by APC pursuant to this Section 7(c) with respect to untrue statements or omissions in respect thereof. All statements and omissions with respect to such transaction were supplied and determined by the Company.

     (d) Each Underwriter agrees, severally and jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act, and each Selling Stockholder to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to the Underwriters, but only with reference to written information relating to the Underwriters furnished to the Company by the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page and under the heading Underwriting in the Prospectus and in the Preliminary Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus or in the Preliminary Prospectus, and you, as the Representative, confirm that such statements are correct.

     (e) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in any action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (f) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree that the Underwriters and the Company shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, Losses) to which the Company, one or more of the Selling Stockholders and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and by the Underwriters on the other hand from the offering of the Shares; provided, however, that in no case shall the Underwriters be responsible for any amount in excess of the underwriting discount applicable to the Shares offered hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Selling Stockholders or the Underwriters. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Underwriters within the meaning of either the Act or the Exchange Act and each director officer, employee or agent of the Underwriters shall have the same rights to contribution as the Underwriters, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and provisions of this paragraph (e).

8.       Termination.

     This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company and the Custodian on behalf of the Selling Stockholders prior to delivery of and payment for the Shares, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market, or trading in securities generally on the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares, or (iv) any injunction, stay or other judicial order is granted, or any action, claim, suit, investigation or proceeding is pending or threatened, which would have a material adverse effect on the Company or the use of proceeds of the offering of the shares for the purposes set forth in the Prospectus.

9.       Costs and Expenses.

     As between the Company and the Underwriters, except as specifically provided in Section 7(e), the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, except that each of the Selling Stockholders will pay the selling commissions related to the Shares to be sold by such Selling Stockholder as indicated on Schedule II hereto, and if any of the Selling Stockholders engages special legal counsel to represent him, her or it in connection with the offering, the fees and expenses of such counsel shall be borne by the Company. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company and by the Selling Stockholders pro rata based on the relative number of Shares being sold in the offering.

10.      Representations and Indemnities to Survive.

     The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof or any Selling Stockholder, and will survive delivery of and payment for the Shares. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11.      Notices.

     All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to them, care of Nolan Securities Corporation, 7 Academy Street, Salisbury, Connecticut 06068, or if sent to the Company or any Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to it at PANACO, Inc. PANACO Building, 1050 West Blue Ridge Boulevard, Kansas City, Missouri 64145-1216, attention of H. James Maxwell, Esq., President and Chief Executive Officer.

12.      Successors.

     This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.      Applicable Law.

     This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, each Selling Stockholder and the Underwriters.

                                      Very truly yours,

                                      PANACO, Inc.
                                      By:


                                               Name:
                                               H. James Maxwell
                                               Title:
                                               President and Chief Executive
                                                Officer
                                      The Selling Stockholders


                                      named on Schedule II hereto
                                      H. JAMES MAXWELL

                                      By:



                                      OFFENSE GROUP ASSOCIATES LIMITED

                                      By:



                                               Attorney-in-Fact ________________
                                      OPPORTUNITY ASSOCIATES, L.P.

                                      By:



                                               Attorney-in-Fact ________________
                                      ARBCO ASSOCIATES, L.P.

                                      By:



                                               Attorney-in-Fact ________________
                                      KAYNE, ANDERSON NON-TRADITIONAL
                                      INVESTMENTS, L.P.

                                      By:



                                               Attorney-in-Fact ________________
                                      EVANSTON INSURANCE COMPANY

                                      By:



                                               Attorney-in-Fact ________________
                                      NOBEL INSURANCE COMPANY

                                      By:



                                               Attorney-in-Fact ________________
                                      AMOCO PRODUCTION COMPANY

                                      By:



                                               Attorney-in-Fact ________________
The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.
Nolan Securities Corporation, acting

on behalf of the several underwriters
named on Schedule I hereto



         By:
                    Name:           Terence M. Nolan
                       Title:          President

                                                    SCHEDULE I
                                                   Underwriters


                                          Number of Best Efforts

Underwriter                               Shares to be Sold

Nolan Securities Corporation                             [         ]

                                                    SCHEDULE II


Name of

Selling Stockholder                                    Number of Shares

H. James Maxwell                                       30,000

Offense Group Associates, L.P.                         70,000

Opportunity Associates, L.P.                           40,826

Arbco Associates, L.P.                                 70,000

Kayne, Anderson Non-Traditional
Investments, L.P.
                                                       70,000
Evanston Insurance Company                             81,653

Nobel Insurance Company                                40,826

Amoco Production Company                               2,000,000

         Total                                         2,403,305

Exhibit 1.1

                                  PANACO, Inc.
                     Common Stock, par value $.01 per share

                     SELLING STOCKHOLDERS' CUSTODY AGREEMENT


                            ______________, ___, 1997


Nolan Securities Corporation
7 Academy Street
Salisbury, CT  06086
Gentlemen:

     There are delivered to you as custodian herewith (i) one or more certificates (the Certificates), in negotiable form, representing not less than that number of shares (the Shares) of common stock, without par value (the Common Stock), of PANACO, Inc., a Delaware corporation (the Company), set forth next to the undersigned's name on Schedule I annexed hereto (the Seller Shares), and (ii) stock powers (the Stock Powers) undated but duly executed in blank by the undersigned with respect to the Seller Shares and with the signatures thereon duly guaranteed by a commercial bank or a broker-dealer which is a member of the National Association of Securities Dealers, Inc. The Certificates are to be held by you as custodian for the account of the undersigned and are to be disposed of by you in accordance with this Custody Agreement.

     Prior to the execution and delivery of this Custody Agreement, the undersigned has executed a Power of Attorney (the Power of Attorney) authorizing the attorneys-in-fact named therein (the Attorneys-in-Fact) or any of them, to act on his, her or its behalf in connection with the sale of the number of shares of Common Stock indicated on the annexed Schedule I to be sold by the undersigned and for that purpose to, inter alia, (i) execute and deliver this Custody Agreement and (ii) enter into the Underwriting Agreement (as defined in the Power of Attorney). Unless otherwise defined herein, terms defined in the Power of Attorney are used herein with their defined meanings.

     You are authorized and directed to hold the Certificates and the Stock Powers in your custody, and (i) to cause the number of Seller Shares which are to be sold by the undersigned pursuant to the Underwriting Agreement to be transferred on the books of the Company into such names as the Attorneys-in-Fact shall have instructed you (it being understood that such names will be provided to the Attorneys-in-Fact by the Underwriters named in the Underwriting Agreement (the Underwriters)), (ii) to cause to be issued, against surrender of the Certificates representing such Shares, new certificates for such Shares of Common Stock registered in such names in such denominations as the Attorneys-in-Fact shall have instructed you (it being understood that such names and denominations will be proved to the Attorneys-in-Fact by the Underwriters), (iii) to purchase all stock transfer tax stamps necessary, if any, in connection with the transfer of such Shares and upon the instructions of the Attorneys-in-Fact, (iv) to deliver such new certificates to the Representatives for the accounts of the several Underwriters pursuant to the Underwriting Agreement, (v) to give receipt for such payment and to deposit the same to your account as Custodian, and (vi) as promptly as practicable after each Closing Date (as defined in the Underwriting Agreement), to remit, by check or wire transfer to an account specified by the Selling Stockholders or, if not so specified, as specified by the Attorneys-in-Fact, the undersigned's proportionate share of the proceeds in the Custodian's account after deduction of any expenses as provided herein. The Attorneys-in-Fact will notify you, at least two full business days prior to each Closing Date, of the names and denominations in which the new certificates are to be issued pursuant to this paragraph (provided the Attorneys-in-Fact have received such names and denominations from the Underwriters).

     On or promptly after each Closing Date, the Custodian shall return to the undersigned at the address specified by the undersigned certificates representing the number of Shares of Common Stock, if any, deposited herewith, which are in excess of the number of Seller Shares sold by the undersigned pursuant to the Underwriting Agreement, as instructed by the Attorneys-in-Fact. Any new certificates representing such excess number of Shares of Common Stock shall be in the name of the undersigned and bear such restrictive legends, if any, that were borne by the Certificates representing the Common Stock delivered herewith.
     The authority granted and conferred hereby is subject to and in consideration of the interests of the Company, the Underwriters and the Selling Stockholders. Accordingly, the Certificates deposited herewith and this Custody Agreement and your authority hereunder are subject to said interests, and this Custody Agreement and your authority hereunder are irrevocable by the undersigned and shall not be terminated or affected by any act of the signatory or by operation of law, whether by the death, disability or incapacity or the liquidation or dissolution of the undersigned, or by the occurrence of any other event or events (including, without limitation, the termination of any trust or estate for which the undersigned acts as a fiduciary), and, if after the execution hereof any such event or events shall occur before the completion of the transactions contemplated by the Underwriting Agreement and this Custody Agreement, you are nevertheless authorized and directed to deal with the Certificates and Stock Powers deposited hereunder in accordance with the terms and conditions hereof, as if such event or events had not occurred, regardless of whether or not you shall have received notice thereof.

     Notwithstanding the foregoing, in the event that the Power of Attorney is terminated pursuant to its terms prior to the Closing Date in respect of the Seller Shares, the Custodian shall promptly return the Certificates and the Stock Powers directly to the undersigned at the address specified by the undersigned.

     Until payment of the purchase price for the Shares of Common Stock to be sold by the undersigned pursuant to the Underwriting Agreement has been made in the amount and form provided in the Underwriting Agreement, the undersigned shall remain the owner of the Shares of Common Stock represented by the Certificates deposited herewith and shall have the right to vote such Shares and to receive all dividends and distributions thereon (if any).

     You shall be entitled to act and rely upon any statement, request, notice or instructions with regard to this Custody Agreement given to you by the Attorneys-in-Fact except as may be inconsistent with the express terms of this Agreement.
     It is understood that you assume no responsibility or liability to any person or undertake to take any action other than as set forth herein, and the undersigned agrees, severally and not jointly, to indemnify you and to hold you harmless with respect to anything done by you in good faith in accordance with the foregoing instructions and agrees that you may consult with counsel of your own choice (who may be counsel for the Company and the Selling Stockholders) and that you shall have full and complete authorization and protection for any action taken or suffered by you hereunder in good faith and in accordance with the opinion of such counsel.

     The undersigned represents, warrants and agrees, severally and not jointly, that he, she or it has full right, power, capacity and authority to execute and deliver this Custody Agreement, the Power of Attorney and the Underwriting Agreement, and to sell the Shares to be sold pursuant to this Custody Agreement and the Underwriting Agreement, and, upon delivery of the Seller Shares and payment therefor pursuant to this Agreement and the Underwriting Agreement, good and valid title to such Shares, free and clear of any security interest, claim, lien or other encumbrance, will pass to the purchaser of such Shares under the Underwriting Agreement.

     This Custody Agreement is for the benefit of, and may be relied upon by, the Company and its counsel, the Underwriters and their agents and counsel, the Selling Stockholders and their counsel, and the Custodian. This Custody
Agreement is binding upon the undersigned, the Custodian and the Company and their respective successors and assigns. Nothing in this Custody Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding two sentences any legal or equitable rights, remedy or claim under or in respect of this Custody Agreement or any provision contained herein.

     This Custody Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof.

     The undersigned will provide you with such evidence of the undersigned's authority as you may reasonably request.

     Please acknowledge your acceptance of the duties of custodian under this Custody Agreement and receipt of the Certificates and related stock powers deposited herewith by executing and returning to the undersigned the enclosed copy of this Custody Agreement with the Acknowledgment and Receipt set forth below completed and executed.
                                         Very truly yours,

                                         H. JAMES MAXWELL

                                         ___________________________________

                                         H. James Maxwell



                                         OFFENSE GROUP ASSOCIATES LIMITED

                                         By:
                                         ___________________________________

                                                  Name:

                                                  Title:
                                         OPPORTUNITY ASSOCIATES, L.P.

                                         By:
                                         ____________________________________

                                                  Name:

                                                  Title
                                         ARBCO ASSOCIATES, L.P.

                                         By:
                                         ____________________________________

                                                  Name:

                                                  Title
                                         KAYNE, ANDERSON NON-TRADITIONAL
                                         INVESTMENTS, L.P.

                                         By:

                                         ____________________________________

                                                  Name:

                                                  Title
                                         EVANSTON INSURANCE COMPANY

                                         By:
                                         ____________________________________

                                                  Name:

                                                  Title
                                         NOBEL INSURANCE COMPANY

                                         By:
                                         ____________________________________

                                                  Name:

                                                  Title
                                         AMOCO PRODUCTION COMPANY

                                         By:
                                         ____________________________________

                                                  Name:

                                                  Title
Acknowledged and received as

of the date first written above:

NOLAN SECURITIES CORPORATION

By:_______________________________

     Terence M. Nolan

     President

                              Schedule I to Selling
                         Stockholders' Custody Agreement


                                  Name of                    Number

                            Selling Stockholder              of Shares

H. James Maxwell                                             30,000

Offense Group Associates, L.P.                               70,000

Opportunity Associates, L.P.                                 40,826

Arbco Associates, L.P.                                       70,000

Kayne, Anderson Non-Traditional
Investments, L.P.
                                                             70,000

Evanston Insurance Company                                   81,653

Nobel Insurance Company                                      40,826

Amoco Production Company                                     2,000,000

Total                                                        2,403,305

Exhibit 1.2

                                  PANACO, INC.
                    Common Stock, par value, $.01 per share
                    SELLING STOCKHOLDER'S POWER OF ATTORNEY



                               _________ __, 1997



     H. James Maxwell
     Todd R. Bart
     c/o PANACO, Inc.
     1050 West Blue Ridge Boulevard
     PANACO Building
     Kansas City, MO  64145
Gentlemen:

     1. Introduction. The undersigned (sometimes referred to below as a Selling Stockholder) understands that PANACO, Inc., a Delaware corporation (the Company), has filed a registration statement on Form S-1 (File No. 333-18233 ) (as amended from time to time, the Registration Statement) under the Securities Act of 1933, as amended (the Act), in connection with the proposed sale by the Company and the stockholders of the Company set forth on Schedule I hereto (collectively, the Selling Stockholders) of an aggregate of 8,403,305 shares of the common stock, par value $.01 (the Common Stock). The Company and the Selling Stockholders have entered into an underwriting agreement (the Underwriting Agreement) with Nolan Securities Corporation as representative of the several underwriters named therein (the Underwriters) pursuant to which the Underwriters have been appointed as the exclusive agent of the Company and the Selling Stockholders to offer and sell the shares on a best efforts, all or none basis. The shares of Common Stock that the Company and the Selling Stockholders will offer and sell, through the Underwriters, are collectively referred to as the Shares.

     The undersigned desires to offer and sell to the public, through the Underwriters, that number of Shares (the Seller Shares) as are set forth next to the name of the undersigned in Schedule I hereto.

     2. Appointment. In connection with the foregoing, the undersigned hereby makes, constitutes and appoints each of H. James Maxwell and Todd R. Bart, or any one of them or their successors, with full power of substitution, the true and lawful attorneys-in-fact of the undersigned (said persons, or any one of them or their successors, being hereinafter referred to as the Attorneys-in-Fact), each one of them with full power and authority, in the name and on behalf of the undersigned, to do and perform the following as fully as could the undersigned if personally present and acting:

     (a) To execute and deliver a Custody Agreement, in substantially the form attached hereto as Exhibit A (the Custody Agreement), pursuant to which (i) one or more stock certificates representing the Seller Shares and (ii) stock powers (undated and in blank) with respect to such Seller Shares are being or will be delivered to, and deposited with, the Custodian (as defined in the Custody Agreement).

     (b) To sell to the Underwriters the Seller Shares at a purchase price per share (not to be less than $5.00 per share), net of the applicable underwriting discount but before deduction of any other offering expenses and at such underwriting discount (not to exceed 7% of the price per share at which the Shares are offered to the public) as the Attorneys-in- Fact, or any one of them, in his, her or their sole discretion determine pursuant to and as provided in the Underwriting Agreement referred to below; it being understood that if, for any reason, the net purchase price per share is less than $5.00 per share, or if the underwriting discount exceeds 7% of the price per share to the public, the Attorneys-in- Fact, or any one of them, will consult with each Selling Stockholder and, unless such Selling Stockholder consents to such lower price or higher underwriting discount, his, hers or its Seller Shares will not be sold in the offering.

     (c) For the purpose of effecting such sale, to execute and deliver an Underwriting Agreement (the Underwriting Agreement), in substantially the form of the draft thereof included as Exhibit 1.1 to the Registration Statement, among the Company, the Selling Stockholders and the Underwriters.

     (d) To take for the undersigned all steps deemed necessary or advisable by the Attorneys-in-Fact in connection with the registration of the Seller Shares under the Act, including, without limitation, filing the Registration Statement and any amendment thereto, requesting acceleration of effectiveness of the Registration Statement and such other steps as the Attorneys-in-Fact may in his, her or their sole discretion deem necessary or advisable.

     (e) To make, acknowledge, verify and file on behalf of the undersigned applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities laws, and to take any other action required to facilitate the qualification of the Seller Shares under the blue sky or securities laws of the jurisdictions in which the Shares are to be offered.

     (f) To give such orders and instructions to the Underwriters, the Custodian, the Company or to the transfer agent for the Common Stock, as the case may be, with respect to (i) the transfer on the books of the Company of the certificates representing the Seller

Shares (including the name in which the new certificates are to be issued and the denominations thereof consistent with information delivered to the Attorney-in-Fact by the Underwriters), (ii) the delivery to or for the account of the Representative of the certificate or certificates representing the Seller Shares to be sold on each Closing Date (as defined in the Underwriting Agreement) against receipt by the Custodian of the purchase price therefor,
(iii) the payment of any costs and expenses payable by the undersigned pursuant to the terms of the Underwriting Agreement (which are not otherwise agreed to be paid by the Company, if any), including without limitation any transfer taxes,
(iv) the remittance to the undersigned of the net proceeds less expenses, if any, from the sale of the Seller Shares, and (v) the delivery to or for the account of the undersigned of a certificate or certificates representing the number of the Seller Shares that are not sold to the Underwriters.

     (g) To accept and acknowledge receipt of any and all documents delivered or deliverable to the undersigned as a Selling Stockholder, and acknowledge receipt of any and all checks, drafts or funds payable to the undersigned as a result of the sale of Seller Shares pursuant to the Underwriting Agreement.

     3. Irrevocable Power; Termination. This Power of Attorney and all authority conferred hereby are granted and conferred subject to and in consideration of the interests and for the benefit of the Underwriters, the Selling Stockholders and the Company, and in consideration of those interests, and for the purpose of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney, this Power of Attorney is an agency coupled with an interest and all authority conferred hereby shall be irrevocable and shall not be terminated by any act of the undersigned or by operation of law, whether by the death, disability or incapacity of the undersigned (if a natural person) or the liquidation or dissolution of the undersigned (if other than a natural person), or by the occurrence of any other event or events (including, without limitation, the termination of any trust or estate for which the undersigned acts as a fiduciary). If the undersigned should die, become disabled or incapacitated or be liquidated or dissolved, or if any other such event or events shall occur before the completion of the transactions contemplated by the Underwriting Agreement and this Power of Attorney, the Attorneys-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such death, disability, incapacity, liquidation or dissolution or such other event or events had not occurred and regardless of notice thereof.

     Notwithstanding the foregoing, if the Closing Date (as defined in the Underwriting Agreement) shall not have occurred prior to March 31, 1997 or if the Underwriting Agreement is earlier terminated pursuant to its terms, then, from and after such date, the undersigned shall have the power to revoke all authority hereby conferred by giving written notice to the Attorneys-in-Fact and the Custodian that this Power of Attorney has been terminated, subject, however, to all lawful action taken by any or all of the Attorneys-in-Fact pursuant to this Power of Attorney prior to the actual receipt of such notice.

     4. Ratification; Several Actions. Each Attorney-in-Fact shall have full power to make and substitute any other person as Attorney-in-Fact in his or her place and stead, and the undersigned hereby ratifies and confirms all that the Attorneys-in-Fact or such substitute or substitutes shall do by virtue of this Power of Attorney. All actions hereunder may be taken by any one of the persons named herein as Attorneys-in-Fact or their respective substitutes. In the event of the death or incapacity of any Attorney-in-Fact, the remaining Attorneys-in-Fact shall appoint a substitute therefor. The term Attorneys-in-Fact as used herein shall include their respective substitutes. Upon substitution of any other person as Attorney-in-Fact, prompt notice of such substitution shall be given to the undersigned.

     5. Representations and Warranties. The undersigned, severally and not jointly, hereby represents, warrants and agrees that:

     (a) This Power of Attorney has been duly authorized, executed and delivered by the undersigned having full right, power, capacity and authority to do so.

     (b) The undersigned has carefully reviewed the form of the Underwriting Agreement, and the undersigned represents and warrants that each representation and warranty contained in Section l(b) of the Underwriting Agreement is true and correct as to the undersigned in all material respects and will also be true and correct in all material respects as of each Closing Date. In addition, the undersigned agrees to perform its obligations under the Underwriting Agreement, Custody Agreement, Power of Attorney and Lock-up Agreement.

     (c) The undersigned has carefully reviewed the Registration Statement and will carefully review each amendment thereto upon receipt thereof from the Company, and the undersigned hereby represents and warrants that the information relating to the undersigned which is set forth therein is, and will on each Closing Date be, true, correct and complete in all material respects.

     (d) Except for KA Associates, Inc., which is a member of the National Association of Securities Dealers, Inc., and which is an affiliate of each of Offense Group Associates Limited, Opportunity Associates, L.P., Arbco Associates, L.P., and Kayne, Anderson Non-Traditional Investments, L.P., neither the undersigned nor, to the best of the undersigned's knowledge, any associate of the undersigned is affiliated with any member of the National Association of Securities Dealers, Inc. or any firm directly or indirectly engaged in the securities business as a broker or dealer, as (i) an employee acting in any capacity including that of an officer or registered representative, (ii) a director or partner, or (iii) an equity investor or debt investor. (Investments in publicly held corporations which in turn have investments in firms in the securities business need not be disclosed or included if the investment in the publicly held corporation is of the same class of security as is publicly held and does not exceed 5% of such class.)

     (e) The undersigned has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares, and the undersigned has not purchased and will not purchase any shares of Common Stock or otherwise engage in stabilization or other activities in violation of the Securities Exchange Act of 1934, as amended and the rules and regulations of Commission thereunder in connection with the offering of the Shares.

     6. Authorization to Use Information. The undersigned hereby authorizes the Attorneys-in-Fact to furnish the information concerning the undersigned which is set forth in this Power of Attorney to the Commission, to the Underwriters, to the other Selling Stockholders, to the National Association of Securities Dealers, Inc., to the Nasdaq Stock Market, Inc. and to the Company for use by them in connection with the offering of the Shares and the preparation of the Registration Statement and the Prospectus included therein. The undersigned represents and warrants, severally and not jointly, to the Company, the Underwriters and their respective counsel that such information is true and correct, and agrees to notify the Attorneys-in-Fact immediately if there is any change in any of such information prior to the effective date of the Registration Statement. You and all of such persons and firms may consider that there has been no such change unless advised to the contrary in writing.

     7. Reliance; Indemnification. Each Attorney-in-Fact may act upon any instrument or other writing believed by him, her or it to be genuine and to be signed or presented or caused to be sent by the proper person. The undersigned hereby, agrees, severally and not jointly, to indemnify and hold the Attorneys-in-Fact free and harmless from and against any and all costs, damages, judgments, reasonable attorneys' fees and disbursements, reasonable expenses, losses or liabilities of any kind or nature which the Attorneys-in-Fact may incur or sustain as a result of any action taken by them in good faith hereunder.

     8. Compensation. It is understood that the Attorneys-in-Fact shall serve entirely without compensation, except as expressly provided in the foregoing
Section 7.

     9. Governing Law. This Power of Attorney shall constitute an instrument under seal and be governed by and construed in accordance with the Laws of the State of New York, without regard to the choice of law provisions thereof.

     10. Ratification. The undersigned hereby ratifies and confirms all that each or all of the aforesaid Attorneys-in-Fact shall do by virtue of these presents.

                                Very truly yours,



                                H. JAMES MAXWELL

                                ____________________________________________

                                H. James Maxwell



                                OFFENSE GROUP ASSOCIATES LIMITED

                                By:      ___________________________________

                                         Name:

                                         Title:
                                OPPORTUNITY ASSOCIATES, L.P.

                                By:       ____________________________________

                                         Name:

                                         Title
                                ARBCO ASSOCIATES, L.P.

                                By:       ____________________________________

                                         Name:

                                         Title
                                KAYNE, ANDERSON NON-TRADITIONAL
                                INVESTMENTS, L.P.

                                By:       ____________________________________

                                         Name:

                                         Title
                                EVANSTON INSURANCE COMPANY

                                By:       ____________________________________

                                         Name:

                                         Title
                                NOBEL INSURANCE COMPANY

                                By:       ____________________________________

                                         Name:

                                         Title
                                AMOCO PRODUCTION COMPANY

                                By:       ____________________________________

                                         Name:

                                         Title

                         Schedule I to Power of Attorney

                                  Name of                    Number

                            Selling Stockholder              of Shares

H. James Maxwell                                             30,000

Offense Group Associates, L.P.                               70,000

Opportunity Associates, L.P.                                 40,826

Arbco Associates, L.P.                                       70,000

Kayne, Anderson Non-Traditional
Investments, L.P.
                                                             70,000

Evanston Insurance Company                                   81,653

Nobel Insurance Company                                      40,826

Amoco Production Company                                     2,000,000

Total                                                        2,403,305

Exhibit 10.18

                         PANACO, INC. WARRANT AGREEMENT
                         dated as of _________ __, 1997

                                 by and between

                                  PANACO, INC.


                                      and

                          NOLAN SECURITIES CORPORATION

TABLE OF CONTENTS

RECITALS.



Section 1.           Form of Warrant............................................

    Section 2....... Registration
 ....................

    Section 3....... Transfer and Exchanges
 ....................

    Section 4....... Exercise of the Warrant
 ....................

    Section 5....... Adjustment to Exercise Price and Number
                     of Shares of Common Stock
 ....................

    Section 6....... Payment of Taxes
 ....................

    Section 7....... Mutilated or Missing Warrant Certificate
 ....................

    Section 8....... Reservation of Common Stock
 ....................

    Section 9....... Piggyback Registration
 ....................

    Section 10...... Piggyback Registration Procedures
 ....................

    Section 11......  Piggyback Registration Expenses
 ....................

    Section 12...... Fractional Interests
 ....................

    Section 13...... Notices to Warrantholders
 ....................

    Section 14...... Successors
 ....................

    Section 15...... Indemnification
 ....................

    Section 16...... Delaware Contract
 ....................

    Section 17...... Benefits of this Warrant Agreement
 ....................

    Section 18...... Counterparts and Amendments
 ....................

WARRANT AGREEMENT dated as of ___________ __, 1997 between PANACO, INC., a Delaware corporation (the Company), and NOLAN SECURITIES CORPORATION a Connecticut corporation, and its designees, transferees or assigns, (Nolan).


     WHEREAS, the Company proposes to issue to Nolan a warrant (the Warrant) to purchase an aggregate of up to 726,050 shares of its common stock, par value $.01 per share (Common Stock).


     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     Section 1. Form of WarrantSection 1. Form of Warrant. The text of the certificate evidencing the Warrant (the Warrant Certificate) and of the forms of elections to exercise the Warrant shall be substantially as set forth in Exhibit A attached hereto. Until 5:00 p.m., New York time, on ________ __, 1999 (Expiration Date), the Warrant shall entitle the registered holder thereof to purchase shares of Common Stock at any time, and from time to time, in whole or in part, at a purchase price of $ [public offering price] per share, except as provided for adjustment herein, during the period from the date the Warrant is issued until the Expiration Date. The Warrant Certificate shall be executed on behalf of the Company by the President or Vice President of the Company, under its corporate seal attested by the Secretary or Assistant Secretary of the Company.

     The Warrant Certificate shall be dated as of the date of issuance of the Warrant evidenced thereby either upon initial issuance or upon transfer.

     Section 2. RegistrationSection 2. Registration. The Company shall maintain books for the registration and registration of transfer of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue to Nolan a Warrant Certificate to purchase ten percent (10%) of the total number of shares of Common Stock sold by the Company in the proposed public offering of Common Stock, commencing on ______ __, 1997, up to a total of 726,050 shares of Common Stock, and will register the Warrant in Nolan's name.

     Section 3. Transfer and ExchangesSection 3. Transfer and Exchanges. The Company shall register the transfer, from time to time, of the outstanding Warrant or any portion thereof to designees, transferees or assignees of Nolan, upon the books to be maintained by the Company for that purpose pursuant to
Section 2 of this Warrant Agreement, upon surrender of the related Warrant Certificate properly endorsed for transfer or accompanied by appropriate instructions for transfer. Upon
                                                  -1-
each such transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Company. Upon any such transfers, the terms of this Agreement shall apply to each respective transferee by virtue of such transfer, and the term Warrant shall apply to the Warrant or any portion thereof.

     The Warrant Certificate may be exchanged at the option of the holder thereof, when surrendered at the principal office of the Company in Kansas City, Missouri, for another Warrant Certificate or Certificates representing in the aggregate the right to purchase a like number of shares.

     Section 4. Exercise of the WarrantSection 4. Exercise of the Warrant.

     A. Subject to the provisions of this Warrant Agreement, each registered holder of the Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to each such registered holder) prior to the Expiration Date fully paid and nonassessable shares of Common Stock upon surrender to the Company at its principal office in Kansas City, Missouri of the related Warrant Certificate, with the form of election to exercise annexed thereto duly completed and executed, and upon payment to the Company of the applicable Warrant Price. Payment of the Warrant Price may be made in cash or by certified check. In addition to the foregoing methods of payment in respect of the exercise of the Warrant, the exercise price of the Warrant may also be paid by delivery to the Company or its designated agent of an executed irrevocable Warrant exercise form together with irrevocable instructions to a broker-dealer or underwriter in form and substance satisfactory to the Company to sell a sufficient portion of the shares of Common Stock underlying the Warrant and deliver the sale proceeds directly to the Company in payment of the exercise price. The Warrant may be exercised only for full shares of Common Stock.

     B. Subject to Section 6 of this Warrant Agreement, upon such surrender of the Warrant for exercise (accompanied by payment of the Warrant Price upon exercise), the Company shall issue and deliver with all reasonable dispatch to or upon the written order of the registered holder of such Warrant and in such name or names as such registered holder may designate, a certificate for the number of full shares of Common Stock so purchased upon the exercise of such Warrant. Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the due surrender of such Warrant. The rights of purchase represented by any Warrant Certificate shall be exercisable, at the election of each registered holder thereof, either as an entirety or from time to time for part of the shares of Common Stock which such holder may be entitled to receive upon exercise of the Warrant evidenced thereby and, in the event that any Warrant Certificate is surrendered for exercise of less than the full amount of the Warrant to purchase Common Stock represented thereby, the Company will issue and deliver a new Warrant
                                                  -2-

Certificate to such registered holder for the remaining portion of the Warrant represented by the Warrant Certificate so surrendered.

     C. Nolan will not, for a period of 180 days from the date hereof, without the prior written consent of the Company, offer, sell or contract to sell, or otherwise dispose (or announce any offer, sale, pledge, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of, directly or indirectly, any shares of the Common Stock issuable upon exercise of the Warrants or options or other rights to acquire, or securities convertible into, or exchangeable for, such shares of Common Stock; provided Nolan may transfer Warrants to other member firms of the National Association of Securities Dealers, Inc. which are participants in the offering of the Company's Common Stock in connection herewith, provided further such transferees also agree to be bound by the provisions of this Section 4C.

     Section  5.  Adjustment  to  Exercise  Price and Number of Shares of Common
Stock

     A. The exercise price and the number of shares of Common Stock underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:
     1. Stock Dividends - Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a sub-division or a split-up of shares of Common Stock or other similar event, then, on the effective day thereof, the number of shares of Common Stock issuable on exercise of the Warrant shall be increased in proportion to such increase in outstanding shares.

     2. Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of the Warrant shall be decreased in proportion to such decrease in outstanding shares.
     3. Adjustments in Exercise Price. Whenever the number of the shares of Common Stock upon the exercise of this Warrant is adjusted, as provided in this
Section 5A, the exercise price shall be adjusted (to the nearest cent) by multiplying such exercise price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of the shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment and (y) the denominator of which shall be the number of the shares of Common Stock so purchasable immediately thereafter.

     4. Reorganizations, etc. If after the date hereof, any capital
                                                  -3-
reorganization or reclassification of the Common Stock of the Company (other than covered by paragraphs 1 and 2 above), or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful, fair and adequate provision shall be made whereby Nolan shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock of the Company equal to the number of shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrant, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event, adequate and appropriate provision shall be made with respect to the rights and interests of Nolan to the end that the provisions hereof (including, without limitation, provisions for adjustments of the exercise price and of the number of shares of Common Stock purchasable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume, by written instrument executed and delivered to Nolan, its obligation to deliver such shares of stock, securities, or assets which, in accordance with the foregoing provisions, Nolan may be entitled to purchase.

     5. Changes in Warrant. The Warrant need not be changed because of any change pursuant to this Section, and the Warrant issued after such change may state the same exercise price and the same number of warrants as are initially issued pursuant to this Warrant Agreement.

     B. Substitute Warrant. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to Nolan a supplemental Warrant providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the Expiration Date) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided in this Section
                                                  -4-

     5. The above provision of this Section shall similarly apply to successive consolidations or mergers.

     Section 6. Payment of TaxesSection 6. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any registration of transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

     Section 7. Mutilated or Missing Warrant CertificateSection 7. Mutilated or Missing Warrant Certificate. In case the Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of the substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate evidencing a like number of shares of Common Stock, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to the Company. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     Section 8. Reservation of Common StockSection 8. Reservation of Common Stock. The Company shall at all times keep reserved, out of the authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the Warrant, and the Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's Common Stock issuable upon the exercise of the Warrant are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company agrees that all shares of Common Stock issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such shares, validly issued and outstanding, fully paid and nonassessable. A Warrant Certificate surrendered upon the exercise of the Warrant shall be canceled by the Company and such canceled Warrant Certificate shall constitute sufficient evidence of the number of shares of Company Common Stock which have been issued upon the exercise of the Warrant evidenced thereby.

     Section 9. Piggyback RegistrationSection 9. Piggyback Registration.

     A. Whenever the Company proposes at any time following the date of this Warrant Agreement until __________ ___, 1999, to register any of its Common Stock under the
                                                  -5-

Securities Act of 1933, as amended, (the Securities Act) (a Piggyback Registration) (other than pursuant to Form S-8 or any successor form) and the registration form to be used may be used for the registration of Common Stock issued or issuable by way of exercise of the Warrant (Registrable Securities), the Company will give prompt written notice to all holders of the Warrant and Registrable Securities of its intention to effect such a registration, and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the date the Company's notice is received by such holders.

     B. The Registration Expenses of the holders of Registrable Securities as defined in Section 11 of this Warrant Agreement will be paid by the Company in the Piggyback Registration.

     C. If the Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range reasonably acceptable to the Company, the Company will include in such registration (a) first, the securities the Company proposes to sell, (b) second, the Registrable Securities requested to be included therein and any other securities requested to be included therein by other holders entitled to request inclusion of their securities in such registration, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of Registrable Securities requested to be included therein and any other securities requested to be included therein by other holders entitled to request inclusion of their securities in such registration, subject to the prior rights of the holders of the warrants originally issued to Kayne, Anderson Investment Management, Inc. or any of their affiliates or purchasers therefrom of securities issued by the Company, and (c) third, other securities requested to be included in such registration.

     D. If the Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's Common Stock, and the managing underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range reasonably acceptable to the holders initially requesting such registration, the Company will include in such registration (a) first, the securities requested to be included therein by the holders requesting such registration, and (b) the Registrable Securities and any other securities requested to be included in such registration by other holders entitled to request inclusion of their securities in such registration, pro rata among the holders of such securities on the basis of the number of Registrable Securities requested to be included therein and any other securities requested to be included therein by other holders entitled to request inclusion of their securities in such registration, subject to the prior rights of the holders of the warrants originally issued to Kayne, Anderson Investment Management, Inc. or any of their affiliates or purchasers therefrom of securities issued by the Company.

     Section 10. Piggyback Registration ProceduresSection 10. Piggyback Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

     6. prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed);

     7. prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers set forth in such registration statement;

     8. furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     9. use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     10. promptly notify each seller of such Registrable Securities, at any
                                                  -7-
time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.
     11. use its best reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or on the NASDAQ Stock Market on which Common Stock issued by the Company are then listed and;

     12. provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     13. enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     14. subject to obtaining a confidentiality agreement in reasonably acceptable form, make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, independent accountants and attorneys to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     15. comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     16. permit any holder of Registrable Securities which holder, in its sole exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material relating to such holder, furnished to the Company in
                                                  -8-
writing, which in the reasonable judgment of such holder and its counsel should be included; and
     17. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement or sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

     Section 11. Piggyback Registration ExpensesSection 11. _Piggyback Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called Registration Expenses), will be paid by the Company.

     Section 12. Fractional Interests.Section 12. Fractional Interests The Company shall not be required to issue fractions of shares of Common Stock on the exercise of the Warrant and the Company will pay the cash value of any fractions otherwise issuable.

     Section 13. Notices to Warrantholders.Section 13. Notices to Warrantholders

     A. Right to Receive Notice. Nothing herein shall be construed as conferring upon Nolan, as a holder of the Warrant, the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrant or its exercise in full, any of the events described in Section 13B below shall occur, then, in the event of one or more of said events, the Company shall give written notice of such event at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the closing of the transfer books, as the case may be.

     B. Events Requiring Notice. The Company shall be required to give the notice described in this Section 13 upon one or more of the following events:
(i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall
                                                  -9-
offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company or a sale of all or substantially all of its property, assets and business shall be proposed.

     C. Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the exercise price pursuant to Section 5 hereof, send notice to Nolan of such event and change (Price Notice). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

     D. Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service: (i) if to Nolan, to the following addresses:

                                    Nolan Securities Corporation

                                    7 Academy Street
                                    Salisbury, CT  06068

     or as subsequently updated on the books of the Company, or (ii) if to the Company, to the following address or such other address as the Company may designate by notice to the Holder:
                                    PANACO, Inc.

                                    1050 West Blue Ridge Blvd.
                                    PANACO Building
                                    Kansas City, MO 64115-1216
                                    Attn:  Corporate Secretary

     Section 14. Successors.Section 14. Successors All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or Nolan shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 15. Indemnification.Section 15. Indemnification The Company and its successors and assigns shall indemnify Nolan and its officers, directors and stockholders with respect to the Registrable Securities to be sold pursuant to any registration statement or prospectus hereunder and each person, if any, who controls Nolan within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (Exchange Act) against all
                                                  -10-
loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement or prospectus. Nolan, its successors and assigns, and each holder of Registrable Securities (on a severally and not jointly basis), shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expenses or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished to the Company by or on behalf of such respective holders, or their successors or assigns, in writing, for specific inclusion in such registration statement or prospectus.

     Section 16. Delaware ContractSection 16. Delaware Contract. This Warrant Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

     Section 17. Benefits of this Warrant AgreementSection 17. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any person or corporation other than the Company, Nolan and each other registered holder of Warrants any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of the Company, Nolan and each other registered holder of Warrants.

     Section  18.  Counterparts  and   AmendmentsSection  18.  Counterparts  and
Amendments. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. No amendment or modification of this Agreement shall be of any force or effect unless in writing and signed by all the parties thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed as of the day and year first above written.
                    PANACO, INC.

                     By:  _______________________________________



                             Name:             H. James Maxwell
                             Title:   Chief Executive Officer and President
                     NOLAN SECURITIES CORPORATION



                     By:  ________________________________



                             Name:             Terence M. Nolan
                             Title:   President

                                    EXHIBIT A

              VOID AFTER 5:00 P.M. NEW YORK TIME, [_____ __, 1999]
                          NOLAN SECURITIES CORPORATION


               WARRANT TO PURCHASE _______ SHARES OF COMMON STOCK


                                  PANACO, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
                  WARRANT CERTIFICATE REPRESENTING A WARRANT TO
                     PURCHASE COMMON STOCK, $.01 PAR VALUE,
     AT $[public offering price] PER SHARE UNTIL 5:00 P.M. NEW YORK TIME ON
                             __________ ___, 1999.


     This certifies that, for value received, PANACO, INC., a Delaware corporation (the Company), upon the surrender of this Warrant Certificate to the Company as provided in the Warrant Agreement dated as of __________ ___, 1997 (as amended, supplemented or modified from time to time, (the Warrant Agreement) between the Company and NOLAN SECURITIES CORPORATION, or its designees, transferees, or assigns, provided, and only if, this Warrant Certificate shall be so surrendered on or prior to 5:00 P.M., New York time, on __________ ___, 1999 being referred to herein as the Expiration Date, will sell and deliver, or cause to be sold and delivered to

                          NOLAN SECURITIES CORPORATION

     its designees, transferees, or assigns, subject to the terms and conditions herein set forth, a certificate for fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company (Common Stock) upon payment of the Warrant Price, as defined below, for the Warrant represented hereby which is then exercised. The warrant price payable on the exercise of each Warrant (referred to herein as the Warrant Price) shall be $[public offering price] per share of Common Stock subject to adjustment as provided in the Warrant Agreement until 5:00 P.M. New York time on _________ ___, 1999.

     This Warrant and the shares of common stock issuable upon exercise have not been registered pursuant to the Securities Act of 1933, as amended, and may be offered or sold only if registered under such Act or if an exemption therefrom is available.

     As provided in the Warrant Agreement, the Warrant Price is payable, upon the exercise of the Warrant, either in cash or by certified check, or as otherwise provided therein. In the event that less than the full amount of the Warrant to purchase Common Stock represented by this Warrant Certificate is exercised, a new Warrant Certificate for the remaining portion will be issued on such surrender.

     Upon the exercise of the Warrant represented by this Warrant Certificate, the accompanying form of election to purchase must be duly executed. In any case, the accompanying instructions for the registration and delivery of Common Stock must be filled in.

     This Warrant Certificate is issued under, and the Warrant represented hereby is subject to, the terms and provisions contained in the Warrant Agreement, to all the terms and provisions of which the registered holder of this Warrant Certificate, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof and the rights and obligations of the Company thereunder. Copies of said Warrant Agreement are on file at the principal office of the Company in Kansas City, Missouri.

     No fractional shares will be issued upon the exercise of the Warrant represented by this Warrant Certificate and the Company will pay the cash value of any fractions otherwise issuable.

     This Warrant Certificate is transferable at the principal office of the Company in Kansas City, Missouri, by the registered holder hereof in person or by attorney duly authorized in writing but only in the manner and subject to the terms and provisions contained in the Warrant Agreement, and upon surrender of this Warrant Certificate. Upon any such transfer, a new Warrant Certificate representing in the aggregate a like number of shares of Common Stock will be issued to the transferee in exchange for this Warrant Certificate.

     This Warrant Certificate, when surrendered at the principal office of the Company in Kansas City, Missouri, by the registered holder in person or by attorney duly authorized in writing, may be replaced, in the manner and subject to the limitations provided in the Warrant Agreement, by another Warrant Certificate representing in the aggregate a like number of shares of Common Stock.

     The holder of this Warrant Certificate shall not be entitled to any of the rights of a stockholder of the Company prior to the exercise hereof.

     IN WITNESS WHEREOF, PANACO, Inc. has caused this Warrant Certificate to be duly executed and delivered by its Chief Executive Officer and President and its corporate seal to be impressed hereon and attested by its Secretary.
                                    PANACO, INC.


                                    By:__________________________________



                                      Name:  H. James Maxwell



                                      Title:    Chief Executive Officer and
                                    President



                                    ATTEST:





                                    By:____________________________________
                                      Name:
                                      Title:   Secretary

                              ELECTION TO EXERCISE
To:      PANACO, Inc.:

     The undersigned hereby irrevocably elects to exercise the within Warrant to purchase ____________ shares of Company Common Stock provided for therein and tenders herewith payment of the Warrant Price in full either by payment of $__________ in cash or by certified check. In addition to the foregoing methods of payment in respect of the exercise of the Warrant, the exercise price of the Warrant may also be paid by delivery to the Company or its designated agent of an executed irrevocable Warrant exercise form together with irrevocable instructions to broker-dealer or underwriter in form and substance satisfactory to the Company to sell a sufficient portion of the shares of Common Stock underlying the Warrant and deliver the sale proceeds directly to the Company in payment of the exercise price. The undersigned requests that certificates for such shares shall be issued in the name of:

         _______________________________________________

                           (Please Print)

         _______________________________________________

                  /IDENTIFYING OR SOCIAL SECURITY NUMBER/

         /_________/_________/_________

and be delivered to _____________________________________

                                    (Name)

at ____________________________________________________

   (Street Address)            (City)       (State)         (Zip Code)

     and, if said number of shares shall not be all the shares purchasable under the Warrant represented by this Warrant Certificate, that a new Warrant Certificate for the remaining portion of the Warrant be registered in the name of, and delivered to, the undersigned at the address stated below;

Name of Warrantholder:________________________________

       (Please Print)

Address:_____________________________________________

                           (Street)

____________________________________________________

(City)               (State)                     (Zip Code)

Dated:_______________________

Signature:____________________________________________

     Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever.

                                   ASSIGNMENT

     FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto ____________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:
__________________________ attorney, to transfer said Warrant on the books of the within named Corporation, with full power of substitution in the premises.

Dated:___________________________

Signature:_______________________________________


     Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatever.

         Signature Guaranteed:


________________________________________________

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, Barrett & Associates consents to the use of our reports and to all references to our firm included in or made a part of this Registration Statement on Form S-1 filed with the Securities and Exchange Commission by PANACO, Inc. under the Securities Act of 1933, as amended, including any references to our firm as experts.





                                                            BARRETT & ASSOCIATES



Overland Park, Kansas
January 29, 1996


                                                   Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made a part of this Registration Statement on Form S-1.



                                                             ARTHUR ANDERSEN LLP



Kansas City, Missouri
January 29, 1996